Schedule 14C

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

GENERAL EMPLOYMENT ENTERPRISES, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

GENERAL EMPLOYMENT ENTERPISES, INC.

184 Shuman Blvd., Suite 420

Naperville, Illinois 60563

March 6, 2015

NOTICE OF ACTION TAKEN

PURSUANT TO A WRITTEN CONSENT OF SHAREHOLDERS

To our Shareholders:

General Employment Enterprises, Inc. (the “Company”) hereby gives notice to the holders of its common stock (“Common Stock”), that certain holders of greater than one half (1/2) of the voting power of its outstanding Common Stock are taking certain action by written consent, which is set forth in Appendix A hereto, to approve of the issuance of greater than 20 percent of the Company’s outstanding Common Stock for the acquisition of Scribe Solutions, Inc., et al (“Scribe”).

The Company’s Common Stock is listed and traded on the NYSE MKT under the symbol “JOB.” Under the NYSE MKT rules, the holders of a majority of the outstanding shares of the Common Stock must approve the issuance of the Common Stock because we will have issued securities equal to or in excess of 20 percent of the number of shares of Common Stock outstanding before such issuance. Section 7.10 of the Illinois Business Corporation Act (“IBCA”) and our organizational documents permit any action that may be taken at a meeting of the shareholders to be taken by written consent by the holders of the number of shares of voting stock required to approve the action at a meeting. Accordingly, the holders of a majority of the outstanding shares of the Common Stock have approved the issuance of the Common Stock for the acquisition of Scribe, subject to the terms and conditions set forth more fully in this Information Statement. All necessary corporate approvals in connection with the matters referred to in this Information Statement have been obtained, subject to such notice requirement. This Information Statement is being furnished to all shareholders of the Company pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, solely for the purpose of informing shareholders of these corporate actions before they take effect. In accordance with Rule 14c-2 under the Exchange Act, the shareholder consent is expected to become effective twenty (20) calendar days following the mailing of this information statement.

We are mailing this Information Statement to our holders of record as of the close of business on December 10, 2014. This Information Statement is being provided to you for your information to comply with the requirements of the Securities Exchange Act of 1934, as amended. You are urged to read this Information Statement carefully in its entirety. However, no action is required on your part in connection with this document. No shareholder meeting will be held in connection with this Information Statement. We are not asking you for a proxy and you are requested not to send us a proxy.

We thank you for your continued support.

By order of the Board of Directors
Dennis Baker
Chairperson of the Board of Directors

GENERAL EMPLOYMENT ENTERPRISE, INC.

184 Shuman Blvd., Suite 420

Naperville, Illinois 60563

INFORMATION STATEMENT

We are required to deliver this Information Statement to holders of our common stock (the “Common Stock”) in order to inform them that certain holders of greater than one-half (1/2) of the voting power of our outstanding Common Stock, without holding a meeting of shareholders at which shareholders would be entitled to vote, have taken certain actions that would normally require such a meeting. December 10, 2014 has been fixed as the record date for the determination of shareholders who are entitled to receive this Information Statement.

THIS INFORMATION STATEMENT IS FIRST BEING SENT OR GIVEN TO THE HOLDERS OF OUR COMMON STOCK ON OR ABOUT MARCH 6, 2015.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

SUMMARY TERM SHEET

This Summary Term Sheet and the section entitled “Questions and Answers About the Acquisition” summarize certain information contained in this Information Statement, but do not contain all of the information that is important to you. You should carefully read this entire Information Statement, including the attached Appendices.

ISSUANCE OF UP TO 640,000 SHARES OF SERIES A PREFERRED STOCK & ISSUANCE OF WARRANTS TO PURCHASE UP TO 6,400,000 SHARES OF OUR COMMON STOCK

On December 11, 2014, General Employment Enterprises, Inc. (the “Company”) entered into a Stock Exchange Agreement (the “SCRIBE Agreement”) with Brittany M. Dewan as Trustee of the Derek E. Dewan Irrevocable Living Trust II dated the 27th of July, 2010, Brittany M. Dewan, individually, Allison Dewan, individually, Mary Menze, individually, and Alex Stuckey, individually (collectively, the “Scribe Shareholders”). Pursuant to the terms of the SCRIBE Agreement the Company will acquire 100% of the outstanding stock of Scribe Solutions Inc., (“Scribe”) from the Scribe Shareholders for 640,000 shares of Series A Preferred Stock (the “Preferred Stock”) of the Company. In addition, the Company will exchange warrants to purchase up to 6,400,000 shares of the Company’s common stock, for $0.20 per share, with a term of 5 years (the “Warrants”), for Scribe warrants held by three individuals. The issuances of Preferred Stock and Warrants by the Company shall be effected in reliance on the exemptions from registration afforded by Section 4(a)(2) of the Securities Act of 1933, (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The transactions set forth in the SCRIBE Agreement are based on a valuation of Scribe of not less than $6,400,000.

The transaction has been unanimously approved by the written consent of the Board of Directors of the Company (the “Board”) and the holders of a majority of the Company’s outstanding common stock. The closing of the transactions set forth in the SCRIBE Agreement is subject to customary conditions to closing, and is expected to occur prior to March 31, 2015.

The Company’s Common Stock is listed and traded on the NYSE MKT under the symbol “JOB.” The Company must obtain the approval of the Company’s shareholders in accordance with Sections 705 and 712 of the NYSE MKT Company Guide in order for the NYSE MKT to approve the application to list the additional shares to be issued. Section 712 of the NYSE MKT Company Guide requires shareholder approval as a prerequisite to approval of applications to list additional shares to be issued when the present or potential issuance of Common Stock (or securities convertible into Common Stock) could result in an increase in outstanding common shares of 20% or more. The issuance of the Preferred Stock and of the Warrants in the transactions set forth in the SCRIBE Agreement could result in the issuance of Common Stock greater than 20% of the currently outstanding number of shares of Common Stock.

Under Illinois law, our Board has the authority to issue securities of the Company in such amounts and for such consideration as the Board may deem appropriate under Section 6.25 of the IBCA.

The foregoing transactions were approved by our Board at a special meeting on December 9, 2014, and by two shareholders that hold a majority of our issued and outstanding Common Stock by a written consent dated December 11, 2014.

This Information Statement is being mailed on or about March 6, 2015, to our shareholders of record on December 10, 2014. The actions described in this Information Statement will not become effective until the 21st day after the Information Statement is mailed to our shareholders. On or after such time, the actual share certificates covering 640,000 shares of Preferred Stock and the Warrants to purchase up to 6,400,000 shares of Common Stock will be issued to the Scribe Shareholders upon the satisfaction of certain requirements set forth in the SCRIBE Agreement.

QUESTIONS AND ANSWERS ABOUT THE ACQUISITION

Q: Why am I receiving this Information Statement?

A: The Company has agreed to acquire Scribe under the terms of the SCRIBE Agreement as described in this Information Statement. We are mailing this Information Statement to our holders of record as of the close of business on December 10, 2014. This Information Statement is being provided to you for your information to comply with the requirements of the Securities Exchange Act of 1934, as amended. You are urged to read this Information Statement carefully in its entirety. However, no action is required on your part in connection with this document. We are not asking you for a proxy and you are requested not to send us a proxy.

A copy of the agreement is attached to this information statement as Appendix B, which we encourage you to read.

Q: When and where is the stockholder meeting?

A: No shareholder meeting will be held in connection with this Information Statement.

Q: Why is the Company acquiring Scribe?

A: The Company is a staffing company that is publicly traded under the ticker symbol JOB, with approximately $40 million in revenue. The staffing industry has more than $100 billion in annual sales and is expected to grow at a rate higher than 10% per year. This outlook is only expected to improve with anticipated additional governmental regulation, such as the new health care requirements and as companies increase their use of staffing companies to augment their human resource requirements.

The staffing industry is highly competitive with few barriers to entry, other than access to working capital, as many of the companies strategically use their staffing companies to extend their own cash flow requirement for payroll. This has created a dynamic where more than 6,000 staffing firms in the United States have been open for more than one year. There are only a few staffing companies with more than $100 million in revenue and the majority of staffing companies have less than $5 million in annual revenue.

The Company is caught in the middle of the industry, not big enough to fully capitalize on economies of scale, however too big to not have a corporate reporting structure. The Company is also a public entity, which makes it subject to the reporting requirements of the Exchange Act of 1934 and increases its need for a corporate governance structure. Being a public company, however, also enables the Company to incentivize its employees with equity and align their focus with the Company’s overall goals.

The Company is seeking significant growth in revenue and profitability over the course of the next two years through a series of acquisitions and internal expansion strategies. The Company seeks to acquire companies that (i) are cash flow positive and are accretive to the Company’s net income, or that can be in less than 180 days from acquisition, (ii) provide additional services to sell through its current infrastructure, (iii) strategically align with the Company’s culture, and (iv) provide or align with core technology, infrastructure and management.

The acquisition of Scribe meets all of these criteria. In addition, Scribe provides the Company entry into the medical staffing industry and significantly adds to its core executive management team.

Q: What will the owners of Scribe receive in the proposed transactions?

A: Pursuant to the terms of the SCRIBE Agreement the Company will acquire 100% of the outstanding stock of Scribe from the Scribe Shareholders for 640,000 shares of Series A Preferred Stock (the “Preferred Stock”) of the Company. In addition, the Company will issue Company warrants in exchange for certain Scribe warrants.

Q: What will be the total outstanding voting shares after the transaction?

A: If the proposed acquisition is completed, the following shares will be outstanding post transaction.

Type of Stock	Shares	Converted to Common
Preferred Shares, Issued January 8, 2015	200,000	10,000,000
Preferred Shares, Issued related to acquisition	640,000	32,000,000
Common Shares	28,994,014	28,994,014

Total		70,994,014

Q: Who will own the Company after the proposed acquisition?

A: If the proposed acquisition is completed, the current stockholders of the Company are expected to own approximately 55% of the outstanding shares of Common Stock of the Company. The current owners of Scribe are expected to own approximately 45% of the outstanding Common Stock of the Company. The foregoing presumes the conversion of all shares of the Preferred Stock.

Q: What is the record date?

A: The record date is December 10, 2014.

Q: Who will manage the Company post closing?

A: Following the acquisition, the Company will be overseen by its Board of Directors, which will replace one of its current board members with Derek Dewan. Mr Dewan will immediately also be elected Chairman of the Board. The current Chief Executive officer will remain with the Company as the Chief Financial Officer and Derek Dewan will be immediately elected as the Chief Executive Officer.

Q: When do you expect to complete the acquisition?

A: We are working to complete the acquisition as soon as possible. We expect to complete the acquisition prior to March 31, 2015. The closing of the acquisition is subject to the conditions and approvals described in this Information Statement and more specifically set forth in the SCRIBE Agreement.

Q: Why are we mailing this Information Statement to you?

A: This Information Statement is being provided to you for your information to comply with the requirements of the Securities Exchange Act of 1934, as amended. You are urged to read this Information Statement carefully in its entirety. However, no action is required on your part in connection with this document. No shareholder meeting will be held in connection with this Information Statement. We are not asking you for a proxy and you are requested not to send us a proxy.

WHO CAN HELP ANSWER YOUR QUESTIONS

If you have more questions about the acquisition, you should contact:

General Employment Enterprises, Inc.

184 Shuman Blvd., Suite 420

Naperville, Illinois 60563

Attention: Andrew J. Norstrud

Phone: 630-954-0400

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS.

This information statement may contain statements about future events and expectations known as “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these statements on current expectations and projections about future results.

The words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be” and other expressions that are predictions of or indicate future events, trends or prospects and which do not relate to historical matters identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of GEE and/or Scribe differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding the timing of the proposed transaction with Scribe and economic conditions, competitive, legal, governmental and technological factors. There is no assurance that GEE or Scribes’ expectations will be realized. If one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

DESCRIPTION OF THE BUSINESS OF SCRIBE SOLUTIONS, INC.

Scribe Solutions, Inc.

Scribe was incorporated in the State of Florida on December 30, 2008. Scribe Solutions was formed to meet the demands that physicians face with overcrowded waiting rooms, and to overcome the challenges presented by electronic medical records (EMR) and the rising cost of quality patient care. By providing physicians with personal assistants (medical scribes), Scribe offers turnkey programs where it recruits, qualifies, hires, and trains resources to serve as scribes at sites across the United States, and alleviates the burden of documentation and clerical duties. Scribe Solutions has developed a low cost staffing solution that improves productivity by providing scribe programs to emergency departments, physician practices, and outpatient and inpatient facilities. Scribe’s principal office is located at: 13500 Sutton Park Drive South, Suite 204, Jacksonville, FL 32224.

Services Provided

Emergency departments (ED) are fast paced environments in which ED physicians take multi-tasking to the extreme, and they often find themselves performing data entry and clerical duties. As the emergency room physician takes more and more time to document in the electronic medical record (EMR) he or she spends less time caring for patients. In fact, ED physicians now spend 45 minutes of every hour documenting or performing clerical duties. This results in decreased productivity, decreased patient satisfaction, decreased relative value units (RVUs), decreased turnaround times (TAT) and poor patient care.

Scribe offers emergency department medical scribes to allow the ER physician to spend less time on clerical duties and more time caring for patients. Scribe’s clinical information managers (scribes) provide specific emergency department services to aid doctors in documentation and minimize their clerical duties. Not only does Scribe offer physician assistant (medical scribe) services to emergency departments, but also to busy specialty physician practices and clinics. Physicians in these specialty practices and clinics benefit from scribe services by spending less time on charting and more time on providing quality patient care.

In addition, Scribe provides an online and live didactic series designed to develop quality scribes. Scribe’s medical scribes have an excellent knowledge base and can adapt to any documentation system. The scribes also perform other emergency department services such as tracking labs, transcribing radiology reports, attending to patient needs, and helping physicians organize data.

The transaction will allow the Company to enhance its traditional staffing products with other non-traditional offerings as outlined above for which the Company can now offer a complete suite of products and services for corporate clients and staffing companies alike.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SCRIBE SOLUTIONS, INC.

Overview

Scribe was incorporated in the State of Florida on December 30, 2008. Scribe Solutions was formed to meet the demands that physicians face with overcrowded waiting rooms, and to overcome the challenges presented by electronic medical records (EMR) and the rising cost of quality patient care. By providing physicians with personal assistants (medical scribes), Scribe offers turnkey programs where it recruits, qualifies, hires, and trains resources to serve as scribes at sites across the United States, and alleviates the burden of documentation and clerical duties. Scribe Solutions has developed a low cost staffing solution that improves productivity by providing scribe programs to emergency departments, physician practices, and outpatient and inpatient facilities. Scribe’s principal office is located at: 13500 Sutton Park Drive South, Suite 204, Jacksonville, FL 32224.

Results of Operations

Net Revenues

Consolidated net revenues increased by approximately $525,000 or 16% compared with the same period last year. The revenue increased based on the growth of transcription and other services derived from increased resources for multiple scribe shifts provided to existing hospital customers for their emergency rooms plus select additions of scribes to physician practices and the addition of several new customers including clinical medical groups and other health care institutions.

Cost of Contract Services

Cost of services includes wages, payroll taxes and other expenses directly paid to the employees for services provided under contract assignments. Cost of contract services for the year ended, increased by approximately 5% to approximately $2,100,000 compared with the prior year of approximately $2,000,000. Cost of contract services, as a percentage of contract revenue, for the year ended, decreased by 5.5% to 55.6% compared to 61.1% in the prior year. The increase in cost of services and decrease as a percentage of contract revenue was due primarily from increased volume and billable hours from scribes on assignment, better efficiencies, cost control and economies of scale.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for the year ended, increased by approximately $610,000 or 65% to approximately $1,550,000 as compared to the prior year of approximately $940,000. The most significant increase was related to a lump sum settlement of a contract within which provided for commissions payable to a group on billed and collected scribe services at certain hospital locations in the amount of approximately $570,000, however going forward the Company expects this to not be a continuing expense in fiscal year 2015 as the contract was terminated in conjunction with the lump sum buyout payment. In addition increased management salaries and wages contributed to the increased selling, general and administrative expenses for fiscal year 2014 versus the comparable prior fiscal year.

Taxes

Scribe, with the consent of its original stockholder, elected to be an S corporation for both federal and state tax purposes. Accordingly, no provision for federal income taxes has been presented in the financial statements as such taxes are to be paid by the stockholders individually.

Liquidity and Capital Resources

As of yearend September 30, 2014, Scribe had cash and cash equivalents of approximately $284,000, which was an increase of approximately $54,000 from approximately $230,000 the prior year. Working capital at year end was approximately $426,000 as compared to $582,000 for the prior period. The decrease of approximately $156,000 was primarily due to a newly obtained loan, which was necessary for the lump sum settlement payment made in fiscal 2014 related to a specific commission contract with a group for payments due on billed and collected scribe services and as more fully described above with such contract and related obligations thereunder terminated in fiscal year 2014.

Net cash provided by (used in) operating activities for the yearend was approximately $(18,000) as compared to $228,000 in the prior year.

Net cash flow provided in financing activities for the yearend was approximately $74,000 as compared to no financing activities in the prior year.

The Company has a note payable with a local bank that was used to refinance a line of credit that was outstanding during the year. The note calls for interest at the prime rate as listed in the Wall Street Journal plus 0.75%, currently at 4.0% at December 31, 2014. The note is due upon demand or if no demand is made the note matures on March 14, 2015.

Management believes with current cash flow from operations, the preferred offering and the availability under the ACF facility, the Company will have sufficient liquidity for the next 12 months.

GENERAL EMPLOYMENT ENTERPRISES, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information is based on the historical financial statements of the Company and Scribe, after giving effect to the Company’s acquisition of Scribe. The notes to the unaudited pro forma financial information describe the reclassifications and adjustments to the financial information presented.

The unaudited pro forma combined balance sheet and statement of operations for the year ended September 30, 2013 and 2014, are presented as if the acquisition of Scribe had occurred on October 1, 2012 and were carried forward through each of the periods presented.

The allocation of the purchase price used in the unaudited pro forma combined financial information is based upon the respective fair values of the assets and liabilities of Scribe as of the date on which the SCRIBE Agreement was signed.

The unaudited pro forma combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the Scribe acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

The unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in the annual report on form 10-K for the year ended September 30, 2014.

GENERAL EMPLOYMENT ENTERPRISES, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2014

(UNAUDITED)

(In Thousands)

	GENERAL EMPLOYMENT	SCRIBE	PROFORMA ADJUSTMENTS		PROFORMA

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$168	$284			$452
Accounts receivable	4,907	563			5,470
Other current assets	1,650	16			1,666
Notes receivable	—	—			—
Assets of discontinued operations	—	—			—

Total current assets	6,725	863			7,588

Property and equipment, net	453	2			455
Goodwill	1,106	—	4,839	(4)	5,945
Intangible assets, net	1,560	—	1,132	(3)	2,692
Other assets	—	1			1

TOTAL ASSETS	$9,844	$866			$16,681

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term debt	$2,711	$350			$3,061
Accounts payable	910	—			910
Accrued compensation	2,633	87			2,720
Convertible note payable - current portion, net of discount	35	—			35
Derivative liability	131	—			131
Other current liabilities	1,214	—			1,214

Total current liabilities	7,634	437			8,071
Convertible note payable, net of discount	132	—			132
Other long-term liabilities	13	—			13

Total long-term liabilities	145	—			145
Commitments and contingencies
SHAREHOLDERS’ EQUITY
Preferred stock; no par value; authorized - 20,000 shares; issued and outstanding - none	—	—	6,400	(1)	6,400
Common stock, no-par value; authorized - 200,000 shares; issued and outstanding - 25,899 shares	11,658	12	(12	) (2)	11,658
(Accumulated deficit) retained earnings	(9,593)	417	(417	) (2)	(9,593)

Total shareholders’ equity	2,065	429			8,465

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$9,844	$866			$16,681

Adjustments to the Pro Forma Consolidated Balance Sheet

(1)	Represents the issuance of 640,000 shares of preferred stock for acquisition
(2)	Elimination of Scribe’s Capital Stock and retained earnings as part of purchase accounting
(3)	Represents the management estimated intangible asset as of closing date, to be verified post acquisition with full purchase price allocation
(4)	Represents the management estimated goodwill as of closing date, to be verified post acquisition with full purchase price allocation

See notes to unaudited pro forma combined financial information

GENERAL EMPLOYMENT ENTERPRISES, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED SEPTEMBER 30, 2014

(UNAUDITED)

(In Thousands, Except Per Share Data)

	GENERAL EMPLOYMENT	SCRIBE	PROFORMA ADJUSTMENTS		PROFORMA

NET REVENUES:
Contract staffing services	$32,723	$3,772			$36,495
Direct hire placement services	7,088	—			7,088

NET REVENUES	39,811	3,772			43,583

Cost of contract services	26,417	2,098			28,515
Selling, general and administrative expenses	13,709	1,553	(570	) (a)	14,692
Amortization of intangible assets	326	—			326

INCOME (LOSS) FROM OPERATIONS	(641)	121			50
(Gain) on change in derivative liability	(47)	—			(47)
Interest expense	507	—			507

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION	(1,101)	121			(410)
Provision for income tax	(24)	—			(24)

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(1,125)	$121			$(434)

Loss from discontinued operations	(230)	—			(230)

NET INCOME (LOSS)	$(1,355)	$121			$(664)

BASIC AND DILUTED LOSS PER SHARE
From continuing operations	$(0.05)	$—			$(0.01)

From discontinued operations	$(0.01)	$—			$(0.00)

Total net loss per share	$(0.06)	$—			$(0.01)

WEIGHTED AVERAGE NUMBER OF SHARES - BASIC AND DILUTED	24,360	—	32,000	(b)	56,360

(a)	Represents a terminated and settled revenue sharing agreement with no continuing obligations, thereunder.
(b)	Represents additional shares issued related to the acquisition.

See notes to unaudited pro forma combined financial information.

GENERAL EMPLOYMENT ENTERPRISES, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED SEPTEMBER 30, 2013

(UNAUDITED)

(In Thousands, Except Per Share Data)

	GENERAL EMPLOYMENT	SCRIBE	PROFORMA ADJUSTMENTS		PROFORMA

NET REVENUES:
Contract staffing services	$39,187	$3,248			$42,435
Direct hire placement services	7,317				7,317

NET REVENUES	46,504	3,248			49,752

Cost of contract services	32,318	1,983			34,301
Selling, general and administrative expenses	15,173	942	(65	) (a)	16,050
Amortization of intangible assets	320	—			320

INCOME (LOSS) FROM OPERATIONS	(1,307)	323			(919)
Interest expense	251	—			251

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION	(1,558)	323			(1,170)
Provision for income tax	(8)	—			(8)

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(1,566)	$323			$(1,178)

Loss from discontinued operations	(324)	—			(324)

NET INCOME (LOSS)	$(1,890)	$323			$(1,502)

BASIC AND DILUTED LOSS PER SHARE
From continuing operations	$(0.07)	$—			$(0.02)

From discontinued operations	$(0.01)	$—			$(0.01)

Total net loss per share	$(0.09)	$—			$(0.03)

WEIGHTED AVERAGE NUMBER OF SHARES - BASIC AND DILUTED	21,969	—	32,000	(b)	53,969

(a)	Represents a terminated and settled revenue sharing agreement with no continuing obligations, thereunder.
(b)	Represents additional shares issued related to the acquisition.

See notes to unaudited pro forma combined financial information.

GENERAL EMPLOYMENT ENTERPRISES, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1.	BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma combined balance sheet as of September 30, 2014, and the unaudited pro forma statements of operations for the years ended September 30, 2014 and September 30, 2013, are based on the historical financial statements of General Employment Enterprises, Inc. (the “Company”) and Scribe Solutions Inc., (“Scribe”) after giving effect to the Company’s acquisition of Scribe, and reclassification and adjustments described in the accompanying notes to the unaudited pro forma combined financial information.

The Company accounts for business combinations pursuant to Accounting Standards Codification ASC 805, Business Combinations. In accordance with ASC 805, the Company uses it best estimates and assumptions to accurately assign fair value to the assets acquired and the liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of the purchase consideration over the fair value of the assets acquired and the liabilities assumed.

The fair values assigned to Scribe’s assets acquired and liabilities assumed are based on management’s estimates and assumptions. The estimated fair values of these assets acquired and liabilities assumed are considered preliminary and are based on the information that was available as of the date of acquisition. The Company believes that the information provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed, but is waiting for additional information, primarily related to estimated values of current and non-current income taxes payable and deferred taxes, which are subject to change, pending the finalization of certain tax returns. The Company expects to finalize the valuation of the assets and liabilities as soon as practicable, but not later than one year from the acquisition date.

The unaudited pro forma combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the Scribe acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

The unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in the annual report on Form 10-K for the year ended September 30, 2014.

Accounting Periods Presented

For purposes of these unaudited pro forma combined financial information, Scribe’s historical year end December 31, have been aligned to more closely conform to the Company’s year end of September 30, as explained below. Certain pro forma adjustments were made to conform Scribe’s accounting policies to the Company’s accounting policies as noted below.

The unaudited pro forma combined balance sheet as of September 30, 2014 and the statements of operations for the year ended September 30, 2014 and the year ended September 30, 2013, are presented as if the acquisition of Scribe had occurred on October 1, 2012 and were carried forward through each of the periods presented.

Reclassifications

The Company reclassified certain accounts in the presentation of Scribe’s historical financial statements in order to conform to the Company’s presentation.

2.	ACQUISITION OF SCRIBE

On December 11, 2014, the Company entered into a Stock Exchange Agreement (the “SCRIBE Agreement”) with Brittany M. Dewan as Trustee of the Derek E. Dewan Irrevocable Living Trust II dated the 27th of July, 2010, Brittany M. Dewan, individually, Allison Dewan, individually, Mary Menze, individually, and Alex Stuckey, individually (collectively the “Scribe Shareholders”). Pursuant to the terms of the SCRIBE Agreement the Company will acquire 100% of the outstanding stock of Scribe from the Scribe Shareholders for 640,000 shares of Series A Preferred Stock (the “Preferred Stock”) of the Company. In addition, the Company will issue warrants to certain warrant holders in Scribe for warrants to purchase common stock in the Company. This is all based on a valuation of Scribe of not less than $6,400,000. Upon the closing of the transaction, the Company will issue 640,000 shares of Preferred Stock. The transaction has been unanimously approved by the Board of Directors of the Company and the holders of a majority of the Company’s outstanding Common Stock. The closing of the transactions set forth in the SCRIBE Agreement are subject to customary conditions to closing, and is expected to occur prior to March 31, 2015.

Under the purchase method of accounting, the transactions were valued for accounting purposes at $6.4 million, which was the estimated fair value of the Company at the date of acquisition. The assets and liabilities of Scribe will be recorded at their respective fair values as of the date of signing the Scribe Agreement, and the following table summarizes these values based on the balance sheet at September 30, 2014.

$866	Assets Purchased
437	Liabilities Assumed

429	Net Assets Purchased
6,400	Purchase Price

$5,971(1)	Intangible Asset from Purchase

(1)	Represents the management estimated intangible asset as of closing date, to be verified post acquisition with full purchase price allocation.

$4,839	Goodwill
$1,132	Intangible Assets

$5,971

3.	PRO FORMA ADJUSTMENTS

(1)	Represents the issuance of 640,000 shares of preferred stock for acquisition.

(2)	Elimination of Scribe’s Capital Stock and retained earnings as part of purchase accounting.

(3)	Represents the management estimated intangible asset as of closing date, to be verified post acquisition with full purchase price allocation.

(4)	Represents the management estimated goodwill as of closing date, to be verified post acquisition with full purchase price allocation.

(a)	Represents a terminated and settled revenue sharing agreement with no continuing obligations, thereunder.

(b)	Represents additional shares issued related to the acquisition.

GENERAL EMPLOYMENT ENTERPRISES, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2014

(UNAUDITED)

(In Thousands)

	GENERAL EMPLOYMENT	SCRIBE	PROFORMA ADJUSTMENTS		PROFORMA

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$431	$330			$761
Accounts receivable	5,129	648			5,777
Other current assets	1,049	16			1,065
Notes receivable	—				—
Assets of discontinued operations	—	—			—

Total current assets	6,609	994			7,603

Property and equipment, net	431	2			433
Goodwill	1,106	—	4,643	(4)	5,749
Intangible assets, net	1,475	—	1,132	(3)	2,607
Other assets	—	1			1

TOTAL ASSETS	$9,621	$997			$16,393

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term debt	$3,927	$350			$4,277
Accounts payable	1,037	—			1,037
Accrued compensation	1,562	22			1,584
Convertible note payable - current portion, net of discount	221				221
Derivative liability	3,246				3,246
Other current liabilities	918				918

Total current liabilities	10,911	372			11,283
Commitments and contingencies
SHAREHOLDERS’ EQUITY
Preferred stock; no par value; authorized - 20,000 shares; issued and outstanding - none	—	—	6,400	(1)	6,400
Common stock, no-par value; authorized - 200,000 shares; issued and outstanding - 25,899 shares	11,710	12	(12	)(2)	11,710
(Accumulated deficit) retained earnings	(13,000)	613	(613	)(2)	(13,000)

Total shareholders’ equity	(1,290)	625			5,110

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$9,621	$997			$16,393

Adjustments to the Pro Forma Consolidated Balance Sheet

(1)	Represents the issuance of 640,000 shares of preferred stock for acquisition
(2)	Elimination of Scribe’s Capital Stock and retained earnings as part of purchase accounting
(3)	Represents the management estimated intangible asset as of closing date, to be verified post acquisition with full purchase price allocation
(4)	Represents the management estimated goodwill as of closing date, to be verified post acquisition with full purchase price allocation

See notes to unaudited pro forma combined financial information

GENERAL EMPLOYMENT ENTERPRISES, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE QUARTER ENDED DECEMBER 31, 2014

(UNAUDITED)

(In Thousands, Except Per Share Data)

	GENERAL EMPLOYMENT	SCRIBE	PROFORMA ADJUSTMENTS		PROFORMA
NET REVENUES:
Contract staffing services	$8,232	$963			$9,195
Direct hire placement services	1,450	—			1,450

NET REVENUES	9,682	963			10,645

Cost of contract services	6,668	545			7,213
Selling, general and administrative expenses	3,074	222			3,296
Amortization of intangible assets	85	—			85

INCOME (LOSS) FROM OPERATIONS	(145)	196			51
(Gain) on change in derivative liability	(3,115)				(3,115)
Interest expense	(147)				(147)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION	(3,407)	196			(3,211)
Provision for income tax	—	—			—

NET INCOME (LOSS)	$(3,407)	$196			$(3,211)

BASIC AND DILUTED LOSS PER SHARE	$(0.13)				$(0.06)

WEIGHTED AVERAGE NUMBER OF SHARES - BASIC AND DILUTED	25,899	—	32,000	(a)	57,899

(a)	Represents additional shares issued related to the acquisition.

See notes to unaudited pro forma combined financial information.

GENERAL EMPLOYMENT ENTERPRISES, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE QUARTER ENDED DECEMBER 31, 2013

(UNAUDITED)

(In Thousands, Except Per Share Data)
	GENERAL EMPLOYMENT	SCRIBE		PROFORMA ADJUSTMENTS		PROFORMA
NET REVENUES:
Contract staffing services	$9,069		$908			$9,977
Direct hire placement services	1,738					1,738

NET REVENUES	10,807		908			11,715

Cost of contract services	7,612		517			8,129
Selling, general and administrative expenses	3,221		126			3,347
Amortization of intangible assets	81					81

INCOME (LOSS) FROM OPERATIONS	(107)		265			158
Interest expense	(120)		—			(120)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION	(227)		265			38
Provision for income tax	—					—

NET INCOME (LOSS)	$(227)		$265			$38

BASIC AND DILUTED LOSS PER SHARE	$(0.01)	$				$0.00

WEIGHTED AVERAGE NUMBER OF SHARES - BASIC AND DILUTED	22,799		—	32,000	(a)	54,799

(a)	Represents additional shares issued related to the acquisition.

See notes to unaudited pro forma combined financial information.

GENERAL EMPLOYMENT ENTERPRISES, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1.	BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma combined balance sheet as of December 31, 2014, and the unaudited pro forma statements of operations for the quarter ended December 31, 2014 and December 31, 2013, are based on the historical financial statements of General Employment Enterprises, Inc. (the “Company”) and Scribe Solutions Inc., (“Scribe”) after giving effect to the Company’s acquisition of Scribe, and reclassification and adjustments described in the accompanying notes to the unaudited pro forma combined financial information.

The Company accounts for business combinations pursuant to Accounting Standards Codification ASC 805, Business Combinations. In accordance with ASC 805, the Company uses it best estimates and assumptions to accurately assign fair value to the assets acquired and the liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of the purchase consideration over the fair value of the assets acquired and the liabilities assumed.

The fair values assigned to Scribe’s assets acquired and liabilities assumed are based on management’s estimates and assumptions. The estimated fair values of these assets acquired and liabilities assumed are considered preliminary and are based on the information that was available as of the date of acquisition. The Company believes that the information provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed, but is waiting for additional information, primarily related to estimated values of current and non-current income taxes payable and deferred taxes, which are subject to change, pending the finalization of certain tax returns. The Company expects to finalize the valuation of the assets and liabilities as soon as practicable, but not later than one year from the acquisition date.

The unaudited pro forma combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the Scribe acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

The unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in the annual report on Form 10-K for the year ended September 30, 2014.

Accounting Periods Presented

For purposes of these unaudited pro forma combined financial information, Scribe’s historical first quarter have been aligned to conform to the Company’s first quarter ended December 31, 2014 and December 31, 2013. Certain pro forma adjustments were made to conform Scribe’s accounting policies to the Company’s accounting policies as noted below.

The unaudited pro forma combined balance sheet as of December 31, 2014 and the statements of operations for the first quarter are presented as if the acquisition of Scribe had occurred on October 1, 2012 and were carried forward through each of the periods presented.

Reclassifications

The Company reclassified certain accounts in the presentation of Scribe’s historical financial statements in order to conform to the Company’s presentation.

2.	ACQUISITION OF SCRIBE

On December 11, 2014, the Company entered into a Stock Exchange Agreement (the “SCRIBE Agreement”) with Brittany M. Dewan as Trustee of the Derek E. Dewan Irrevocable Living Trust II dated the 27th of July, 2010, Brittany M. Dewan, individually, Allison Dewan, individually, Mary Menze, individually, and Alex Stuckey, individually (collectively the “Scribe Shareholders”). Pursuant to the terms of the SCRIBE Agreement the Company will acquire 100% of the outstanding stock of Scribe from the Scribe Shareholders for 640,000 shares of Series A Preferred Stock (the “Preferred Stock”) of the Company. In addition, the Company will issue warrants to certain warrant holders in Scribe for warrants to purchase common stock in the Company. This is all based on a valuation of Scribe of not less than $6,400,000. Upon the closing of the transaction, the Company will issue 640,000 shares of Preferred Stock. The transaction has been unanimously approved by the Board of Directors of the Company and the holders of a majority of the Company’s outstanding Common Stock. The closing of the transactions set forth in the SCRIBE Agreement are subject to customary conditions to closing, and is expected to occur prior to March 31, 2015.

Under the purchase method of accounting, the transactions were valued for accounting purposes at $6.4 million, which was the estimated fair value of the Company at the date of acquisition. The assets and liabilities of Scribe will be recorded at their respective fair values as of the date of signing the Scribe Agreement, and the following table summarizes these values based on the balance sheet at September 30, 2014.

$ 997	Assets Purchased
372	Liabilities Assumed

625	Net Assets Purchased
6,400	Purchase Price

$5,775	Intangible Asset from Purchase

3.	PRO FORMA ADJUSTMENTS

(1)	Represents the issuance of 640,000 shares of preferred stock for acquisition.

(2)	Elimination of Scribe’s Capital Stock and retained earnings as part of purchase accounting.

(3)	Represents the management estimated intangible asset as of closing date, to be verified post acquisition with full purchase price allocation.

(4)	Represents the management estimated goodwill as of closing date, to be verified post acquisition with full purchase price allocation.

(a)	Represents additional shares issued related to the acquisition.

RISK FACTORS

You should carefully consider the risk factors described below, together with the other information contained in this information statement. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the market or trading price of our securities could decline and you could lose all or part of your investment. This proxy statement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Related to the Business of General Employment Enterprises, Inc.

WE HAVE EXPERIENCED LOSSES FROM OPERATIONS AND MAY NOT BE PROFITABLE IN THE FUTURE.

The Company experienced losses for the years ended September 30, 2014 and September 30, 2013. There can be no assurance that the Company will not incur losses in the future. Although the operating expenses have decreased, there are no assurances that the Company will be able to generate sufficient revenue to meet its operating expenditures or operate profitably in the future.

RECENT GLOBAL TRENDS IN THE FINANCIAL MARKETS COULD ADVERSELY AFFECT OUR BUSINESS, LIQUIDITY AND FINANCIAL RESULTS.

Recent global economic conditions, including disruption of financial markets, could adversely affect our business and results of operations, primarily through limiting our access to credit, our ability to refinance debt and disrupting our customers’ businesses, which are heavily dependent on retail and e-commerce transactions. Although we currently believe that we will be able to obtain the necessary financing in the future, there is no assurance that these institutions will be able to loan us the necessary capital, which could have a material adverse impact on our business. In addition, continuation or worsening of general market conditions in the United States economy important to our businesses may adversely affect our customers’ level of spending, ability to obtain financing for purchases and ability to make timely payments to us for our services, which could require us to increase our allowance for doubtful accounts, negatively impact our days sales outstanding and adversely affect our results of operations.

WE DEPEND ON ATTRACTING, INTEGRATING, MANAGING, AND RETAINING QUALIFIED PERSONNEL.

Our success depends upon our ability to attract, integrate, manage and retain personnel who possess the skills and experience necessary to fulfill our clients’ needs. Our ability to hire and retain qualified personnel could be impaired by any diminution of our reputation, decrease in compensation levels relative to our competitors or modifications to our total compensation philosophy or competitor hiring programs. If we cannot attract, hire and retain qualified personnel, our business, financial condition and results of operations may suffer. Our future success also depends upon our ability to manage the performance of our personnel. Failure to successfully manage the performance of our personnel could affect our profitability by causing operating inefficiencies that could increase operating expenses and reduce operating income.

WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY.

Competition in the market for placement and staffing services is intense. The Company faces competition from many larger, more established companies. In addition, other companies could seek to introduce competing services and increased competition could result in a decrease in the price charged by the Company’s competitors for their services or reduce demand for the Company’s products and services, which would have a material adverse effect on the Company’s business, operating results and financial condition. There can be no assurance that the Company will be able to compete successfully with its existing or potential competitors, which may have substantially greater financial, technical, and marketing resources, longer operating histories, greater name recognition or more established relationships in the industry than the Company. If any of these competitors provides competitive services to the marketplace in the future, the Company cannot be sure that it will have the resources or expertise to compete successfully.

CHANGES IN GOVERNMENT REGULATION COULD LIMIT OUR GROWTH OR RESULT IN ADDITIONAL COSTS OF DOING BUSINESS.

We are subject to the same federal, state and local laws as other companies conducting placement and staffing services, which is extensive. The adoption or modification of laws related to the placement and staffing industry, such as the Healthcare for America Plan, could harm our business, operating results and financial condition by increasing our costs and administrative burdens.

INTERRUPTION OF THE COMPANY’S BUSINESS COULD RESULT FROM INCREASED SECURITY MEASURES IN RESPONSE TO TERRORISM.

The continued threat of terrorism within the United States and the ongoing military action and heightened security measures in response to such threat has and may cause significant disruption to commerce. The U.S. economy in general is being adversely affected by terrorist activities and potential activities. Any economic downturn could adversely impact the Company’s results of operations, impair the Company’s ability to raise capital or otherwise adversely affect the Company’s ability to grow the business. It is impossible to predict how this may affect the Company’s business or the economy in the U.S. and in the world. In the event of further threats or acts of terrorism, the Company’s business and operations may be severely and adversely affected or destroyed.

SUBSTANTIAL ALTERATION OF THE COMPANY’S CURRENT BUSINESS AND REVENUE MODEL COULD HURT SHORT-TERM RESULTS.

The Company’s present business and revenue model represents the current view of the optimal business and revenue structure, which is to derive revenues and achieve profitability in the shortest period. There can be no assurance that current models will not be altered significantly or replaced with an alternative model that is driven by motivations other than near-term revenues and/or profitability (for example, building market share before the Company’s competitors). Any such alteration or replacement of the business and revenue model may ultimately result in the deferring of certain revenues in favor of potentially establishing larger market share. The Company cannot assure that any adjustment or change in the business and revenue model will prove to be successful.

THE REQUIREMENTS OF BEING A PUBLIC COMPANY MAY STRAIN OUR RESOURCES AND DISTRACT MANAGEMENT.

As a public company, we are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). These requirements are extensive. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting.

We may incur significant costs associated with our public company reporting requirements and costs associated with applicable corporate governance requirements. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

FAILURE TO ACHIEVE AND MAINTAIN EFFECTIVE INTERNAL CONTROLS IN ACCORDANCE WITH SECTION 404 OF THE SARBANES-OXLEY ACT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND OPERATING RESULTS. IN ADDITION, CURRENT AND POTENTIAL STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL REPORTING, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR STOCK PRICE.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. During the course of our testing, we may identify deficiencies which we may not be able to remediate in time for compliance with the requirements of Section 404. In addition, if we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time; we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Failure to achieve and maintain an effective internal control environment could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

We cannot provide assurance as to the result of these efforts. We cannot be certain that any measures we take will ensure that we implement and maintain adequate internal controls in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

WE HAVE NOT REGISTERED WITH THE SEC OR LISTED WITH THE NYSE MKT THE SHARES UNDERLYING OPTIONS ISSUED UNDER OUR INCENTIVE PLANS.

We have issued options to purchase approximately 3.3 million shares of our common stock under the 2011 and 2013 Incentive Plans, some of which are fully vested and exercisable. We have not yet filed a registration statement on Form S-8 registering the shares underlying such options, nor have we listed such shares with the NYSE MKT. If we do not register these shares, the Company may be subject to civil or other penalties (including sanctions) by regulatory authorities and/or shareholders for certain violations of federal or state securities laws. We may also be subject to the suspension of trading in, or removal from listing from, the NYSE MKT for failure to comply with the NYSE MKT listing agreement.

VOLATILITY OF THE MARKET PRICE OF THE COMPANY’S STOCK IS LIKELY TO OCCUR DUE TO THE LOW TRADING VOLUME OF OUR STOCK.

The market price of the Company’s common stock may be volatile, which could cause the value of your investment to decline. Any of the following factors could affect the market price of our common stock:

•	Changes in earnings estimates and outlook by financial analysts;

•	Our failure to meet investors’ performance expectations;

•	General market and economic conditions; and

•	Our small trading volume.

THE MARKET FOR PENNY STOCKS HAS SUFFERED FROM PATTERNS OF FRAUD AND ABUSE.

According to the SEC, the market for penny stocks is subject to patterns of fraud and abuse including, but not limited to the following:

•	Control of the market for the security by one or a few broker–dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	“Boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	Excessive and undisclosed bid–ask differentials and markups by selling broker–dealers; and

•	The wholesale dumping of the same securities by promoters and broker–dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

In addition, many of the risks described elsewhere in this “Risk Factors” section could adversely affect the Company’s stock price. The stock markets have experienced price and volume volatility that have affected many companies’ stock prices. Stock prices for many companies have experienced wide fluctuations that have often been unrelated to the operating performance of those companies. These types of fluctuations may affect the market price of our common stock.

APPLICABILITY OF THE RISK DISCLOSURE REQUIREMENTS ON LOW PRICED STOCK COULD DISCOURAGE BROKERS FROM MAKING A MARKET IN OUR STOCK.

The Company’s common stock may be considered a low priced security under rules promulgated under the Exchange Act. Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes that risks associated with such stock, the broker-dealer’s duties, the customer’s rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer’s financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing and provide monthly account statements to the customer, and obtain specific written consent of the customer. With these restrictions, the likely effect of designation as a low price stock would be to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and to increase the transaction costs of sales and purchase of such stocks compared to other securities.

NO DIVIDENDS ANTICIPATED.

The Company intends to retain all future earnings for use in the development of the Company’s business and does not anticipate paying any cash dividends on the Common Stock in the near future.

WE MAY NOT BE ABLE TO OBTAIN THE NECESSARY ADDITIONAL FINANCING TO ACHIEVE OUR STRATEGIC GOALS.

There is no guarantee that we will be able to obtain any additional financing that may be required to continue to expand our business. Our continued viability depends on our ability to raise capital. Changes in economic, regulatory or competitive conditions may lead to cost increases. Management may also determine that it is in our best interest to expand more rapidly than currently intended, to expand marketing activities, to develop new or enhance existing services or products, to respond to competitive pressures or to acquire complementary services, businesses or technologies. In any such case or other change of circumstance, additional financing will be necessary. If any additional financing is required, there can be no assurances that we will be able to obtain such additional financing on terms acceptable to us and at times required by us, if at all. In such event, we may be required to materially alter our business plan or curtail all or a part of our expansion plans.

WE MAY NOT BE ABLE TO MANAGE EXPECTED GROWTH AND INTERNAL EXPANSION.

We have not yet undergone the significant managerial and internal expansion that we expect will occur, and our inability to manage growth could hurt our results of operations. Expansion of our operations will be required to address anticipated growth of our customer base and market opportunities. Expansion will place a significant strain on our management, operational and financial resources. Currently, we have a limited number of employees. We will need to improve existing procedures and controls as well as implement new transaction processing, operational and financial systems, procedures and controls to expand, train and manage our employee base. Our failure to manage growth effectively could have a damaging effect on our business, results of operations and financial condition.

WE FACE SIGNIFICANT EMPLOYMENT-RELATED LEGAL RISK.

We employ people internally and in the workplaces of other businesses. Many of these individuals have access to client information systems and confidential information. An inherent risk of such activity includes possible claims of errors and omissions; intentional misconduct; release, misuse or misappropriation of client intellectual property, confidential information, funds, or other property; cyber security breaches affecting our clients and/or us; discrimination and harassment claims; employment of illegal aliens; criminal activity; torts; or other claims. Such claims may result in negative publicity, injunctive relief, criminal investigations and/or charges, civil litigation, payment by us of monetary damages or fines, or other material adverse effects on our business.

THE ACQUISITION’S BENEFITS MAY NOT MEET THE EXPECTATIONS OF THE MARKETPLACE, INVESTORS, FINANCIAL ANALYSTS OR INDUSTRY ANALYSTS, THE MARKET PRICE OF OUR SECURITIES MAY DECLINE.

The market price of our common stock may decline as a result of the acquisition described herein if the Company (the post-acquisition entity) does not perform as expected or if we do not otherwise achieve the perceived benefits of the acquisition as rapidly as, or to the extent anticipated by, the marketplace, investors, financial analysts or industry analysts. If such a decline in our stock price occurs, investors may experience a loss and we may not be able to raise future capital, if necessary, in the equity markets.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATION OF THE COMPANY

You should read the following discussion in conjunction with our consolidated financial statements and related notes included elsewhere in this report. Management’s discussion and analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future performance. However, future performance involves risks and uncertainties which may cause actual results to differ materially from those expressed in the forward-looking statements. See “Forward-Looking Statements”.

Overview

The Company was incorporated in the State of Illinois in 1962 and is the successor to employment offices doing business since 1893. The Company provides the following distinctive services: (a) professional placement services specializing in the placement of information technology, engineering, and accounting professionals for direct hire and contract staffing, and (b) temporary staffing services in light industrial staffing.

The Company provides staffing services through a network of branch offices located in major metropolitan areas throughout the United States. The Company’s professional staffing services provide information technology, engineering and accounting professionals to clients on either a regular placement basis or a temporary contract basis. The Company’s industrial staffing business provides weekly temporary staffing for light industrial clients in Ohio.

Management has implemented a strategy which included cost reduction efforts as well as identifying strategic acquisitions, financed primarily through the issuance of common stock and convertible debt, to improve the overall profitability and cash flows of the Company. We believe our current segments complement one another and position us for future growth.

As of July 7, 2013, the Company’s Board of Directors determined that the best course of action related to its Agricultural Division was to terminate its operations, to liquidate its assets, and to focus the business on the light industrial and professional divisions. On July 7, 2013, all staffing was discontinued and the entire operations of the Agricultural Division were discontinued as of August 1, 2013. All employees have been terminated, a one-time expense of approximately $150,000 was recognized as of September 30, 2013 and an additional expense of $230,000 was recognized related to uncollected accounts receivable as of September 30, 2014.

Results of Operations

Net Revenues

Consolidated net revenues are comprised of the following:

	Year Ended September 30,
(In Thousands)	2014	2013

Industrial contract services	$25,031	$29,816
Professional contract services	7,692	9,371
Direct hire placement services	7,088	7,317

Consolidated net revenues	$39,811	$46,504

Consolidated net revenues decreased approximately $6,693 or 14% compared with the same period last year. In fiscal year 2013 there was an increase in revenue for work performed related to Hurricane Sandy and during fiscal year 2014 certain offices were closed and other customers were terminated as they were not performing, resulting in an overall decrease of revenue during fiscal year 2014 of approximately 14%. Management has taken significant action during the course of the year to improve both revenue growth and profitability. The current management of the Company believes that the changes will eliminate several of the ongoing issues and strengthen the Company’s revenue potential.

Cost of Contract Services

Consolidated cost of contract services are comprised of the following:

	Year Ended September 30,
(In Thousands)	2014	2013

Industrial contract services	$21,117	$26,058
Professional contract services	5,300	6,260

Consolidated cost of contract services	$26,417	$32,318

Cost of services includes wages and related payroll taxes and employee benefits of the Company’s employees while they work on contract assignments. Cost of contract services for the year ended September 30, 2014, decreased by approximately 18% to approximately $26 million compared with the prior year of approximately $32 million. Cost of contract services, as a percentage of contract revenue, for the year ended September 30, 2014, decreased by 3% to 66% compared to 69% in the prior year. The most significant decrease in costs of contract services was the result of the decrease in revenue. In addition, there was a significant decrease in our workers compensation rates for the State of Ohio, the rate was decreased by approximately 25% as of July 1, 2014 and in both years there was a rebate received from the Ohio Bureau of Workers Compensation. The overall decrease in workers compensation expense from fiscal year 2014 to fiscal year 2013 was approximately $450,000.

Gross Profit percentage by segment:

Gross Profit Margin %	Year Ended September 30, 2014	Year Ended September 30, 2013
Direct hire placement services	100%	100%
Industrial contract services	15.6%	12.6%
Professional contract services	31.1%	33.2%
Combined Gross Profit Margin % (1)	33.6%	30.5%

(1)	Includes gross profit from direct hire placements, which all associated costs are recorded as selling, general and administrative expenses.

Selling, General and Administrative Expenses

Selling, general and administrative expenses include the following categories:

•	Compensation in the operating divisions, which includes commissions earned by the Company’s employment consultants and branch managers on permanent and temporary placements. It also includes salaries, wages, unrecovered advances against commissions, payroll taxes and employee benefits associated with the management and operation of the Company’s staffing offices.

•	Administrative compensation, which includes salaries, wages, payroll taxes and employee benefits associated with general management and the operation of the finance, legal, human resources and information technology functions.

•	Occupancy costs, which includes office rent, depreciation and amortization, and other office operating expenses.

•	Recruitment advertising, which includes the cost of identifying job applicants.

•	Other selling, general and administrative expenses, which includes travel, bad debt expense, fees for outside professional services and other corporate-level expenses such as business insurance and taxes.

The Company’s largest selling, general and administrative expense is for compensation in the operating divisions. Most of the Company’s employment consultants are paid on a commission basis and receive advances against future commissions. When commissions are earned, prior advances are applied against them and the consultant is paid the net amount. At that time, the Company recognizes the full amount as commission expense, and advance expense is reduced by the amount recovered. Thus, the Company’s advance expense represents the net amount of advances paid, less amounts applied against commissions.

Selling, general and administrative expenses for the year ended September 30, 2014, decreased by approximately $1.5 million to approximately $13.7 million as compared to the prior year of approximately $15.2 million. During fiscal year 2014 and 2013 there were certain expenses related to professional fees, legal fees and settlement expenses that management believes will not be incurred in future years. In addition, management eliminated certain ineffective managers and other on-going expenses that were not necessary to the core operations of the Company while also strengthening the infrastructure to insure the Company is prepared for future growth. Management expects these higher than normal expenses and actions taken during fiscal year 2014 and 2013 to result in lower on-going general and administrative expenses.

Interest Expense

Interest expense for the year ended September 30, 2014, increased $256,000, or 102% compared with the prior year primarily as a result of a change in lender, the interest expense for acquisition payments and higher average borrowings during fiscal year 2014.

Discontinued Operations

As a result of terminating our Agricultural Division in July of 2013, we have classified the operations of that division to loss from discontinued operations, in the accompanying statement of operations. For the years ended September 30, 2014 and 2013 the Company recognized a loss of $230,000 and $324,000, respectively, for this division. The Company will continue efforts to actively collect approximately $265,000 of receivables from a certain customer, however all assets have been fully reserved and the Company does not expect there to be any additional expenses related to this discontinued operation in the future.

Taxes

There were no credits for income taxes as a result of the pretax losses incurred during the periods because there was not sufficient assurance that future tax benefits would be realized.

Liquidity and Capital Resources

The following table sets forth certain consolidated statements of cash flows data from continuing operations (in thousands):

	For the year ended September 30, 2014	For the year ended September 30, 2013
Cash flows provided by (used in) continuing operating activities	$308	$(1,112)
Cash flows used in investing activities	$(371)	$(341)
Cash flows (used in) provided by financing activities	$(108)	$1,413

As of September 30, 2014, the Company had cash and cash equivalents of $168,000, which was a decrease of approximately $193,000 from approximately $361,000 at September 30, 2013. Negative working capital at September 30, 2014 was approximately $909,000, as compared to negative working capital of approximately $781,000 for September 30, 2013. The Company’s current ratio was approximately 88%, a decrease of approximately 3% from the prior year. Shareholders’ equity as of September 30, 2014, was approximately $2,065,000 which represented approximately 21% of total assets. The net loss for the year ended September 30, 2014, was approximately $1,355,000.

Net cash provided by (used in) operating activities for the years ended September 30, 2014 and 2013 was approximately $286,000 and ($1,071,000), respectively. The fluctuation is due to the decrease in revenue and resulting decrease in account receivable, which were off-set by significant decreases in overall operating liabilities.

Net cash used in investing activities for the years ended September 30, 2014 and 2013 was ($371,000) and ($345,000) respectively. These uses related primarily to acquisition payments and purchasing of fixed assets.

Net cash flow used in financing activities for the year ended September 30, 2014 was approximately ($108,000) compared to $1,413,000 provided by the same in the year ended September 30, 2013. At the end of fiscal year 2013, the Company changed lenders and was able to significantly increase its borrowing with this new lender. During fiscal year 2014, the Company sold common stock for cash of approximately $470,000 and entered into a new subordinated convertible note for cash of approximately $517,000. This was off-set by a decrease in net short term borrowings related to an overall lower accounts receivable balance.

All of the Company’s office facilities are leased. As of September 30, 2014, future minimum lease payments under non-cancelable lease commitments having initial terms in excess of one year, including closed offices, totaled approximately $1,019,000.

On April 22, 2013, the Company finalized an Amendment to the Asset Purchase Agreement by and among DMCC Staffing, LLC, an Ohio limited liability company, RFFG of Cleveland, LLC an Ohio limited liability company (each a “Seller” and together, “Sellers”), the Company, and Triad Personnel Services, Inc., an Illinois corporation and wholly owned subsidiary of the Company (“Buyer”).

The Company agreed to pay the Sellers additional cash consideration of between $550,000 and $650,000 depending on the length of payment terms and 1,100,000 shares of common stock, in full satisfaction of all amounts owed to Seller, related to the Asset Purchase Agreement. The Company issued 1,100,000 shares of common stock on July 2, 2013, which was valued at approximately $330,000. During the year ended September 30, 2013, the Company paid $200,000 of the cash consideration noted above. The Company has accrued $350,000 at September 30, 2013, for the balance of the liability, however has elected to pay the remaining amount over two years. The total payments over the two years will be approximately $450,000 with the additional $100,000 to be recorded as interest expense. During the year ended September 30, 2014, the Company paid approximately $225,000 to the Sellers, $150,000 of principle and approximately $75,000 of interest. The Company has approximately $200,000 accrued at September 30, 2014 related to the remaining liability.

In connection with the completion of the sale of shares of common stock to PSQ in fiscal 2009, Herbert F. Imhoff, Jr., the Company’s then Chairman and Chief Executive Officer retired from those positions and his employment agreement with the Company was replaced by a new consulting agreement. Under the consulting agreement, the Company became obligated to pay an annual consulting fee of $180,000 over a five-year period and to issue 500,000 shares of common stock to Mr. Imhoff, Jr. for no additional consideration, and the Company recorded a liability for the net present value of the future fee payments in the amount of $790,000. As of September 30, 2014, $60,000 remains payable under this agreement and is included in accrued compensation on the Company’s balance sheet. On January 31, 2013, Mr. Imhoff Jr. retired from all positions with the Company.

On September 27, 2013, the Company (“Borrower”) entered into agreements with ACF FINCO I LP (successor-in-interest to Keltic Financial Partners II, LP), a limited partnership formed under the laws of the State of Delaware (“ACF”)(“Lender”) that provide the Company with long term financing through a six million dollar ($6,000,000) secured revolving note (the “Note”). The Note has a term of three years and has no amortization prior to maturity. The interest rate for the Note is a fluctuating rate that, when annualized, is equal to the greatest of (A) the Prime Rate plus three and one quarter percent (3.25%), (B) the LIBOR Rate plus six and one quarter percent (6.25%), and (C) six and one half percent (6.50%), with the interest paid on a monthly basis. Loan advances pursuant to the Note are based on the accounts receivable balance and other assets. Upon execution of the Note, approximately three million fifty thousand dollars ($3,050,000) was advanced for the full repayment of the AR Credit Facility and fees from Wells Fargo related to the early termination thereof. At the time of close, there was approximately nine hundred thousand ($900,000) of availability under the new Note in excess of amounts paid to extinguish the debt and fees with Wells Fargo. The Company incurred certain cash expense and commitment fees related to obtaining the agreement of approximately $170,000, which has been paid. The Note is secured by all of the Company’s property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title or interests. On April 21, 2014, the Company entered into the First Amendment and Waiver to the Loan and Security Agreement with ACF to adjust the covenants. On December 3, 2014 the Company entered into a Second Amendment and Waiver to the Loan and Security Agreement with ACF to adjust the future covenants as outlined below and waived certain defaults. The ACF facility includes certain covenants which require compliance until termination of the agreement. As of the date of this report, the Company was in compliance with all such covenants or had received waivers related thereto.

The Company has several administrative covenants and the following financial covenant:

The Company must maintain the following EBITDA:

(a) The three (3) consecutive calendar month period ending on December 31, 2014, to be a negative number exceeding negative Two Hundred Fifty Thousand and 00/100 Dollars ($250,000);

(b) The six (6) consecutive calendar month period ending on March 31, 2015, to be a negative number exceeding negative Five Hundred Thousand and 00/100 Dollars ($500,000);

(c) The nine (9) consecutive calendar month period ending on June 30, 2015, to be a negative number exceeding negative Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000);

(d) The twelve (12) consecutive calendar month period ending on September 30, 2015, to be a negative number exceeding negative One Million and 00/100 Dollars ($1,000,000); and

(e) For any period commencing on or after October 1, 2015, no less than such amounts as are established by Lender for such period in Lender’s permitted discretion based on the annual financial projections including such period delivered by Borrower.

The agreement includes certain covenants which require compliance until termination of the agreement. As of September 30, 2014, the Company was not in compliance with the EBITDA covenant or other administrative covenants, however as of the date of this report, the Company was in compliance with the above EBITDA covenant and had received a waiver from the Lender for other administrative covenants. At September 30, 2014, there was approximately $730,000 available on the line of credit.

The Company believes that the borrowing availability under the ACF facility will be adequate to fund the working capital needs. In recent years, the Company has incurred significant losses and negative cash flows from operations. Management has implemented a strategy which included cost reduction efforts as well as identifying strategic acquisitions, financed primarily through the issuance of common stock and convertible debt, to improve the overall profitability and cash flows of the Company. In addition, as discussed above, the Company entered into the ACF facility to provide working capital financing.

On March 31, 2014, the Company entered into a Securities Purchase Agreement (the “SPA”) with Aracle SPF I, LLC (“Aracle”) pursuant to which Aracle has the right to acquire up to 12 units (the “Units”), for $50,000 per Unit, with each Unit consisting of 250,000 shares of common stock of the Company and 125,000 common stock purchase warrants. The warrants are exercisable 6 months after issuance, have a term of 4 years, and have an exercise price of $0.25 per warrant share. The SPA contains standard representations, warranties, and covenants. In addition, the SPA contains a price adjustment mechanism that requires the Company, with certain exceptions, to issue additional shares of common stock to the investor in the event the Company, within 12 months of the initial closing under the SPA, issues certain equity securities at a price per share less than $0.20, provided, however, as long as the Company is listed on the NYSE MKT the total number of shares issuable under the foregoing adjustment provision may not exceed 19.9% of the Company’s outstanding shares of common stock on March 30, 2014. Further, in the event the Company is delisted from the NYSE MKT while Aracle owns at least 51% of the shares issued to it under the SPA, the Company shall issue an additional 3,000,000 shares to Aracle, and the 12 month price adjustment period shall be extended to 36 months. The Company agreed to appoint two new members to the Company’s Board of Directors within 60 days of the initial closing, which new members are subject to the prior approval of Aracle. The Company granted Aracle piggyback registration rights with respect to the shares and the shares of common stock underlying the warrants. The warrants do not include any price protection clause. Concurrently with entering into the SPA, the Company and Aracle conducted an initial closing thereunder, in which Aracle purchased 9.5 Units for $475,000. On April 16, 2014, the Company, Aracle and a second institutional investor entered into certain Securities Purchase Agreements (“SPA”) pursuant to which the investors purchased 2.5 Units for $125,000. The Company incurred certain expenses related to the SPA’s and the closings thereunder of approximately $130,000, which were paid from the proceeds for net proceeds of approximately $470,000.

On August 7, 2014, the Company issued a Convertible Note (the “Note”) with an original principal balance of $632,500 to Brio Capital Master Fund LTD (“Brio”), for a purchase price of $550,000. The Note matures on February 6, 2016, and is payable in thirteen monthly installments of $48,654, commencing in the sixth month post-closing. Brio has the right, however not the obligation, six months after closing, to convert all or any part of the outstanding Note into the Company’s common stock at an initial conversion price of $0.20 per share. After six months from closing, the conversion price will have a one-time reset to the lower of $0.20 or 90% of the average of the 3 lowest closing prices for the previous 10 trading days, subject to a floor of $0.14 per share. The Company can force conversion if the Company’s common stock trades at 250% greater than the conversion price for 20 consecutive trading days. In addition to the Note, the Company issued a warrant to purchase up to 2,371,875 shares of the Company common stock. The warrant is exercisable at $0.25 per share, vests 6 months after the closing, and expires 5 years thereafter.

In recent years, the Company has incurred significant losses and negative cash flows from operations. Management has implemented a strategy which included cost reduction efforts as well as identifying strategic acquisitions, financed primarily through the issuance of common stock, to improve the overall profitability and cash flows of the Company. Management believes with current cash flow from operations, the preferred offering and the availability under the ACF facility, the Company will have sufficient liquidity for the next 12 months.

Off-Balance Sheet Arrangements

As of September 30, 2014 and 2013, and during the two years then ended, there were no transactions, agreements or other contractual arrangements to which an unconsolidated entity was a party, under which the Company (a) had any direct or contingent obligation under a guarantee contract, derivative instrument or variable interest in the unconsolidated entity, or (b) had a retained or contingent interest in assets transferred to the unconsolidated entity.

Critical Accounting Policies

The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America and the rules of the United States Securities and Exchange Commission.

The following accounting policies are considered by management to be “critical” because of the judgments and uncertainties involved, and because different amounts would be reported under different conditions or using different assumptions.

Estimates and Assumptions

Management makes estimates and assumptions that can affect the amounts of assets and liabilities reported as of the date of the consolidated financial statements, as well as the amounts of reported revenues and expenses during the periods presented. Those estimates and assumptions typically involve expectations about events to occur subsequent to the balance sheet date, and it is possible that actual results could ultimately differ from the estimates. If differences were to occur in a subsequent period, the Company would recognize those differences when they became known. Significant matters requiring the use of estimates and assumptions include, but may not be limited to, deferred income tax valuation allowances, accounts receivable allowances, accounting for acquisitions, accounting for derivative liabilities and evaluation of impairment. Management believes that its estimates and assumptions are reasonable, based on information that is available at the time they are made.

Revenue Recognition

Direct hire placement service revenues are recognized when applicants accept offers of employment, less a provision for estimated losses due to applicants not remaining employed for the Company’s guarantee period. Contract staffing service revenues are recognized when services are rendered.

Cost of Contract Staffing Services

The cost of contract services includes the wages and the related payroll taxes and employee benefits of the Company’s employees while they work on contract assignments.

Income Taxes

We record a provision for income taxes for the anticipated tax consequences of the reported results of operations using the asset and liability method. Under this method, we recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, as well as for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the tax rates that are expected to apply to taxable income for the years in which those tax assets and liabilities are expected to be realized or settled. We record a valuation allowance to reduce our deferred tax assets to the net amount that we believe is more likely than not to be realized.

Due to the private sale of shares of common stock to LEED HR during fiscal 2012 and the resulting change in control, the Company may be limited by Section 382 of the Internal Revenue Code as to the amount of net operating losses that may be used in future years.

We recognize tax benefits from uncertain tax positions only if we believe that it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. Although we believe that we have adequately reserved for our uncertain tax positions, we can provide no assurance that the final tax outcome of these matters will not be materially different. We make adjustments to these reserves when facts and circumstances change, such as the closing of a tax audit or the refinement of an estimate. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made and could have a material impact on our financial condition and operating results.

Accounts Receivable

The Company extends credit to its various customers based on evaluation of the customer’s financial condition and ability to pay the Company in accordance with the payment terms. An allowance for placement fall-offs is recorded, as a reduction of revenues, for estimated losses due to applicants not remaining employed for the Company’s guarantee period. An allowance for doubtful accounts is recorded, as a charge to bad debt expense, where collection is considered to be doubtful due to credit issues. These allowances together reflect management’s estimate of the potential losses inherent in the accounts receivable balances, based on historical loss statistics and known factors impacting its customers. The nature of the contract service business, where companies are dependent on employees for the production cycle allows for a small accounts receivable allowance. Based on management’s review of accounts receivable, an allowance for doubtful accounts of approximately $395,000 and $272,000 is considered necessary as of September 30, 2014, and September 30, 2013, respectively. The Company charges uncollectible accounts against the allowance once the invoices are deemed unlikely to be collectible. Based on management’s review of accounts receivables related to discontinued operations, an allowance of approximately $265,000 and $35,000 are considered necessary as of September 30, 2014 and September 30, 2013, respectively.

Goodwill

Goodwill represents the excess of cost over the fair value of the net assets acquired in the acquisitions of DMCC Staffing, LLC, RFFG of Cleveland, LLC, and Ashley Ellis, LLC. The Company assesses goodwill for impairment at least annually. Testing Goodwill for impairment, which allows the Company to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the entity determines that this threshold is not met, then performing the two-step impairment test is unnecessary. An impairment loss would be recognized to the extent the carrying value of goodwill exceeds its implied fair value.

Fair Value Measurement

The Company follows the provisions of the accounting standard which defines fair value, establishes a framework for measuring fair value and enhances fair value measurement disclosure. Under these provisions, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

The standard establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use on unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is described below:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

The fair value of the Company’s current assets and current liabilities, excluding the derivative liability, approximate their carrying values due to their short term nature. The carrying value of the Company’s long-term liabilities and the derivative liability represents their fair value based on level 3 inputs, as discussed in Notes 6 and 8. The Company’s goodwill and other intangible assets are measured at fair value on a non-recurring basis using level 3 inputs, as discussed in Note 4.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposure to cash flow, market or foreign currency risk. Terms of convertible promissory note instruments are reviewed to determine whether or not they contain embedded derivative instruments that are required under ASC 815 “Derivative and Hedging” (ASC 815) to be accounted for separately from the host contract, and recorded on the balance sheet at fair value. The fair value of derivative liabilities, if any, is required to be revalued at each reporting date, with corresponding changes in fair value recorded in current period operating results.

Freestanding warrants issued by the Company in connection with the issuance or sale of debt and equity instruments are considered to be derivative instruments and are evaluated and accounted for in accordance with the provisions of ASC 815. Pursuant to ASC 815, an evaluation of specifically identified conditions is made to determine whether fair value of warrants issued is required to be classified as equity or as a derivative liability.

Intangible Assets

Customer lists, non-compete agreements, customer relationships, management agreements and trade names were recorded at their estimated fair value at the date of acquisition and are amortized over their estimated useful lives ranging from two to ten years using both accelerated and straight-line methods.

Impairment of Long-lived Assets

The Company records an impairment of long-lived assets used in operations, other than goodwill, when events or circumstances indicate that the asset might be impaired and the estimated undiscounted cash flows to be generated by those assets over their remaining lives are less than the carrying amount of those items. The net carrying value of assets not recoverable is reduced to fair value, which is typically calculated using the discounted cash flow method.

Stock-Based Compensation

The Company accounts for stock-based awards to employees in accordance with applicable accounting principles, which requires compensation expense related to share-based transactions, including employee stock options, to be measured and recognized in the financial statements based on a determination of the fair value of the stock options. The grant date fair value is determined using the Black-Scholes-Merton (“Black-Scholes”) pricing model. For all employee stock options, we recognize expense over the requisite service period on an accelerated basis over the employee’s requisite service period (generally the vesting period of the equity grant). The Company’s option pricing model requires the input of highly subjective assumptions, including the expected stock price volatility, expected term, and forfeiture rate. Any changes in these highly subjective assumptions significantly impact stock-based compensation expense.

Options awarded to purchase shares of common stock issued to non-employees in exchange for services are accounted for as variable awards in accordance with applicable accounting principles. Such options are valued using the Black-Scholes option pricing model.

See Note 9 for the assumptions used to calculate the fair value of stock-based employee and non-employee compensation. Upon the exercise of options, it is the Company’s policy to issue new shares rather than utilizing treasury shares.

Segment Data

The Company has two operating business segments a) Contract staffing services, and b) Direct hire placement services. These operating segments were determined based primarily on how the chief operating decision maker views and evaluates our operations. Operating results are regularly reviewed by the chief operating decision maker to make decisions about resources to be allocated to the segment and to assess its performance. Other factors, including type of business, type of employee, length of employment and revenue recognition are considered in determining these operating segments.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers,” which supersedes or replaces nearly all GAAP revenue recognition guidance. The new guidance establishes a new control-based revenue recognition model, changes the basis for deciding when revenue is recognized over time or at a point in time and will expand disclosures about revenue. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016 and interim periods within those years. Early adoption is not permitted. The Company is currently assessing the impact of ASU 2014-09.

In August 2014, the FASB issued Accounting Standards Update 2014–15 (“ASU 2014-15), “Presentation of Financial Statements – Going Concern (Subtopic 205 – 40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” ASU 2014-15 requires management to evaluate whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern, and to provide certain disclosures when it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued. ASU 2014-15 is effective for the annual period ended December 31, 2016 and for annual periods and interim periods thereafter with early adoption permitted. The Company does not expect this ASU to have a significant impact on its financial position or results of operations.

In November 2014, FASB issued ASU No. 2014-17, Business Combinations (Topic 805): Pushdown Accounting (a consensus of the FASB Emerging Issues Task Force. The amendments in this Update provide an acquired entity with an option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. An acquired entity may elect the option to apply pushdown accounting in the reporting period in which the change-in-control event occurs. An acquired entity should determine whether to elect to apply pushdown accounting for each individual change-in-control event in which an acquirer obtains control of the acquired entity. If pushdown accounting is not applied in the reporting period in which the change-in-control event occurs, an acquired entity will have the option to elect to apply pushdown accounting in a subsequent reporting period to the acquired entity’s most recent change-in-control event. An election to apply pushdown accounting in a reporting period after the reporting period in which the change-in-control event occurred should be considered a change in accounting principle in accordance with Topic 250, Accounting Changes and Error Corrections. If pushdown accounting is applied to an individual change-in-control event, that election is irrevocable. The amendments in this Accounting Standards Update are effective on November 18, 2014. After the effective date, an acquired entity can make an election to apply the guidance to future change-in-control events or to its most recent change-in-control event. However, if the financial statements for the period in which the most recent change-in-control event occurred already have been issued or made available to be issued, the application of this guidance would be a change in accounting principle. The adoption of ASU 2014-17 did not have a material impact on the Company’s consolidated financial statements.

Other recent accounting pronouncements issued by FASB and the SEC did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 200 million shares of common stock, no par value per share, and 20 million shares of preferred stock, no par value per share, of which 1 million are designated as Series A Convertible Preferred Stock. After completion of the Scribe acquisition, 28,994,014 shares of our common stock and 840,000 shares of our preferred stock will be issued and outstanding. The following description of our capital stock and certain provisions of our articles of incorporation and by-laws is a summary. The description below is qualified in its entirety by the provisions of our articles of incorporation and by-laws, which have been filed as exhibits to our prior SEC filings.

Common Stock

The issued and outstanding shares of our common stock are, and the shares of our common stock that will be issued as a result of the conversion of any Series A Preferred Shares or exercise of any Warrants will be, upon payment for the shares, validly issued, fully paid, and non-assessable. Holders of shares of our outstanding common stock are entitled to receive dividends if our Board of Directors decides to declare any dividends. Our common stock is neither redeemable nor convertible. Upon liquidation, dissolution, or winding up of the Company, holders of shares of our common stock are entitled to receive, pro rata, our assets that are legally available for distribution, after payment of all debts and other liabilities. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. Our articles do not allow for cumulative voting in the election of directors.

Preferred Stock

Our articles of incorporation authorize the issuance of 20 million shares of preferred stock, no par value per share. Our Board of Directors is authorized to provide for the issuance of shares of preferred stock in one or more series, and to fix for each series voting rights, if any, designation, preferences and relative, participating, optional or other special rights and such qualifications, limitations, or restrictions as provided in a resolution or resolutions adopted by our Board of Directors.

The purpose of authorizing our Board of Directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings, and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Upon completion of the Scribe acquisition, there will be 840,000 shares of Series A Preferred Stock outstanding, and we have no present plans to issue any other shares of preferred stock.

Each share of the Series A Preferred Stock is initially convertible, at the election of the holder, into 50 shares of the Company’s common stock. The foregoing conversion ratio is subject to standard adjustment mechanisms, as set forth in the designation of preferences of the Preferred Stock, as filed with the Illinois Secretary of State (the “Designation”). The Designation provides the holders of the Preferred Stock with certain other preferences and rights, including, but not limited to:

1. The right to receive cumulative compounding dividends in the amount of 8% of the liquidation value of the Preferred Stock, per annum, payable in cash or additional shares of Preferred Stock, if and when declared by our Board;

2. The right to participate, on an as converted basis, in any distributions or dividends the Company declares on its Common Stock;

3. The right to a liquidation preference, over the holders of the Company’s Common Stock, equal to the liquidation value of the Preferred Stock plus all accrued and unpaid dividends thereon, and thereafter to participate, on an as converted basis, with the holders of the Company’s Common Stock in all additional distributions;

4. The right to appoint two directors to the Board;

5. The right to vote, as a single class, on an as converted basis, with the holders of the Company’s Common Stock on all matters submitted to a vote of the holders of the Company’s Common Stock; and

6. The Company may not take several actions, as set forth in the Designation, without the prior approval of the holders of a majority of the outstanding shares of Preferred Stock.

Options & Warrants

After completion of the Scribe acquisition, Warrants will be issued for the right to purchase up to 6,400,000 shares of our common stock at an exercise price of $0.20 per share. Each Warrant will be exercisable for a period of 5 years after issuance.

The exercise prices of the Warrants are subject to adjustment in the event of stock splits, stock dividends, combinations and similar events affecting our common stock. In addition, in the event we consummate a fundamental corporate transaction such as a merger or consolidation with or into another person or other reorganization event in which our common stock is converted or exchanged for securities, cash or other property, or we convey or otherwise dispose of all or substantially all of our assets, then following such event, the holders of the Warrants will be entitled to receive, for each share that would have been issuable upon exercise of the Warrants immediately prior to such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock for which the Warrants are exercisable immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume our obligations under the Warrants.

The holders of the Warrants must surrender payment in cash of the aggregate exercise price of the shares being acquired upon exercise of the Warrants. No fractional shares of common stock will be issued in connection with the exercise of the Warrants but in any case where the holder would be entitled to receive a fractional share, the number of shares will be rounded up to the nearest whole share.

The Warrants do not entitle the holders thereof to any voting rights, dividends or other rights as a stockholder of ours prior to the exercise of their Warrants.

The Warrants are not listed on, and we do not intend to list any of them on, any securities exchange or automated quotation system.

Listing

Our shares of common stock are listed on the NYSE MKT under the symbol “JOB”.

ADDITIONAL INFORMATION

ACTION BY WRITTEN CONSENT

Because our Common Stock is currently listed on the NYSE MKT and we are therefore subject to Section 712 of the NYSE MKT Company Guide, we must obtain shareholder approval before issuing Common Stock, or securities convertible into Common Stock, in any transaction or series of related transactions, if the number of shares of Common Stock to be issued is, or will be upon issuance, equal to 20% or more of the number of shares of Common Stock outstanding before the issuance of the Common Stock or securities convertible into Common Stock. The Company currently has outstanding 28,944,014 shares of Common Stock, exclusive of 200,000 shares of Preferred Stock issued on January 8, 2014. Therefore, the issuance of 640,000 shares of Preferred Stock and of the Warrants in the transactions set forth in the SCRIBE Agreement could result in the issuance of Common Stock greater than 20% of the currently outstanding number of shares of Common Stock. Section 7.10 of the Illinois Business Corporation Act (“IBCA”) and our organizational documents permit any action that may be taken at a meeting of the shareholders to be taken by written consent by the holders of the number of shares of voting stock required to approve the action at a meeting. On December 11, 2014, the holders of shares of Common Stock, representing a majority of our then-outstanding voting power, approved by written consent the issuance of greater than 20 percent of the Company’s outstanding Common Stock for the acquisition of Scribe.

NO FURTHER SHAREHOLDER ACTION IS REQUIRED

Other than the shareholder written consent described above, no other votes are necessary or required to effectuate the transactions described in this Information Statement. The Company anticipates that the shareholder consent described in this Information Statement will become effective on or promptly after March 31, 2015.

EFFECTS OF THE PROPOSED ISSUANCE

In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. The issuance of a significant amount of Common Stock may further adversely affect the price of the Common Stock. The influx of such a substantial number of common shares into the public market could have a significant negative effect on the trading price of the Common Stock. As of December 10, 2014, approximately 25.7 million shares of Common Stock were outstanding. An additional approximate 640,000 shares of Preferred Stock which is convertible into 32,000,000 Common Stock will be outstanding upon the closing of the Scribe acquisition. Issuance of these shares of Common Stock may substantially dilute the ownership interests of our existing shareholders. The potential issuance of such additional shares of Common Stock may create downward pressure on the trading price of our Common Stock. After issuance, the shares of Common Stock contemplated by this Information Statement, will vote with the Common Stock on all matters submitted to the holders of the Common Stock.

THE STOCK EXCHANGE AGREEMENT

On December 11, 2014, the Company entered into the Stock Exchange Agreement (the “SCRIBE Agreement”) with Brittany M. Dewan as Trustee of the Derek E. Dewan Irrevocable Living Trust II dated the 27th of July, 2010, Brittany M. Dewan, individually, Allison Dewan, individually, Mary Menze, individually, and Alex Stuckey, individually (collectively, the “Scribe Shareholders”). Pursuant to the terms of the SCRIBE Agreement the Company will acquire 100% of the outstanding stock of Scribe Solutions Inc., (“Scribe”) from the Scribe Shareholders for 640,000 shares of Series A Preferred Stock (the “Preferred Stock”) of the Company. The Company and the Scribe Shareholders executed and delivered the Scribe Agreement in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, (the “Securities Act”), In addition, the Company will issue warrants, each with a $0.20 exercise price, and a five year term (the “Warrants”), to certain warrant holders in Scribe for warrants to purchase common stock in the Company in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act. This is all based on a valuation of Scribe of not less than $6,400,000. Upon the closing of the transaction, the Company will issue 640,000 shares of Preferred Stock in reliance on Section 4(a)(2) of the Securities Act. The transaction has been unanimously approved by the Boards of Directors of the Company (the “Board”) and Scribe and a majority of their respective shareholders. The closing of the transactions set forth in the SCRIBE Agreement is subject to customary conditions to closing, and is expected to occur prior to March 31, 2015.

Scribe has made certain additional customary covenants, including, among others, to conduct its business in the ordinary course between the execution of the SCRIBE Agreement and the closing of the acquisition and not to engage in certain kinds of transactions during that period, subject to certain exceptions. We have agreed not to take certain specified actions without Scribe’s consent during the time between execution of the SCRIBE Agreement and the closing of the acquisition. The SCRIBE Agreement is definitive between the Company and the Scribe Shareholders.

This summary of the material terms of the SCRIBE Agreement set forth herein is qualified in its entirety by reference to the SCRIBE Agreement, which is attached as Annex B to this Information Statement.

The parties to the SCRIBE Agreement are the Company and the Scribe Shareholders. The Company has a business address of 184 Shuman Blvd., Suite 420 Naperville, Illinois 60563. We are an Illinois corporation that provides the following distinctive services: (a) professional placement services specializing in the placement of information technology, engineering, and accounting professionals for direct hire and contract staffing, and (b) temporary staffing services in light industrial staffing. All of the following individuals were also a party to the SCRIBE Agreement as SCRIBE Shareholders: Brittany M. Dewan as Trustee of the Derek E. Dewan Irrevocable Living Trust II dated the 27th of July, 2010, Brittany M. Dewan, individually, Allison Dewan, individually, Mary Menze, individually, and Alex Stuckey.

BACKGROUND OF THE ACQUISITION

The following chronology summarizes the key meetings and events that led to our signing of the Scribe Stock Purchase Agreement. We held many conversations, both by telephone and in-person, about possible strategic alternatives. The chronology below covers only the key events leading up to the entry into the Scribe Stock Purchase Agreement and does not purport to catalogue every conversation among our representatives or between the Company and other parties.

On September 11, 2014, a representative of Scribe management attended an investor presentation in New York. Shortly thereafter, management contacted the management of General Employment.

On September 30, 2014, Scribe management, including Derek Dewan, presented Scribe Solutions Inc. to the Board of Directors. Based on the presentation and information provided, the Board approved management to continue discussion with Scribe management on a possible transaction between the two companies.

During the period from September 30, 2014 to December 1, 2014, the two Companies traded due diligence material and management had several meetings on the strategic nature of the merger.

On December 9, 2014, the Board of Directors approved and on December 10, 2014 the majority of the shareholders of the Company approved and authorize the execution by the Company of the Purchase Agreement, the Warrants, and all other agreements, instruments and certificates contemplated to be delivered pursuant to or in connection with the Purchase Agreement, such Purchase Agreement to be in substantially the form delivered to the undersigned Shareholder, with such changes, additions, modifications and deletions therein and containing such terms as Andrew J. Norstrud, the Chief Executive Officer of the Company deems necessary or appropriate.

REASONS FOR THE ACQUISITION

The Company is a staffing company that is publicly traded under the ticker symbol JOB, with approximately $40 million in revenue and has been losing money for the past several years. The staffing industry has more than $100 billion in annual sales and is expected to grow at a rate higher than 10% per year. This outlook is only expected to improve with anticipated additional governmental regulation, such as the new health care requirements and as companies increase their use of staffing companies to augment their human resource requirements.

The staffing industry is highly competitive with few barriers to entry, other than access to working capital, as many of the companies strategically use their staffing companies to extend their own cash flow requirement for payroll. This has created a dynamic where more than 6,000 staffing firms in the United States have been open for more than one year. There are only a few staffing companies with more than $100 million in revenue and the majority of staffing companies have less than $5 million in annual revenue.

The Company is caught in the middle of the industry, not big enough to fully capitalize on economies of scale, however too big to not have a corporate reporting structure. The Company is also a public entity, which makes it subject to the reporting requirements of the Exchange Act of 1934 and increases its need for a corporate governance structure. Being a public company, however, also enables the Company to incentivize its employees with equity and align their focus with the Company’s overall goals.

The Company is seeking significant growth in revenue and profitability over the course of the next two years through a series of acquisitions and internal expansion strategies. The Company seeks to acquire companies that (i) are cash flow positive and are accretive to the Company’s net income, or that can be in less than 180 days from acquisition, (ii) provide additional services to sell through its current infrastructure, (iii) strategically align with the Company’s culture, and (iv) provide or align with core technology, infrastructure and management.

The acquisition of Scribe meets all of these criteria. In addition, Scribe provides the Company entry into the medical staffing industry and significantly adds to its core executive management team.

NO DISSENTER’S RIGHTS

The corporate action described in this Information Statement will not afford to our shareholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

NO REGULATORY APPROVALS

There are no federal or state regulatory requirements that must be complied with or any approval that must be obtained in connection with the Scribe acquisition.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

We have not obtained a tax opinion from legal counsel or tax experts on the Scribe acquisition. The acquisition is intended for federal income tax purposes to qualify as one or more reorganizations within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. Based on the provisions of the Internal Revenue Code of 1986, as amended, existing United States Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change (possibly with retroactive effect), we do not believe that the acquisition will give rise to the recognition of gain or loses to us or our stockholders for U.S. federal income tax purposes. The foregoing summary is for general information only and does not discuss any state, local, foreign or other tax consequences.

ANTICIPATED ACCOUNTING TREATMENT

The Company anticipates accounting for the transaction as a business combination using the acquisition method of accounting for financial accounting purposes, whereby the estimated purchase price will be allocated to the assets and liabilities of Scribe based on their estimated fair values on the closing date of the acquisition, following Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of the Company’s executive officers or directors has a substantial interest, direct or indirect, by security holdings or otherwise in the Acquisition which is not shared by all of the Company’s stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of December 10, 2014, the Company’s directors, executive officers and principal shareholders beneficially own, directly or indirectly, in the aggregate, approximately 71% of its outstanding Common Stock. These shareholders collectively, and Mr. Schroering individually, have significant influence over the Company’s business affairs, with the ability to control matters requiring approval by the Company’s shareholders, including the written consent set forth in this Information Statement.

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company’s Common Stock, as of December 10, 2014 by (a) each shareholder known by the Company to be the beneficial owner of more than five percent of the Company’s Common Stock, (b) each of the Company’s directors, (c) each of the Company’s executive officers and (d) all executive officers and directors of the Company as a group. The shareholders listed below have sole voting and investment power except as noted.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
LEED HR, LLC and Michael Schroering LEED HR, LLC 2650 East Point Parkway, Suite 280 Louisville, KY 40223	16,023,744	(2)	61.9%
Dennis W. Baker	432,800	(3)	1.7%
Thomas C. Williams	315,000	(4)	1.2%
Jack Zwick	175,000	(5)	*
Andrew J. Norstrud	1,250,000	(7)	4.8%
Michael Schroering	315,000	(6)	1.2%
Current directors and executive officers as a group (5 individuals)	18,511,544		71.5%

*	Represents less than 1%.
(1)	Based on 25,899,675 shares of Common Stock issued and outstanding as of December 10, 2014.
(2)	Based on the Schedule 13D/A filed on June 11, 2014; Schedule 13D filed on September 13, 2013 and the Schedule 13D/A filed on September 21, 2012, by each of LEED HR, LLC, a Kentucky limited liability company, and Mr. Schroering, which disclosed that LEED HR, LLC owns directly 15,824,410 shares of Common Stock and that Mr. Schroering owns directly 199,334 shares of Common Stock. Mr. Schroering is the sole manager of LEED HR, LLC. By virtue of this relationship, Mr. Schroering may be deemed to beneficially own, the 15,824,410 shares of Common Stock owned directly by LEED HR, LLC.
(3)	Represents (i) 102,800 shares of Common Stock owned, and (ii) 330,000 shares of Common Stock issuable upon the exercise of stock options that are currently exercisable.
(4)	Represents 315,000 shares of Common Stock issuable upon the exercise of stock options that are currently exercisable.
(5)	Represents (i) 50,000 shares of Common Stock owned, and (ii) 125,000 shares of Common Stock indirectly through Mr. Zwick’s investment in Aracle SPF, LLC I.
(6)	Represents 315,000 shares of Common Stock. See Footnote #2.
(7)	Represents (i) 50,000 shares of Common Stock, and (ii) 1,200,000 shares of Common Stock issuable upon the exercise of stock options that are not currently exercisable.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy and information statements and other information with the SEC in accordance with the requirements of the Exchange Act. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You also may read and copy any document we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our Common Stock is listed and traded on the NYSE MKT Exchange under the trading symbol “JOB.”

You may request a copy of our filings with the SEC at no cost, by making written or telephone requests for such copies to:

General Employment Enterprises, Inc.

184 Shuman Blvd., Suite 420

Naperville, Illinois 60563

Attention: Andrew J. Norstrud

Phone: 630-954-0400

You should rely only on the information provided in this filing. You should not assume that the information in this information statement is accurate as of any date other than the date of this document. We have not authorized anyone else to provide you with any information.

BROKERS, CUSTODIANS, ETC.

We have asked brokers and other custodians, nominees and fiduciaries to forward this information statement to the beneficial owners of our Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

INCORPORATION BY REFERENCE

We incorporate by reference into this information statement our Quarterly Report on Form 10-Q for the quarter ended December 31, 2014, as filed by us with the SEC under the Exchange Act.

This information statement incorporates important business and financial information about the Company from other documents that are not included in or delivered with this document. You may obtain any of the documents incorporated by reference in this information statement from the SEC through the SEC’s website at www.sec.gov and on our website at www.genp.com. Information contained or linked to or from our website is not a part of this information statement. You may also obtain free copies of the documents the Company files with the SEC by written request to: Investor Relations, General Employment Enterprises, Inc., 184 Shuman Blvd., Suite 420, Naperville, Illinois 60563, or by telephonic request at (630) 954-0400.

All information concerning the Company contained in this information statement has been furnished by the Company. No person is authorized to make any representation with respect to the matters described in this information statement other than those contained in this Information Statement and if given or made must not be relied upon as having been authorized by the Company or any other person. Therefore, if anyone gives you such information, you should not rely on it. This Information Statement is dated March 6, 2015. You should not assume that the information contained in this document is accurate as of any other date unless the information specifically indicates that another date applies.

By order of the Board of Directors
Dennis Baker
Chairperson of the Board of Directors

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

General Employment Enterprises, Inc.

Naperville, Illinois

We have audited the accompanying consolidated balance sheets of General Employment Enterprises, Inc. (the “Company”) as of September 30, 2014 and 2013, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of General Employment Enterprises, Inc. as of September 31, 2014 and 2013, and the consolidated results of its operations and cash flows for each of the years then ended in conformity with US generally accepted accounting principles.

/s/ FRIEDMAN LLP

New York, New York

December 22, 2014

GENERAL EMPLOYMENT ENTERPRISES, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands)

	September 30, 2014	September 30, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$168	$361
Accounts receivable, less allowances (2014 - $395; 2013 - $272)	4,907	6,697
Other current assets	1,650	416
Assets of discontinued operations, less allowances (2014 - $265; 2013 - $35)	—	238

Total current assets	6,725	7,712

Property and equipment, net	453	530
Goodwill	1,106	1,106
Intangible assets, net	1,560	1,884

TOTAL ASSETS	$9,844	$11,232

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term debt	$2,711	$3,734
Accounts payable	910	1,015
Accrued compensation	2,633	2,733
Convertible note payable - current portion, net of discount	35	—
Derivative liability	131	—
Other current liabilities	1,214	981
Liabilities from discontinued operations	—	30

Total current liabilities	7,634	8,493
Convertible note payable, net of discount	132
Other long-term liabilities	13	126

Total long-term liabilities	145	126

Commitments and contingencies
SHAREHOLDERS’ EQUITY
Preferred stock; no par value; authorized - 20,000 shares; issued and outstanding - none	—	—
Common stock, no-par value; authorized - 200,000 shares; issued and outstanding - 25,899 shares at September 30, 2014 and 22,799 shares at September 30, 2013	—	—
Additional paid in capital	11,658	10,851
Accumulated deficit	(9,593)	(8,238)

Total shareholders’ equity	2,065	2,613

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$9,844	$11,232

The accompanying notes are an integral part of these consolidated financial statements.

GENERAL EMPLOYMENT ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

	Years Ended September 30,
	2014	2013
NET REVENUES:
Contract staffing services	$32,723	$39,187
Direct hire placement services	7,088	7,317

NET REVENUES	39,811	46,504

Cost of contract services	26,417	32,318
Selling, general and administrative expenses	13,709	15,173
Amortization of intangible assets	326	320

LOSS FROM OPERATIONS	(641)	(1,307)
Gain on change in derivative liability	47	—
Interest expense	(507)	(251)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION	(1,101)	(1,558)
Provision for income tax	(24)	(8)

LOSS FROM CONTINUING OPERATIONS	$(1,125)	$(1,566)

Loss from discontinued operations	$(230)	$(324)

NET LOSS	$(1,355)	$(1,890)

BASIC AND DILUTED LOSS PER SHARE
From continuing operations	$(0.05)	$(0.07)

From discontinued operations	$(0.01)	$(0.01)

Total net loss per share	$(0.06)	$(0.09)

WEIGHTED AVERAGE NUMBER OF SHARES - BASIC AND DILUTED	24,360	21,969

The accompanying notes are an integral part of these consolidated financial statements.

GENERAL EMPLOYMENT ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(In Thousands)

	Common Stock	Additional Paid	Accumulated	Total Shareholders’
	Shares	In Capital	Deficit	Equity
Balance, September 30, 2012	21,699	$10,453	$(6,348)	$4,105
Issuance of common stock	1,100	330	—	330
Stock compensation expense	—	68	—	68
Net loss	—	—	(1,890)	(1,890)

Balance, September 30, 2013	22,799	$10,851	$(8,238)	$2,613
Stock compensation expense	—	98	—	98
Issuance of warrants related to debt	—	219	—	219
Issuance of common stock, net	3,000	470	—	470
Stock issued for services	100	20	—	20
Net loss	—	—	(1,355)	(1,355)

Balance, September 30, 2014	25,899	$11,658	$(9,593)	$2,065

The accompanying notes are an integral part of these consolidated financial statements.

GENERAL EMPLOYMENT ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Years Ended September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,355)	$(1,890)
Loss from discontinued operations	(230)	(324)

Loss from continuing operations	(1,125)	(1,566)
Adjustments to reconcile loss from continuing operations to net cash (used in) provided by operating activities:
Depreciation and amortization	498	485
Stock issued for services	20	—
Stock option expense	98	68
Provision for doubtful accounts	322	142
Loss on abandonment of fixed assets	49	78
Changes in operating assets and liabilities -
Accounts receivable	1,468	(675)
Accounts payable	(105)	842
Accrued compensation	(100)	(300)
Other current assets	(1,234)	(324)
Other current liabilities	530	265
Long-term liabilities	(113)	(127)

Net cash provided by (used in) operating activities - Continuing Operations	308	(1,112)
Net cash (used in) provided by operating activities - Discontinued Operations	(22)	41

Net cash provided by (used in) operating activities	286	(1,071)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(146)	(191)
Partial payment of earn-out	(225)	(150)

Net cash used in investing activities - Continuing Operations	(371)	(341)
Net cash used in investing activities - Discontinued Operations	—	(4)

Net cash used in investing activities	(371)	(345)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale lease back	—	122
Proceeds from short-term related party debt	185	—
Payments on short-term related party debt	(185)	—
Proceeds from the issuance of equity, net	470	—
Proceeds from the issuance of debt, net	517	—
Payments on capital lease	(72)	(39)
Net proceeds from short-term debt	(1,023)	1,330

Net cash (used in) provided by financing activities	(108)	1,413

Net change in cash and cash equivalents - Continuing Operations	(171)	(40)
Net change in cash and cash equivalents - Discontinued Operations	(22)	37
Cash and cash equivalents at beginning of year - Continuing Operations	361	364

Cash and cash equivalents at end of year	$168	$361

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$461	$248

Cash paid for taxes	$24	$8

NON-CASH FROM INVESTING AND FINANCING ACTIVITIES:
Property and equipment additions purchased by capital lease	$—	$194

Non-cash payment of earn-out	$—	$330

The accompanying notes are an integral part of these consolidated financial statements.

GENERAL EMPLOYMENT ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Business

General Employment Enterprises, Inc. (the “Company”, “us”, “our” or “we”) was incorporated in the State of Illinois in 1962 and is the successor to employment offices doing business since 1893 and provides staffing services through a network of branch offices located in major metropolitan areas throughout the United States. The Company’s professional staffing services provide information technology, engineering and accounting professionals to clients on either a regular placement basis or a temporary contract basis. The Company’s agricultural staffing services provided agricultural workers for farms and groves, until July 7, 2013, when the Company ceased operations within its Agricultural Division, terminated all the division’s employees and began the process of liquidating all assets of this Division. The Company’s industrial staffing business provides weekly temporary staffing for light industrial clients in Ohio.

The Company has experienced significant losses in the past. Management has implemented a strategy which included cost reduction efforts, closure of the Agricultural Division as well as identifying strategic acquisitions, financed primarily through the issuance of stock and convertible debt, to improve the overall profitability and cash flows of the Company. The Company entered into a three year revolving credit agreement with ACF Finco I LP (formerly Keltic) to provide working capital financing. The agreement allows ACF Finco I LP to advance the Company funds based on a percentage of eligible invoices. Management believes with current cash flow from operations, the preferred offering and the availability under the ACF Finco I LP loan agreement, the Company will have sufficient liquidity for the next 12 months.

2. Significant Accounting Policies and Estimates

Basis of Presentation

The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America and the rules of the United States Securities and Exchange Commission.

Principles of Consolidation

The consolidated financial statements include the accounts and transactions of the Company and its wholly-owned subsidiaries. All significant inter-company accounts and transactions are eliminated in consolidation.

Estimates and Assumptions

Management makes estimates and assumptions that can affect the amounts of assets and liabilities reported as of the date of the condensed consolidated financial statements, as well as the amounts of reported revenues and expenses during the periods presented. Those estimates and assumptions typically involve expectations about events to occur subsequent to the balance sheet date, and it is possible that actual results could ultimately differ from the estimates. If differences were to occur in a subsequent period, the Company would recognize those differences when they became known. Significant matters requiring the use of estimates and assumptions include, but may not be limited to, deferred income tax valuation allowances, accounts receivable allowances, accounting for acquisitions, accounting for derivatives and evaluation of impairment. Management believes that its estimates and assumptions are reasonable, based on information that is available at the time they are made.

Revenue Recognition

Direct hire placement service revenues are recognized when applicants accept offers of employment, less a provision for estimated losses due to applicants not remaining employed for the Company’s guarantee period. Contract staffing service revenues are recognized when services are rendered.

The provision for falloffs and refunds, which is reflected in the consolidated statements of operations as a reduction of placement service revenues, was $939,000 in fiscal 2014 and $969,000 in fiscal 2013.

Cost of Contract Staffing Services

The cost of contract services includes the wages and the related payroll taxes and employee benefits of the Company’s employees while they work on contract assignments.

Cash and Cash Equivalents

Highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents. At September 30, 2014, and September 30, 2013, there were no cash equivalents. The Company maintains deposits in financial institutions in excess of amounts guaranteed by the Federal Deposit Insurance Corporation. Cash and cash equivalents are maintained at financial institutions and, at times, balances may exceed federally insured limits. We have never experienced any losses related to these balances. Beginning 2013, insurance coverage reverted to $250,000 per depositor at each financial institution, and our non-interest bearing cash balances may again exceed federally insured limits.

Accounts Receivable

The Company extends credit to its various customers based on evaluation of the customer’s financial condition and ability to pay the Company in accordance with the payment terms. An allowance for placement fall-offs is recorded, as a reduction of revenues, for estimated losses due to applicants not remaining employed for the Company’s guarantee period. An allowance for doubtful accounts is recorded, as a charge to bad debt expense, where collection is considered to be doubtful due to credit issues. These allowances together reflect management’s estimate of the potential losses inherent in the accounts receivable balances, based on historical loss statistics and known factors impacting its customers. The nature of the contract service business, where companies are dependent on employees for the production cycle allows for a small accounts receivable allowance. Based on management’s review of accounts receivable, an allowance for doubtful accounts of approximately $395,000 and $272,000 is considered necessary as of September 30, 2014, and September 30, 2013, respectively. The Company charges uncollectible accounts against the allowance once the invoices are deemed unlikely to be collectible. Based on management’s review of accounts receivables related to discontinued operations, an allowance of approximately $265,000 and $35,000 are considered necessary as of September 30, 2014 and September 30, 2013, respectively.

Property and Equipment

Property and equipment are recorded at cost. Depreciation expense is calculated on a straight-line basis over estimated useful lives of five years for computer equipment and two to ten years for office equipment, furniture and fixtures. The Company capitalizes computer software purchased or developed for internal use and amortizes it over an estimated useful life of five years. The carrying value of property and equipment is reviewed for impairment whenever events or changes in circumstances indicate that it may not be recoverable. If the carrying amount of an asset group is greater than its estimated future undiscounted cash flows, the carrying value is written down to the estimated fair value. There was no impairment of property and equipment for the years ended September 30, 2014 and 2013. For property and equipment included in current asset of discontinued operations in the accompanying balance sheet the Company has ceased recording depreciation expense.

Goodwill

Goodwill represents the excess of cost over the fair value of the net assets acquired in the acquisitions of DMCC Staffing, LLC, RFFG of Cleveland, LLC, and Ashley Ellis, LLC (“Ashley Ellis”). The Company assesses goodwill for impairment at least annually. Testing Goodwill for Impairment, which allows the Company to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the entity determines that this threshold is not met, then performing the two-step impairment test is unnecessary. An impairment loss would be recognized to the extent the carrying value of goodwill exceeds its implied fair value.

Fair Value Measurement

The Company follows the provisions of the accounting standard which defines fair value, establishes a framework for measuring fair value and enhances fair value measurement disclosure. Under these provisions, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

The standard establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use on unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is described below:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

The fair value of the Company’s current assets and current liabilities, excluding the derivative liability, approximate their carrying values due to their short term nature. The carrying value of the Company’s long-term liabilities and the derivative liability represents their fair value based on level 3 inputs, as discussed in Notes 6 and 8. The Company’s goodwill and other intangible assets are measured at fair value on a non-recurring basis using level 3 inputs, as discussed in Note 4.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposure to cash flow, market or foreign currency risk. Terms of convertible promissory note instruments are reviewed to determine whether or not they contain embedded derivative instruments that are required under ASC 815 “Derivative and Hedging” (ASC 815) to be accounted for separately from the host contract, and recorded on the balance sheet at fair value. The fair value of derivative liabilities, if any, is required to be revalued at each reporting date, with corresponding changes in fair value recorded in current period operating results.

Freestanding warrants issued by the Company in connection with the issuance or sale of debt and equity instruments are considered to be derivative instruments and are evaluated and accounted for in accordance with the provisions of ASC 815. Pursuant to ASC 815, an evaluation of specifically identified conditions is made to determine whether fair value of warrants issued is required to be classified as equity or as a derivative liability.

Earnings (loss) per Share

Basic income (loss) per share is computed by dividing net income (loss) attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted income (loss) per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation. Common share equivalents of approximately 468,000 and 47,000 were excluded from the computation of diluted earnings per share for the years ended September 30, 2014 and 2013, respectively, because their effect is anti-dilutive.

Reclassification

Certain reclassifications have been made to the financial statements as of and for the year ended September 30, 2013 to conform to the presentation as of and for the year ended September 30, 2014.

Advertising Expenses

The majority of the Company’s advertising expense budget is used to support the Company’s business. Most of the advertisements are in print or internet media, with expenses recorded as they are incurred. For the years ended September 30, 2014 and 2013, included in selling, general and administrative expenses was advertising expense totaling approximately $718,000 and $733,000, respectively.

Intangible Assets

Customer lists, non-compete agreements, customer relationships, management agreements and trade names were recorded at their estimated fair value at the date of acquisition and are amortized over their estimated useful lives ranging from two to ten years using both accelerated and straight-line methods.

Impairment of Long-lived Assets

The Company records an impairment of long-lived assets used in operations, other than goodwill, when events or circumstances indicate that the asset might be impaired and the estimated undiscounted cash flows to be generated by those assets over their remaining lives are less than the carrying amount of those items. The net carrying value of assets not recoverable is reduced to fair value, which is typically calculated using the discounted cash flow method.

Stock-Based Compensation

The Company accounts for stock-based awards to employees in accordance with applicable accounting principles, which requires compensation expense related to share-based transactions, including employee stock options, to be measured and recognized in the financial statements based on a determination of the fair value of the stock options. The grant date fair value is determined using the Black-Scholes-Merton (“Black-Scholes”) pricing model. For all employee stock options, we recognize expense over the requisite service period on an accelerated basis over the employee’s requisite service period (generally the vesting period of the equity grant). The Company’s option pricing model requires the input of highly subjective assumptions, including the expected stock price volatility, expected term, and forfeiture rate. Any changes in these highly subjective assumptions significantly impact stock-based compensation expense.

Options awarded to purchase shares of common stock issued to non-employees in exchange for services are accounted for as variable awards in accordance with applicable accounting principles. Such options are valued using the Black-Scholes option pricing model.

See Note 9 for the assumptions used to calculate the fair value of stock-based employee and non-employee compensation. Upon the exercise of options, it is the Company’s policy to issue new shares rather than utilizing treasury shares.

Income Taxes

We record a provision for income taxes for the anticipated tax consequences of the reported results of operations using the asset and liability method. Under this method, we recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, as well as for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the tax rates that are expected to apply to taxable income for the years in which those tax assets and liabilities are expected to be realized or settled. We record a valuation allowance to reduce our deferred tax assets to the net amount that we believe is more likely than not to be realized.

Due to the private sale of shares of common stock to LEED HR during fiscal 2012 and the resulting change in control, the Company may be limited by Section 382 of the Internal Revenue Code as to the amount of net operating losses that may be used in future years.

We recognize tax benefits from uncertain tax positions only if we believe that it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. Although we believe that we have adequately reserved for our uncertain tax positions, we can provide no assurance that the final tax outcome of these matters will not be materially different. We make adjustments to these reserves when facts and circumstances change, such as the closing of a tax audit or the refinement of an estimate. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made and could have a material impact on our financial condition and operating results.

Discontinued Operations

A discontinued operation is a component of an entity that has either been disposed of or that is classified as held for sale, which represents a separate major line of business or geographical area of operations and is part of a single coordinated plan to dispose of a separate line of business or geographical area of operations. In accordance with the rules regarding the presentation of discontinued operations, the assets, liabilities and activity of our agricultural business have been reclassified as a discontinued operation for all periods presented.

Segment Data

The Company has two operating business segments a) Contract staffing services, and b) Direct hire placement. These operating segments were determined based primarily on how the chief operating decision maker views and evaluates our operations. Operating results are regularly reviewed by the chief operating decision maker to make decisions about resources to be allocated to the segment and to assess its performance. Other factors, including type of business, type of employee, length of employment and revenue recognition are considered in determining these operating segments.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers,” which supersedes or replaces nearly all GAAP revenue recognition guidance. The new guidance establishes a new control-based revenue recognition model, changes the basis for deciding when revenue is recognized over time or at a point in time and will expand disclosures about revenue. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016 and interim periods within those years. Early adoption is not permitted. The Company is currently assessing the impact of ASU 2014-09.

In August 2014, the FASB issued Accounting Standards Update 2014–15 (“ASU 2014-15), “Presentation of Financial Statements – Going Concern (Subtopic 205 – 40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” ASU 2014-15 requires management to evaluate whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern, and to provide certain disclosures when it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued. ASU 2014-15 is effective for the annual period ended December 31, 2016 and for annual periods and interim periods thereafter with early adoption permitted. The Company does not expect this ASU to have a significant impact on its financial position or results of operations.

In November 2014, FASB issued ASU No. 2014-17, Business Combinations (Topic 805): Pushdown Accounting (a consensus of the FASB Emerging Issues Task Force. The amendments in this Update provide an acquired entity with an option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. An acquired entity may elect the option to apply pushdown accounting in the reporting period in which the change-in-control event occurs. An acquired entity should determine whether to elect to apply pushdown accounting for each individual change-in-control event in which an acquirer obtains control of the acquired entity. If pushdown accounting is not applied in the reporting period in which the change-in-control event occurs, an acquired entity will have the option to elect to apply pushdown accounting in a subsequent reporting period to the acquired entity’s most recent change-in-control event. An election to apply pushdown accounting in a reporting period after the reporting period in which the change-in-control event occurred should be considered a change in accounting principle in accordance with Topic 250, Accounting Changes and Error Corrections. If pushdown accounting is applied to an individual change-in-control event, that election is irrevocable. The amendments in this Accounting Standards Update are effective on November 18, 2014. After the effective date, an acquired entity can make an election to apply the guidance to future change-in-control events or to its most recent change-in-control event. However, if the financial statements for the period in which the most recent change-in-control event occurred already have been issued or made available to be issued, the application of this guidance would be a change in accounting principle. The adoption of ASU 2014-17 did not have a material impact on the Company’s consolidated financial statements.

Other recent accounting pronouncements issued by FASB and the SEC did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

3. Property and Equipment

Property and equipment consisted of the following as of September 30:

(In thousands)	Useful Lives	2014	2013
Computer software	5 years	$1,447	$1,447
Office equipment, furniture and fixtures and leasehold improvements	2 to 10 years	1,413	2,325

Total property and equipment, at cost		2,860	3,772
Accumulated depreciation and amortization		(2,407)	(3,242)

Property and equipment, net		$453	$530

Disposals of property and equipment, consisting primarily of fully-depreciated office furniture, a vehicle and equipment, had an original cost of approximately $49,000 and $28,000 in fiscal 2014 and 2013, respectively. Leasehold improvements are amortized over the term of the lease.

During the year ended September 30, 2013, the Company sold vehicles with a value of approximately $225,000 and leased them back under a 30 month agreement at an interest rate of approximately 23%. At September 30, 2014, approximately $72,000 is current and included in other current liabilities and approximately $7,000 is included in other long term liabilities.

Depreciation expense for the year ended September 30, 2014 and 2013 was approximately $174,000 and $165,000, respectively.

4. Goodwill and Intangible Assets

Goodwill

Goodwill represents the excess of cost over the fair value of the net assets acquired from various acquisitions. Goodwill is not amortized. The Company performs a goodwill impairment test annually, by reporting unit, in the fourth quarter of the fiscal year, or whenever potential impairment triggers occur. Should the two-step process be necessary, the first step of the impairment test identifies potential impairment by comparing the fair value of a reporting unit to its carrying value including goodwill. In applying a fair-value-based test, estimates are made of the expected future cash flows to be derived from the reporting unit. Similar to the review for impairment of other long-lived assets, the resulting fair value determination is significantly impacted by estimates of future margins, capital needs, economic trends and other factors. If the carrying value of the reporting unit exceeds its fair value, the second step of the impairment test is performed to measure the amount of impairment loss, if any. The second step of the impairment test compares the implied fair value of the reporting unit goodwill with the carrying amount of that goodwill. An impairment loss would be recognized to the extent the carrying value of goodwill exceeds its implied fair value. No impairment loss was recorded in fiscal year 2014 or 2013.

Intangible Assets

As of September 30, 2014

(In Thousands)	Cost	Accumulated Amortization	Loss on Impairment of Intangible Assets	Net Book Value
Customer Relationships	$2,690	$1,137	$—	$1,553
Trade Name	17	10	—	7

	$2,707	$1,147	$—	$1,560

As of September 30, 2013

(In Thousands)	Cost	Accumulated Amortization	Loss on Impairment of Intangible Assets	Net Book Value
Customer Relationships	$2,690	$816	$—	$1,874
Trade Name	17	7	—	10

	$2,707	$823	$—	$1,884

Amortization expense was approximately $326,000 and $320,000 for the years ended September 30, 2014 and 2013, respectively.

The trade names are amortized on a straight – line basis over the estimated useful life of five years. Customer relationships are amortized based on the future undiscounted cash flows over estimated remaining useful lives of three to ten years. Over the next five years, annual amortization expense for these finite life intangible assets will be approximately $320,000 in 2015, $320,000 in 2016, $320,000 in 2017, $320,000 in 2018 and $280,000 in 2019.

Long-lived assets, such as purchased intangibles subject to amortization, are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company regularly evaluates whether events and circumstances have occurred that indicate possible impairment and relies on a number of factors, including operating results, business plans, economic projections, and anticipated future cash flows. The Company uses an estimate of the future undiscounted net cash flows of the related asset or asset group over the remaining life in measuring whether the assets are recoverable.

During the year ended September 30, 2014, the Company did not record any impairment of intangible assets.

5. Short-term Debt

On September 27, 2013, the Company (“Borrwer”) entered into agreements with ACF FINCO I LP (successor-in-interest to Keltic Financial Partners II, LP), a limited partnership formed under the laws of the State of Delaware (“ACF”) (“Lender”) that provide the Company with long term financing through a six million dollar ($6,000,000) secured revolving note (the “Note”). The Note has a term of three years and has no amortization prior to maturity. The interest rate for the Note is a fluctuating rate that, when annualized, is equal to the greatest of (A) the Prime Rate plus three and one quarter percent (3.25%), (B) the LIBOR Rate plus six and one quarter percent (6.25%), and (C) six and one half percent (6.50%), with the interest paid on a monthly basis. At September 30, 2014 and September 30, 2013 the interest rate was 6.5%. Loan advances pursuant to the Note are based on the accounts receivable balance and other assets. Upon execution of the Note, approximately three million fifty thousand dollars ($3,050,000) was advanced for the full repayment of the AR Credit Facility and fees from Wells Fargo related to the early termination thereof. At the time of close, there was approximately nine hundred thousand ($900,000) of availability under the new Note in excess of amounts paid to extinguish the debt and fees with Wells Fargo. The Company incurred certain cash expense and commitment fees related to obtaining the agreement of approximately $170,000, which has been paid. The Note is secured by all of the Company’s property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title or interests. On April 21, 2014, the Company entered into the First Amendment and Waiver to the Loan and Security Agreement with ACF to adjust the covenants. On December 3, 2014, the Company entered into a Second Amendment and Waiver to the Loan and Security Agreement with ACF to adjust the future covenants as outlined below and waived certain defaults. The ACF facility includes certain covenants which require compliance until termination of the agreement. As of the date of this report, the Company was in compliance with all such covenants or had received waivers related thereto.

The Company has several administrative covenants and the following financial covenant:

The Company must maintain the following EBITDA:

(a) The three (3) consecutive calendar month period ending on December 31, 2014, to be a negative number exceeding negative Two Hundred Fifty Thousand and 00/100 Dollars ($250,000);

(b) The six (6) consecutive calendar month period ending on March 31, 2015, to be a negative number exceeding negative Five Hundred Thousand and 00/100 Dollars ($500,000);

(c) The nine (9) consecutive calendar month period ending on June 30, 2015, to be a negative number exceeding negative Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000);

(d) The twelve (12) consecutive calendar month period ending on September 30, 2015, to be a negative number exceeding negative One Million and 00/100 Dollars ($1,000,000); and

(e) For any period commencing on or after October 1, 2015, no less than such amounts as are established by Lender for such period in Lender’s permitted discretion based on the annual financial projections including such period delivered by Borrower.

The agreement includes certain covenants which require compliance until termination of the agreement. As of the September 30, 2014, the Company was not in compliance with the EBITDA covenant or other administrative covenants, however as of the date of this report, the Company was in compliance with the above EBITDA covenant and had received a waiver from the Lender for other administrative covenants. At September 30, 2014, there was approximately $730,000 available on the line of credit.

6. Convertible Note

On August 7, 2014, the Company issued a Convertible Note (the “Note”) with an original principal balance of $632,500 to Brio Capital Master Fund LTD (“Brio”), for a purchase price of $550,000. The Note matures on February 6, 2016, and is payable in thirteen monthly installments of $48,654, commencing in the sixth month post-closing. Brio has the right, however not the obligation, six months after closing, to convert all or any part of the outstanding Note into the Company’s common stock at an initial conversion price of $0.20 per share. After six months from closing, the conversion price will have a one-time reset to the lower of $0.20 or 90% of the average of the 3 lowest closing prices for the previous 10 trading days, subject to a floor of $0.14 per share. The Company can force conversion if the Company’s common stock trades at 250% greater than the conversion price for 20 consecutive trading days.

In addition to the Note, the Company issued a warrant to purchase up to 2,371,875 shares of the Company’s common stock. The warrant is exercisable at $0.25 per share, vests 6 months after the closing, and expires 5 years thereafter.

The Convertible Note contains an embedded conversion feature requiring bifurcation and liability treatment. The Company accounted for this conversion feature and the detachable warrants by allocating the proceeds from issuance of the convertible notes to the conversion feature and the warrants. These were based on a relative fair value and the conversion feature was valued by a third party.

To recognize the fair value of the warrants, the Company discounted the note and increased additional paid in capital. The fair value of the conversion feature was approximately $178,000, the Company discounted the note and created a derivative liability, which will be evaluated each quarter and adjusted for any change in value. For the year ended September 30, 2014, the Company recognized interest expense and the amortization of the discount of approximately $36,000.

(In Thousands)	September 30, 2014
Original principal balance	$633
Debt discount for issuance costs and original discount	(105)
Debt discount for issuance of warrants	(219)
Debt discount for conversion feature	(178)

Total	131
Interest expense and amortization of debt discount	36

Balance at September 30, 2014	167

Current portion of convertible debt	(35)
Total long-term portion of convertible debt, net of debt discount	$132

During the period from August 7, 2014 to September 30, 2014 there was a gain on the change of derivative liability of approximately $47,000, which was recorded as a decrease to the derivative liability and a decrease to net loss to the statement of operations.

Derivative Liability
Balance at August 7, 2014	$178,000
Changes in fair value	(47,000)

Balance at September 30, 2014	$131,000

7. Other Current Liabilities

Other current liabilities consisted of the following:

	September 30,
(In Thousands)	2014	2013
Accrued expenses	$174	$256
Accrued sales tax	762	226
Capital lease – short-term	72	72
Earn-out liability	201	350
Deferred rent	5	77

Total other current liabilities	$1,214	$981

8. Long-Term Liabilities

In connection with the completion of the sale of shares of common stock to PSQ in fiscal year 2009, the Company’s then Chairman, Chief Executive Officer and President (the “former CEO”) retired from those positions and his employment agreement with the Company was replaced by a new consulting agreement. Under the consulting agreement, the Company became obligated to pay an annual consulting fee of $180,000 over a five-year period and to issue 500,000 shares of common stock to the former CEO for no additional consideration. During fiscal year 2009, the Company recorded a liability for the net present value of the future payments in the amount of $790,000 and recorded a charge to operations in the amount of $280,000 based on a quoted market price of $0.56 per share on the date of the award. On January 31, 2013, the former CEO retired from all positions with the Company, however he will continue to receive his monthly payments required under his consulting agreement. As of September 30, 2014 and September 30, 2013, the liability for future payments was reflected on the consolidated balance sheet as short term accrued compensation of $60,000 and $135,000, respectively.

Included in long-term liabilities as of September 30, 2013 are capital leases as disclosed in Note 3 and deferred rent.

9. Common Stock

In 2013, the Company executed an Amended and Restated Purchase agreement with RFFG that required the issuance of 1.1 million shares of common stock. The stock was officially issued on July 2, 2013. The stock price on July 2, 2013 was $0.2999 and there were shares traded that day at that price. The value related to the transaction on July 2, 2013 was $329,890.

On September 9, 2013, the shareholders approved the increase of common shares authorized to be issued by the Company from 50,000,000 to 200,000,000 and preferred shares from 1,000,000 to 20,000,000.

On March 31, 2014, the Company and Aracle SPF I, LLC, a New York based fund (“Aracle”) entered into a Securities Purchase Agreement (the “SPA”) pursuant to which Aracle has the right to acquire up to 12 units (the “Units”), for $50,000 per Unit, with each Unit consisting of 250,000 shares of common stock of the Company and 125,000 common stock purchase warrants. The warrants are exercisable 6 months after issuance, have a term of 4 years, and have an exercise price of $0.25 per warrant share. The SPA contains standard representations, warranties, and covenants. In addition, the SPA contains a price adjustment mechanism that requires the Company, with certain exceptions, to issue additional shares of common stock to the investor in the event the Company, within 12 months of the initial closing under the SPA, issues certain equity securities at a price per share less than $0.20, provided, however, as long as the Company is listed on the NYSE MKT the total number of shares issuable under the foregoing adjustment provision may not exceed 19.9% of the Company’s outstanding shares of common stock on March 30, 2014. Further, in the event the Company is delisted from the NYSE MKT while Aracle owns at least 51% of the shares issued to it under the SPA, the Company shall issue an additional 3,000,000 shares to Aracle, and the 12 month price adjustment period shall be extended to 36 months. The Company agreed to appoint two new members to the Company’s Board of Directors within 60 days of the initial closing, which new members are subject to the prior approval of Aracle. The Company granted Aracle piggyback registration rights with respect to the shares and the shares of common stock underlying the warrants. The warrants do not include any price protection clause.

Concurrently with the execution of the SPA the Company and Aracle conducted an initial closing thereunder, in which Aracle purchased 9.5 Units for $475,000. The Units and the securities underlying the Units were issued to Aracle, an accredited investor, pursuant to the exemption from registration provided by Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended, and other applicable exemptions. The issued securities contain a standard restricted legend.

On April 16, 2014, the Company, Aracle and a second institutional investor entered into certain Securities Purchase Agreements (“SPA”) pursuant to which the Investors purchased 2.5 Units for $125,000.

The Company incurred certain expenses related to the SPA of approximately $130,000, which were paid from the proceeds, for a net proceeds of approximately $470,000.

The shares and securities underlying the warrants were issued to the investors, pursuant to the exemption from registration provided by Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended, and other applicable exemptions. The issued securities contain a standard restricted legend.

Warrants

(Number of Warrants in Thousands)	Number of Shares	Exercise Price	Expiration
Outstanding at September 30, 2013	—
Warrants Granted
Aracle Warrants	1,500	$0.25	3/31/2018
Brio Warrants	2,372	$0.25	2/07/2020

Outstanding at September 30, 2014	3,872

The weighted average exercise price of outstanding warrants was $0.25 at September 30, 2014, with expiration dates ranging from March 31, 2018 to February 7, 2020.

10. Stock Option Plans

As of September 30, 2014, there were stock options outstanding under the Company’s 1995 Stock Option Plan, Second Amended and Restated 1997 Stock Option Plan, 1999 Stock Option Plan and the 2011 Company Incentive Plan. All four plans were approved by the shareholders. The 1995 Stock Option Plan and the 1999 Stock Option Plan have expired, and no further options may be granted under those plans. During fiscal 2009, the Second Amended and Restated 1997 Stock Option Plan was amended to make an additional 592,000 options available for granting and as of September 30, 2013 there were no shares available for issuance under the Amended and Restated 1997 Stock Option Plan. As of September 30, 2014, there were no shares available for issuance under the 2011 Company Incentive Plan. The plans granted specified numbers of options to non-employee directors, and they authorized the Compensation Committee of the Board of Directors to grant either incentive or non-statutory stock options to employees. Vesting periods are established by the Compensation Committee at the time of grant. All stock options outstanding as of September 30, 2014 and September 30, 2013 were non-statutory stock options, had exercise prices equal to the market price on the date of grant, and had expiration dates ten years from the date of grant.

On July 23, 2013, the Board of Directors approved the Company’s 2013 Incentive Stock Plan (the “2013 Plan”), and resolved to cease issuing securities under all prior Company equity compensation plans. The 2013 Plan was approved by the Company’s shareholders at the Annual Meeting of Stockholders on September 9, 2013. The purpose of the 2013 Plan is to provide additional incentives to select persons who can make, are making, and continue to make substantial contributions to the growth and success of the Company, to attract and retain the employment and services of such persons, and to encourage and reward such contributions, by providing these individuals with an opportunity to acquire or increase stock ownership in the Company through either the grant of options or restricted stock. The 2013 Plan is administered by the Compensation Committee or such other committee as is appointed by the Board of Directors pursuant to the 2013 Plan (the “Committee”). The Committee has full authority to administer and interpret the provisions of the 2013 Plan including, but not limited to, the authority to make all determinations with regard to the terms and conditions of an award made under the 2013 Plan. The maximum number of shares that may be granted under the 2013 Plan is 10,000,000. This number is subject to adjustment to reflect changes in the capital structure or organization of the Company.

A summary of stock option activity is as follows:

	Year Ended September 30,
(Number of Options in Thousands)	2014	2013
Number of options outstanding:
Beginning of year	1,478	1,747
Granted	2,595	108
Exercised	—	—
Terminated	(654)	(377)

End of year	3,419	1,478

Number of options exercisable at end of year	1,470	1,418
Number of options available for grant at end of year	7,408	10,000

Weighted average option prices per share:
Granted during the year	$.28	$.49
Exercised during the year	—	—
Terminated during the year	.42	.40
Outstanding at end of year	.32	.40
Exercisable at end of year	.38	.41

Stock options outstanding as of September 30, 2014 were as follows (number of options in thousands):

Range of Exercise Prices	Number Outstanding	Weighted Average Price	Number Exercisable	Weighted Average Price	Average Remaining Life (Years)
Under $1.00	3,404	$0.32	1,455	$0.38	8.5
$1.01 to 2.39	15	$2.39	15	$2.39	3

As of September 30, 2014, the aggregate intrinsic value of outstanding stock options and exercisable stock options was approximately $0.21 per share.

The average fair value of stock options granted was estimated to be $0.21 per share in fiscal 2014 and $0.43 per share in fiscal 2013. This estimate was made using the Black-Scholes option pricing model and the following weighted average assumptions:

	2014	2013
Expected option life (years)	9	10
Expected stock price volatility	95%	94%
Expected dividend yield	—%	—%
Risk-free interest rate	2.75%	2.64% to 1.86%

Stock-based compensation expense attributable to stock options was $98,000 and $68,000 in 2014 and 2013, respectively. As of September 30, 2014, there was approximately $422,000 of unrecognized compensation expense related to unvested stock options outstanding, and the weighted average vesting period for those options was 1.5 years.

11. Income Taxes

The components of the provision for income taxes are as follows:

	Year Ending September 30,
(In Thousands)	2014	2013
Current tax provision	$24	$8
Deferred tax provision	—	—

Provision for income taxes	$24	$8

The differences between income taxes calculated at the statutory U.S. federal income tax rate and the Company’s provision for income taxes are as follows:

	Year Ended September 30,
(In Thousands)	2014	2013
Income tax provision at statutory federal tax rate	$32	$22
Valuation allowance	(8)	(14)

Provision for income taxes	$24	$8

The net deferred income tax asset balance related to the following:

	Year Ended September 30,
(In Thousands)	2014	2013
Temporary differences
Stock option expense	$461	$326
Deferred compensation expense	24	(59)
Vacation expense	64	69
Intangible assets	107	107
Allowance for doubtful accounts	208	74
Other	5	(49)
Net operating loss carryforwards	4,956	4,292
Valuation allowances	(5,825)	(4,760)

Net deferred income tax asset	$—	$—

As of September 30, 2014, there were approximately $12,150,000 of losses available to reduce federal taxable income in future years through 2033, and there were approximately $10,800,000 of losses available to reduce state taxable income in future years, expiring from 2014 through 2033. Due to common stock transactions in the prior years, it is likely that the Company will be limited by Section 382 of the Internal Revenue Code as to the amount of net operating losses that may be used in future years. The Company is currently evaluating the effects of any such limitation.

Future realization of the tax benefits of existing temporary differences and net operating loss carryforwards ultimately depends on the existence of sufficient taxable income within the carryforward period. As of September 30, 2014 and 2013, the Company performed an evaluation to determine whether a valuation allowance was needed. The Company considered all available evidence, both positive and negative, which included the results of operations for the current and preceding years. The Company also considered whether there was any currently available information about future years. Because long-term contracts are not a significant part of the Company’s business, future results cannot be reliably predicted by considering past trends or by extrapolating past results. Moreover, the Company’s earnings are strongly influenced by national economic conditions and have been volatile in the past. Considering these factors, the Company determined that it was not possible to reasonably quantify future taxable income. The Company determined that it is more likely than not that all of the deferred tax assets will not be realized. Accordingly, the Company maintained a full valuation allowance as of September 30, 2014 and 2013.

As a result of continuing losses, we have determined that it is more likely than not that we will not realize the benefits of the deferred tax assets and therefore we have recorded a valuation allowance to reduce the carrying value of the deferred tax assets to zero. The valuation allowance increased by $1,065,000 and $537,000 in 2014 and 2013, respectively.

We file federal and state income tax returns in jurisdictions with varying statutes of limitations. Due to our net operating loss carryforwards, our income tax returns generally remain subject to examination by federal and most state tax authorities. We are not currently under examination in any federal or state jurisdiction.

12. Contingencies and Commitments

On April 22, 2013, the Company finalized an Amendment to the Asset Purchase Agreement by and among DMCC Staffing, LLC, an Ohio limited liability company, RFFG of Cleveland, LLC an Ohio limited liability company (each a “Seller” and together, “Sellers”), the Company, and Triad Personnel Services, Inc., an Illinois corporation and wholly owned subsidiary of the Company.

The Company agreed to pay Sellers additional cash consideration of between $550,000 and $650,000 depending on the length of payments and 1,100,000 shares of common stock, in full satisfaction of all amounts owed to Seller, related to the Asset Purchase Agreement. The Company issued 1,100,000 shares of common stock on July 2, 2013, which was valued at approximately $330,000. During the year ended September 30, 2013, the Company paid $200,000 of the cash consideration noted above. The Company has accrued $350,000, which is included in other current liabilities on the consolidated balance sheet at September 30, 2013, for the liability, however has elected to pay the remaining amount over two years. The total payments will be approximately $450,000 with additional $100,000 to be recorded as interest expense. During the year ended September 30, 2014, the Company paid approximately $225,000 to the Sellers, $150,000 of principle and approximately $75,000 of interest. The Company had approximately $200,000 accrued at September 30, 2014 related to the remaining liability.

During 2013, the Company sold vehicles with a value of approximately $225,000 and leased them back under a 30 month agreement at an interest rate of approximately 23%. At September 30, 2014, approximately $72,000 is included in other current liabilities and approximately $7,000 in other long term liabilities.

13. Leases

The Company leases space for all of its branch offices, which are located either in downtown or suburban business centers, and for its corporate headquarters. Branch offices are generally leased over periods from three to five years. The corporate office lease expires in 2018. The leases generally provide for payment of basic rent plus a share of building real estate taxes, maintenance costs and utilities.

Rent expense was $897,000 in fiscal 2014 and $1,087,000 in fiscal 2013. As of September 30, 2014, future minimum lease payments due under non-cancelable lease agreements having initial terms in excess of one year, including certain closed offices, totaled approximately $1,019,000, as follows: fiscal 2015 - $415,000, fiscal 2016 - $323,000, fiscal 2017 - $164,000, fiscal 2018 – 90,000, fiscal 2019 – 27,000 and thereafter - $0.

14. Segment Data

The Company provides the following distinctive services: (a) direct hire placement services, (b) temporary professional services staffing in the fields of information technology, engineering, and accounting, and (c) temporary light industrial staffing. Intersegment net service revenues are not significant. Revenues generated from the temporary professional services staffing and light industrial staffing are classified as contract staffing services revenues in the statements of operations. Selling, general and administrative expenses are not separately allocated among agricultural, professional services or industrial staffing services within the contract staffing services sector for internal reporting purposes.

Unallocated Corporate expenses primarily include, corporate legal expenses, consulting expenses, audit fees, corporate rent and facility costs, board fees and interest expense.

	Fiscal Year Ended
	September 30,
(In Thousands)	2014	2013
Direct Hire Placement Services
Revenue	$7,088	$7,317
Placement services gross margin	100%	100%
Operating loss	(983)	(700)
Depreciation & amortization	230	224
Accounts receivable – net	805	625
Intangible assets	228	347
Goodwill	24	24
Total assets	2,285	4,810

Contract Staffing Services
Industrial services revenue	$25,031	$29,816
Professional services revenue	7,692	9,371
Industrial services gross margin	15.60%	12.61%
Professional services gross margin	31.10%	33.19%
Operating income	$1,159	$890
Depreciation and amortization	268	261
Accounts receivable – industrial services	3,318	4,778
Accounts receivable – professional services	784	1,294
Intangible assets	1,332	1,537
Goodwill	1,082	1,082
Total assets	$7,559	$6,184

Unallocated Expenses
Corporate administrative expenses	$541	$1,160
Corporate facility expenses	160	247
Board related expenses	93	98
Interest expense	507	251
Total unallocated expenses	$1,301	$1,756

Consolidated
Total revenue	$39,811	$46,504
Operating loss	(1,125)	(1,566)
Depreciation and amortization	498	485
Total accounts receivables – net	4,907	6,697
Intangible assets	1,560	1,884
Goodwill	1,106	1,106
Assets from continuing operations	9,844	10,994
Assets from discontinued operations	0	238
Total assets	$9,844	$11,232

15. Discontinued Operations

As of July 7, 2013, the Board of Directors of the Company determined that the best course of action related to its Agricultural Division was to terminate operations, to liquidate the Division’s assets, and to focus the business on the light industrial and professional divisions. On July 7, 2013, all staffing was discontinued and the entire operations of the Agricultural Division were discontinued as of August 1, 2013. All employees have been terminated and a one-time expense of approximately $100,000 was recognized as of September 30, 2013.

	Years Ended
	September 30,
(In Thousands)	2014	2013
Discontinued Operations
Agricultural services revenue – net	$—	$6,801
Agricultural services gross margin	—	3.3%
Agricultural services net loss	(230)	(324)
Accounts receivable net – Agricultural services	—	238
A Fixed assets – Agricultural services	—	—
Total assets – Agricultural services	—	238
Total liabilities – Agricultural services	$—	$30

The Company has no assets or liabilities related to the discontinued operations as of September 30, 2014.

16. Related Party Transactions

The Company contracted with Norco Accounting & Consulting Inc. (“Norco”) to provide accounting and consulting services prior to Andrew J. Norstrud joining the Company. Norco charged approximately $63,000 for consulting services and approximately $13,000 in related expense during the second quarter ended March 31, 2013. Norco is 50% owned by Andrew J. Norstrud, who joined the Company on March 29, 2013, as the Company’s Chief Financial Officer and became the Company’s Chief Executive Officer on March 7, 2014. The Company no longer uses Norco for accounting and consulting services.

To ensure the Company has adequate near-term liquidity, the officers of the Company have loaned the Company short-term loans. In most cases, the loans are for less than 30 days and no interest is expensed or paid to the officers. There were no amounts owed to officers of the Company, other than reimbursable expenses, at September 30, 2014.

On May 29, 2014, the Company entered into a settlement agreement related to an indemnification agreement with the former Chief Executive Officer of the Company under which the Company agreed to pay a total of $51,850 as settlement in full of certain disputes among the parties. As of September 30, 2014 this has been paid by the Company.

The above related party transactions are not necessarily indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent parties.

17. Subsequent Events

On November 14, 2014, the Company entered into a Securities Purchase Agreement, with 16 individuals who collectively have subscribed to purchase a total of 200,000 shares of Preferred Stock from the Company for a total purchase price of $2,000,000. The purchase price is being held in escrow pending a closing of the transactions set forth in the Agreement. The net proceeds to the Company from the offering will be approximately $2,000,000, with approximately $1,000,000 to be used as working capital and the remaining $1,000,000 for marketing, acquisitions, expansion and to further the operations of the Company. The Preferred Stock was designated by the Company on December 15, 2014 through the filing of a Certificate of Designation of Series A Convertible Preferred Stock with the Illinois Secretary of State. Each share of Preferred Stock is initially convertible, at the election of the holder, into 50 shares of the Company’s Common Stock. The foregoing conversion ratio is subject to standard adjustment mechanisms, as set forth in the Designation. The Company expects to close this offering in early January, 2015.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders

Scribe Solutions, Inc.

Jacksonville, Florida

We have audited the accompanying financial statements of Scribe Solutions, Inc. (the Company), which comprise the balance sheets as of December 31, 2014 and 2013, and the related statements of income, retained earnings, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation , and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respect, the financial position of Scribe Solutions, Inc. as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/S/ Ralston & Company, PA

January 26, 2015

Scribe Solutions Inc.

Balance Sheets

December 31, 2014 and 2013

ASSETS
	2014	2013
Current assets
Cash	$284,202	$229,915
Accounts receivable	562,639	499,536
Prepaid expenses	16,565	14,305

Total current assets	863,406	743,756

Furniture and equipment	12,683	10,265
less accumulated depreciation	(10,833)	(10,265)

Net property and equipment	1,850	—

Other	450	950

	$865,706	$744,706

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Accrued expenses	$87,152	$161,345
Note payable	350,000	—

Total current liabilities	437,152	161,345

Stockholder’s equity
Common stock - no par value; 100,000 (2014) and 1,000 (2013) shares authorized, 1,000 (2014) and 500 (2013) shares issued and outstanding	—	—
Additional paid in capital	1,000	500
Additional paid in capital - stock warrants	10,667	—
Retained earnings	416,887	582,861

Total stockholder’s equity	428,554	583,361

	$865,706	$744,706

See accompanying notes to financial statements.

Scribe Solutions Inc.

Statements of Income and Retained Earnings for the years

ended December 31, 2014 and 2013

	2014	2013
Revenue
Transcription revenue	$3,743,840	$3,245,767
Miscellaneous revenue	28,125	1,750

	3,771,965	3,247,517

Operating expenses
Transcription services	2,098,147	1,983,074
Commissions	570,454	65,000
Salaries and wages - administration	491,515	346,488
Payroll taxes	240,354	311,727
Marketing and promotions	51,283	65,945
Insurance	45,611	15,905
Professional fees	28,304	41,296
Travel and entertainment	20,359	10,633
Payroll fees	19,744	11,954
Rent	17,041	14,595
Office supplies	15,432	18,932
Dues and subscriptions	7,858	7,751
Utilities	6,227	3,572
Recruiting and training	4,642	7,328
Credentialing	4,050	9,545
Management fees	3,043	—
Interest	491	75
Miscellaneous expenses	26,410	10,837

	3,650,965	2,924,657

Net income	121,000	322,860

Retained earnings - beginning of year	582,861	260,001
Distributions	(286,974)	—

Retained earnings - end of year	$416,887	$582,861

See accompanying notes to financial statements.

Scribe Solutions Inc.

Statement of Cash Flows

For the years ended December 31, 2014 and 2013

	2014	2013
Cash flows from operating activities
Net income	$121,000	$322,860
Adjustments to reconcile net income to net cash provided (used) by operating activities
Depreciation	98	—
Increase in accounts receivable	(63,103)	(198,761)
Increase in prepaid expenses	(2,260)	(14,305)
Decrease in other assets	500	—
Increase in accrued expenses	(74,194)	118,226

Net cash provided (used) by operating activities	(17,959)	228,020

Cash flows from investing activities
Purchase of property and equipment	(1,947)	—

Net cash used by investing activities	(1,947)	—

Cash flows from financing activities
Proceeds from note payable	350,000	—
Proceeds from issuance of warrants	10,667	—
Proceeds from issuance of common stock	500	—
Distributions	(286,974)	—

Net cash provided by financing activities	74,193	—

Net increase in cash	54,287	228,020
Cash - beginning of year	229,915	1,895

Cash - end of year	$284,202	$229,915

Supplemental Disclosures
Cash paid during the year for: Interest	$491	$75

See accompanying notes to financial statements.

1.	Summary of Significant Accounting Policies

Organization

Scribe Solutions, Inc. (the “Company”) is a closely held Florida corporation formed to provide transcribed medical record charts to emergency departments of hospitals, primarily in Florida.

Basis of Accounting

The financial statements of the Company are prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when incurred.

Cash and Cash Equivalents

For reporting in the Statement of Cash Flows, cash equivalents include time deposits, certificates of deposit, and all highly-liquid debt instruments with original maturities of three months or less. The Company places its cash and temporary investments with high quality financial institutions. At times, such cash and investments may be in excess of FDIC insurance limits. The Company does not believe it is exposed to any significant risk on cash and cash equivalents.

Accounts Receivable

Accounts receivable are presented at net realizable value. The Company considers all receivables to be fully collectible; accordingly, no allowance for doubtful accounts is required.

Property and Equipment

Property and equipment are recorded at cost and depreciated over their estimated useful lives. Depreciation is computed by the straight-line method for financial reporting purposes. For income tax purposes, depreciation is recorded by accelerated methods, and additional allowances provided for in the Internal Revenue Code are deducted.

Maintenance and repairs are charged to expense as incurred. Betterments and renewals are capitalized. When property and equipment is sold or otherwise disposed of, the asset account and the related accumulated depreciation account are relieved and any gain or loss is included in operations.

Income Tax

The Company, with the consent of its original stockholder, elected to be an S corporation for both federal and state tax purposes. Accordingly, no provision for federal income taxes has been presented in the financial statements as such taxes are to be paid by the stockholders individually.

The Company’s income tax returns are subject to examination by the appropriate tax jurisdictions. As of December 31, 2014, the Company’s federal tax return remains open for the last three years.

Long-Lived Assets

Management of the Company reviews long-lived assets (including property and equipment) for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management considers the undiscounted cash flow expected to be generated by the use of the asset and its eventual disposition to determine when and if an impairment has occurred. Any write downs due to impairment are charged to operations at the time impairment is identified. At December 31, 2014 and 2013, no long-lived assets are considered impaired.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Advertising Costs

The Company has the policy of expensing advertising costs as incurred. Advertising costs charged to expense for the years ending December 31, 2014 and 2013 were $10,170 and $3,641, respectively.

2.	Leases

The Company leases office space in Jacksonville, Florida under an operating lease. The lease requires monthly rent payments of $1,327. The lease expired during 2013 and the terms of the lease are on a monthly basis.

Rent expense for the years ending December 31, 2014 and 2013 was $17,041 and $14,595, respectively.

3.	Concentrations of Credit Risk

The Company maintains its cash balances in financial institutions located in Jacksonville, Florida. At times during the year, the Company maintained balances that exceeded the federally insured limit of $250,000. The Company believes that there is no significant risk with respect to these deposits.

Revenue for the year ended December 31, 2014 includes sales to three customers, which accounted for approximately 58%, 15%, and 11% of the total revenue of the Company.

Revenue for the year ended December 31, 2013 includes sales to three customers, which accounted for approximately 33%, 30%, and 18% of the total revenue of the Company.

Accounts receivable from two customers accounted for approximately 67% and 10% of total accounts receivable at December 31, 2014.

Accounts receivable from one customer accounted for approximately 71% of total accounts receivable at December 31, 2013.

4.	Note Payable

The Company has a note payable with a local bank that was used to refinance a line of credit that was outstanding during the year. The note calls for interest at the prime rate as listed in the Wall Street Journal plus .75%, currently at 4.0% at December 31, 2014. The note is due upon demand or if no demand is made the note matures on March 14, 2015. The outstanding balance as of December 31, 2014 and 2013 was $350,000 and $0, respectively.

5.	Date of Management’s Review of Subsequent Events

Management has evaluated subsequent events through January 26, 2015, the date which the financial statements were available to be issued.

6.	Stock Warrants

On July 28, 2014, the Company entered into a stock warrant agreement with all stockholders on record, representing a total of 33% of the fully diluted equity ownership of the Company. The warrants have a total grant price of $10,667 and allows the holder to purchase a total of 330 shares of voting common stock for $2,500 per share. The warrants are immediately exercisable, in whole or in part, and expire 120 months after the effective date of the agreement.

7.	Subsequent Events

On December 11, 2014, the Company entered into a Stock Exchange Agreement with General Employment Enterprises, Inc. Pursuant to the terms of the Agreement the Company will exchange 100% of the outstanding stock of the Company for 640,000,000 shares of Series A Preferred Shares of General Employment Enterprises, Inc. In addition, General Employment Enterprises, Inc. will issue warrants to certain warrant holders of the Company for warrants to purchase common stock in General Employment Enterprises, Inc. The Agreement is all based on a valuation of the Company of not less than $6,400,000. Upon the closing of the transaction, General Employment Enterprises, Inc. will issue 640,000 shares of its Series A Preferred Stock. The transaction has been unanimously approved by the boards of directors of each Company and a majority of their respective stockholders. The closing of the transactions set forth in the Agreement are subject to customary conditions to closing. Closing of the acquisition is expected to occur prior to March 31, 2015.

APPENDIX A

WRITTEN CONSENT

OF THE SHAREHOLDERS OF

GENERAL EMPLOYMENT ENTERPRISES, INC.

The undersigned, constituting holders of a majority of the issued and outstanding shares of common stock of GENERAL EMPLOYMENT ENTERPRISES, INC., an Illinois corporation (the “Company”), hereby adopt the following resolutions pursuant to the Illinois Business Corporation Act, as amended:

WHEREAS, the undersigned Shareholders deem it to be in the best interest of the Company to enter into an agreement pursuant to which the Company will acquire 100% of the issued and outstanding shares of common stock (the “Purchased Shares”) of Scribe Solutions, Inc., a Florida corporation (“Scribe”), from Alex Stuckey, an individual; Mary Menze, an individual; Brittany M. Dewan, an individual; Allison Dewan, an individual; and Brittany M. Dewan, Trustee of the Derek E. Dewan Irrevocable Living Trust II dated the 27th of July 2010 (each a “Seller” and collectively, the “Sellers”). pursuant to the terms of that certain Securities Exchange Agreement between the Company, the Sellers and Scribe, a draft of which has been presented to the undersigned Shareholders, and is attached hereto as Exhibit A (the “Purchase Agreement”).

WHEREAS, in consideration of the acquisition of the Purchased Shares and certain outstanding Scribe warrants, the Purchase Agreement contemplates that the Company will issue the Sellers 640,000 shares of the Company’s series a convertible preferred stock, no par value (the “Company Preferred Stock”), and warrants to purchase up to 6,400,000 shares of Company common stock (the “Company Common Stock”), in the form of the attached Exhibit B (the “Warrants”) (collectively the “Acquisition Consideration”), on the terms and subject to the conditions set forth in the Purchase Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

NOW, THEREFORE, BE IT:

RESOLVED, that the undersigned Shareholders hereby approve and authorize the execution by the Company of the Purchase Agreement, the Warrants, and all other agreements, instruments and certificates contemplated to be delivered pursuant to or in connection with the Purchase Agreement, such Purchase Agreement to be in substantially the form delivered to the undersigned Shareholder, with such changes, additions, modifications and deletions therein and containing such terms as Andrew J. Norstrud, the Chief Executive Officer of the Company (the “Authorized Officer”) deems necessary or appropriate.

RESOLVED, that the undersigned Shareholders hereby authorize and instruct the Authorized Officer to execute the Purchase Agreement and any other agreements, certificates, or instruments necessary to effectuate the terms of the Purchase Agreement.

RESOLVED, that concurrent with the Closing, the Company be, and it hereby is, authorized to issue Sellers 640,000 shares of Company Preferred Stock and the Warrants, which securities will, upon issuance, be fully paid and non-assessable.

RESOLVED, that in accordance with the Purchase Agreement, and for the purpose of listing the Company Stock representing the Acquisition Consideration, the Company be, and it hereby is, authorized to submit, by and through the Authorized Officer, to the NYSE MKT an Additional Listing Application, together with any related filings and documents, to be in substantially the form reviewed by the Authorized Officer, with such changes, additions, modifications and deletions therein and containing such terms as the Authorized Officer deems necessary or appropriate.

RESOLVED, that concurrent with the Closing and in accordance with the Purchase Agreement, the Company be, and it hereby is, authorized to enter into employment agreements with Derek Dewan (as Chief Executive Officer) and Alex Stuckey (as Chief Operating Officer) (collectively the “Employment Agreements”), such Employment Agreements to be in substantially the form reviewed by the Authorized Officer, with such changes, additions, modifications and deletions therein and containing such terms as the Authorized Officer deems necessary or appropriate.

RESOLVED, that concurrent with the Closing and in accordance with the Purchase Agreement, the Board shall appoint Derek Dewan as a director of the Company, to serve until the next annual meeting of the Company’s shareholders and until his respective replacements has been properly appointed, or until his earlier resignation, removal or death.

RESOLVED, the undersigned Shareholders hereby approve, under the NYSE MKT Company Guide Rules, of the issuance of the Acquisition Consideration, which Acquisition Consideration constitutes greater than 20% of the Company’s issued and outstanding Company Common Stock.

RESOLVED, the undersigned Shareholders hereby direct that the Authorized Officer obtain a record date from the Company’s transfer agent and prepare and file a Proxy Statement or Information Statement with the SEC.

RESOLVED, that any and all actions, whether previously or subsequently taken, by any officer or officers of the Company, including, without limitation, the Authorized Officer, which are consistent with the intent and purposes of the foregoing resolutions, shall be, and the same hereby are, in all respects, ratified, approved and confirmed.

Dated December 11, 2014		/s/ Michael Schroering
Michael Schroering

LEED HR, LLC

	By:	/s/ Michael Schroering
	Name:	Michael Schroering
	Its:	Manager

Appendix B

STOCK EXCHANGE AGREEMENT

This Stock Exchange Agreement (this “Agreement”) is made as of December     , 2014 by and among General Employment Enterprises, Inc., an Illinois corporation (“GEE” or “Company”) and Brittany M. Dewan as Trustee of the Derek E. Dewan Irrevocable Living Trust II dated the 27th of July, 2010, Brittany M. Dewan, individually, Allison Dewan, individually, Mary Menze, individually, and Alex Stuckey, individually (the “Scribe Shareholders”).

RECITALS

A. The Scribe Shareholders are the record holders of all of the issued and outstanding shares of the common stock of Scribe Solutions, Inc., a Florida corporation (“Scribe”);

B. Scribe is in the business of providing trained clerical staff to its customers (the “Scribe Business”);

C. The Company believes that it is in its best interests, to acquire Scribe from the Scribe Shareholders;

D. GEE has designated 1,000,000 of its authorized and unissued shares of blank check preferred stock as Series A Convertible Preferred Stock (the “Preferred Stock” and each a “Preferred Share”) in the form attached hereto as Exhibit A;

E. Each of the Scribe Shareholders desires to exchange (the “Exchange”) all of the outstanding stock of Scribe (the “Scribe Shares”) held by each of them for Preferred Shares as set forth on Exhibit B;

F. The Preferred Shares shall be convertible, at any time, at the option of the holder, into shares of common stock, no par value, of the Company (the “GEE Common Stock”) at an initial conversion ratio of 50 shares of GEE Common Stock for each Preferred Share.

G. This stock for stock exchange is intended to qualify as a reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986 (as amended);

H. The board of directors of GEE (the “GEE Board”) approved the terms and conditions of the Exchange and of this Agreement; and

I. The Scribe Shareholders and GEE are entering into this Agreement to set forth the terms and conditions applicable to the Exchange.

1

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the parties hereby agree as follows:

(Defined Terms: Certain of the capitalized terms in this Agreement are defined as set forth in Annex I to this Agreement.)

1. EXCHANGE.

1.1 Exchange of Shares. Upon the terms and subject to the conditions set forth herein, at the Closing GEE shall acquire, and each of the Scribe Shareholders shall sell and transfer to GEE, all of the Scribe Shares owned of record by each respective Scribe Shareholder, and in exchange therefor GEE shall issue to each of the Scribe Shareholders 640 shares of Preferred Stock for each Scribe Share (the “Exchange Ratio”) held by such Scribe Shareholder as of the date of Closing for a total of 640,000 shares of Preferred Stock. Upon the completion of the Exchange, Scribe will be a wholly-owned subsidiary of GEE. This Exchange Ratio is based on Scribe having a projected value of not less than $6,400,000 and not more than $7,900,000, to be determined by a professional third party business appraisal firm.

1.2 Delivery of Certificates. At the Closing, (i) each of the Scribe Shareholders shall deliver to GEE the certificates representing all of the issued and outstanding Scribe Shares owned by such Scribe Shareholder, duly and properly endorsed for transfer to GEE, and accompanied by a written instrument or instruments of transfer, in form and content satisfactory to GEE, duly executed by each of the Scribe Shareholders; and (ii) GEE shall deliver to each of the Scribe Shareholders certificates representing such number of shares of Preferred Stock as is calculated by multiplying the number of Scribe Shares held by each such Scribe Shareholder by the Exchange Ratio. The number of shares of Preferred Stock to be issued to each Scribe Shareholder is set forth on Schedule 1.2 hereto opposite the name of such Scribe Shareholder.

1.3 Exchange and Delivery of Warrants. At the Closing, (i) the holders of the Scribe Warrants (as defined below) shall deliver to GEE the Scribe Warrants accompanied by a written instrument or instruments of transfer, in form and content satisfactory to GEE, duly executed by each of the holders of the Scribe Warrants, in exchange for (ii) the GEE Warrants (as defined below). The term “GEE Warrants” means warrants in the form of Exhibit C exercisable for a total of 6,350,000 shares of GEE Common Stock which are allocated among the holders of the Scribe Warrants as set forth in Exhibit D. The exercise price is $0.20 per share of GEE Common Stock.

2. CLOSING.

Subject to the satisfaction or waiver of all covenants or conditions precedent set forth in Section 8, the Exchange shall be completed (the “Closing”) at the offices of Roetzel & Andress, 350 East Las Olas Blvd., Las Olas Centre II, Suite 1150, Fort Lauderdale, Florida 33303, at 10:00 a.m., local time, on March 31, 2015, or at such other place and on such other date and time as the parties may agree.

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3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

3.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois and has full corporate power and authority to enter into and perform its obligations under this Agreement, and to own its properties and to carry on its business in all jurisdictions as presently conducted and as proposed to be conducted. The Company and its subsidiaries have all government and other licenses and permits and authorizations to do business in all jurisdictions where their activities require such license, permits and authorizations, except where failure to obtain any such license, permit or authorization will not have a Material Adverse Effect, as defined below. The Company’s subsidiaries and their jurisdiction of organization are as set forth on Schedule 3.1.

3.2 Capitalization. As of October 31, 2014, the Company’s capitalization is as set forth in Schedule 3.2. All outstanding shares of the Company’s capital stock have been duly authorized and validly issued, and are fully paid, non-assessable, and free of any preemptive rights. There is only one class and series of GEE Common Stock of the Company, without any special series, rights, preferences or designations assigned to it. There is only one class of preferred stock designated as the “Series A Convertible Preferred Stock”, which consists of shares of convertible participating eight percent (8%) cumulative preferred stock and of which the Preferred Shares offered in this Exchange are a part. All Preferred Shares are subject to the terms, conditions and preferences set forth the Company’s Certificate of Designation of Series A Convertible Preferred Stock to be filed with the Illinois Secretary of State on or before the Closing, in the form attached hereto as Exhibit A (the “Certificate of Designation”). The Company does not have any outstanding options, warrants, notes, convertible debt, derivative securities or notes other than as specifically set forth on Schedule 3.2. At the time of the Closing of the Exchange, the Preferred Shares received in the Exchange will be convertible into 32,000,000 shares of GEE Common Stock.

3.3 Authorization and Enforcement. This Agreement and any other agreements delivered together with this Agreement or in connection herewith (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations hereunder and thereunder.

3.4 Reservation and Valid Issuance of Securities. When issued pursuant to this Agreement, the Preferred Shares will be duly authorized, validly issued, fully paid and non-assessable and fully enforceable as against the Company, and each of the Scribe Shareholders will receive good title to such Preferred Shares, free and clear of any liens, claims, security interests or encumbrances. The Company will reserve a sufficient number of shares of GEE Common Stock to allow for the conversion of the Preferred Shares according to their terms, after taking into account any possible anti-dilution adjustments to the conversion rate for stock splits, recapitalizations, equity restructuring transactions, mergers, business combinations and asset sales, stock dividends, and other similar events. The shares of GEE Common Stock issuable upon conversion of the Preferred Shares pursuant to the terms of the Certificate of Designation will be duly authorized, validly issued, fully paid and non-

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assessable. The Preferred Shares will be free and clear of any security interests, liens, claims or other encumbrances, other than restrictions upon transfer under federal and state securities laws. The shares of each subsidiary are duly authorized, validly issued, fully paid and non-assessable and held by the Company, which has sole, and unencumbered marketable title and is the sole owner.

3.5 No Conflict, Breach, Violation or Default; Third Party Consents. The execution, delivery and performance by the Company and the issuance and sale of the Preferred Shares will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Articles of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (collectively, the “Company Documents”), (ii) any shareholder agreement or voting agreement to which any officer, director or holder of more than 5% of the Company’s securities is a party to, or (iii) any statute, rule, regulation or order of any governmental agency, self-regulatory agency, securities regulatory or insurance regulatory agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its assets or properties, or (iv) any material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its assets or properties is subject. No approval of or filing with any governmental authority or other third party entity or person (other than the obtaining the approval of the board of directors of the Company on behalf of the Company, the filing of the Certificate of Designation with the Illinois Secretary of State and approvals or and filings with the NYSE MKT and the Securities and Exchange Commission) is required for the Company to enter into, execute or perform this Agreement.

3.6 No Material Adverse Change. Since December 31, 2013, except as identified and described in the SEC Reports (as defined below) or in Schedule 3.6, there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2014 except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a material adverse effect or impact on the Company’s assets, properties, financial condition, operating results or business of the Company taken as a whole other than an effect primarily or proximately resulting from (A) changes in general economic or market conditions affecting the industry generally in which the Company operates, which changes do not disproportionately affect the Company as compared to other similarly situated participants in the industry in which the Company operates; (B) changes in applicable law or generally accepted accounting principles (“GAAP”); and (C) acts of terrorism, war or natural disasters which do not disproportionately affect the Company (as such business is presently conducted) (a “Material Adverse Effect”), individually or in the aggregate;

(b) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

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(c) any material damage, destruction or loss, whether or not covered by insurance, to any assets, licenses, government permits, self-regulatory agency permits or licenses, or properties of the Company;

(d) any waiver, not in the ordinary course of business, by the Company of a material right or of a material debt owed to it;

(e) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which has not had a Material Adverse Effect;

(f) any change or amendment to Company Documents, except for the Certificate of Designation, or material change to any material contract or arrangement by which the Company is bound or to which any of its assets or properties is subject;

(g) any material labor difficulties, labor disputes, non-compete or similar disputes, or labor union organizing activities with respect to employees of the Company;

(h) any material transaction entered into by the Company other than in the ordinary course of business;

(i) the loss of the services of any key employee, salesperson, or material change in the composition or duties of the senior management of the Company;

(j) the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect;

(k) any material default of any indebtedness or, to Company’s Knowledge (as defined below), breach of contract agreement, in each case with aggregate liabilities of greater than $50,000; or

(l) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

3.7 SEC Reports and Financial Statements.

(a) the Company has made available to each Scribe Shareholder through the SEC’s EDGAR system accurate and complete copies (excluding copies of exhibits) of each report, registration statement, and definitive proxy statement filed by the Company with the United States Securities and Exchange Commission (“SEC”) since December 31, 2012 (collectively, the “SEC Reports”). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed. To Company’s Knowledge, as of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934 (the “1934 Act”), as amended; and (ii) none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(b) Except for the pro forma financial statements, if any, the financial statements contained in the SEC Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto at the time of filing and as of the date of each Closing; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly present, in all material respects, the financial position of the Company as of the respective dates thereof and the results of operations of the Company for the periods covered thereby, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All adjustments considered necessary for a fair presentation of the financial statements have been included.

3.8 Securities Law Compliance. The exchange of the Scribe Shares for the Preferred Shares will constitute an exempted transaction under the Securities Act, and registration of the Preferred Shares under the Securities Act for issuance herein (or of the shares of GEE Common Stock for issuance upon conversion of the Preferred Shares) is not required. The Company shall make such filings as may be necessary to comply with the federal securities laws and the “blue sky” laws of any state in connection with the offer and sale of the Preferred Shares, which filings will be made in a timely manner.

3.9 Tax Matters. Except as set forth on Schedule 3.9, the Company has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company, taken as a whole. All taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any of its assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company or other corporation or entity. For the purposes of this agreement, “Company’s Knowledge” means the knowledge (as defined below) of the executive officers (as defined in Rule 405 under the Securities Act) of the Company. “Knowledge” means an individual will be deemed to have Knowledge of a particular fact or other matter if: (a) Such individual is actually aware of such fact or other matter; or (b) A prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A Person (other than an individual) will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

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3.10 Title to Properties. Except as disclosed in the SEC Reports, the Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Reports, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

3.11 Intellectual property.

Except as provided in the SEC Reports:

(a) All intellectual property of the Company or its subsidiaries, including but not limited to any trademarks, trade secrets, patents, patent applications, copyrights, domain names and similar property, is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable. No intellectual property of the Company which is necessary for the conduct of Company’s businesses as currently conducted has been or is now involved in any cancellation, dispute or litigation, and, to Company’s Knowledge, no such action is threatened.

(b) All of the licenses and sublicenses and consent, royalty or other agreements concerning intellectual property which are necessary for the conduct of the Company’s business as currently conducted to which the Company is a party or by which any of its assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company and, to Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company under any such License Agreements.

(c) The Company owns or has the valid right to use all of the intellectual property that is necessary for the conduct of the Company’s business as currently conducted and for the ownership, maintenance and operation of the Company’s properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned intellectual property and confidential information, other than licenses entered into in the ordinary course of the Company’s business. The Company has a valid and enforceable right to use all third party intellectual property and confidential information used or held for use in the business of the Company.

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(d) To Company’s Knowledge, the conduct of the Company’s business as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any intellectual property rights of any third party or any confidentiality obligation owed to a third party, and, to Company’s Knowledge, the intellectual property and confidential information of the Company which are necessary for the conduct of the Company’s business as currently conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to Company’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any intellectual property or confidential information of the Company and the Company’s use of any intellectual property or confidential information owned by a third party, and, to Company’s Knowledge, there is no valid basis for the same.

(e) The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company’s ownership or right to use any of the intellectual property or confidential information which is necessary for the conduct of the Company’s business as currently conducted.

(f) The Company has taken reasonable steps to protect the Company’s rights in its intellectual property and confidential information. To Company’s Knowledge there has been no material disclosure of any confidential information to any third party.

3.12 Environmental Matters. To Company’s Knowledge, the Company (a) is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (b) does not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, (c) is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (d) is not subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to Company’s Knowledge, threatened investigation that might lead to such a claim.

3.13 Litigation. Except as disclosed in Schedule 3.13, there are no pending material actions, suits or proceedings against or affecting the Company, or any of its properties; and to Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated against the Company.

3.14 No Directed Selling Efforts or General Solicitation. Neither the Company nor any of its Affiliates, nor to Company’s Knowledge, any Person, as defined below, acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act) in connection with the offer or sale of any of the Preferred Shares being offered in this Offering. “Person” means any individual, corporation, company, limited liability company, partnership, limited liability partnership, trust, estate, proprietorship, joint venture, association, organization or entity.

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3.15 No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Preferred Shares under the Securities Act. For purposes of this Agreement, “Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person.

3.16 Questionable Payments. To the best of Company’s Knowledge, none of its current or former stockholders, directors, officers, employees, agents or other Persons, as defined below, acting on behalf of the Company, has on behalf of the Company or in connection with its business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded funds of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature. “Person” means any individual, corporation, company, limited liability company, partnership, limited liability partnership, trust, estate, proprietorship, joint venture, association, organization or entity.

3.17 Transactions with Affiliates. “Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person. Except as disclosed in the SEC Reports, none of the officers or directors of the Company and, to Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

3.18 Internal Controls. Except as set forth in the SEC Reports, the Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect. The Company maintains, and will use commercially reasonable best efforts to continue to maintain, a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements and to maintain asset accountability both in conformity with GAAP and the applicable provisions of the 1934 Act, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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Except as set forth in the SEC Reports, the Company has established disclosure controls and procedures (as defined in the 1934 Act Rules 13a-14 and 15d-14) and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the 1934 Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308 of Regulation S-K for smaller reporting companies) or, to Company’s Knowledge, in other factors that could significantly affect the Company’s internal controls.

3.19 Disclosures. Neither the Company nor any Person acting on its behalf has provided the Scribe Shareholders or their agents or counsel with any information that constitutes or might constitute material, non-public information. The written materials delivered to the Scribe Shareholders in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

3.20 No Market Manipulation. The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the GEE Common Stock to facilitate the sale or resale of the Preferred Shares or affect the price at which the Preferred Shares may be issued or resold.

3.21 Information Concerning Company. The SEC Reports and Transaction Documents contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since the date of the financial statements included in the SEC Reports, and except as modified in the Transaction Documents, or in the Schedules hereto, there has been no Material Adverse Effect relating to the Company’s business, financial condition or affairs not disclosed in the SEC Reports. The SEC Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances when made.

3.22 Stop Transfer. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Preferred Shares, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the affected Scribe Shareholder.

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3.23 Dilution. The Company’s executive officers and directors understand the nature of the Preferred Shares being issued as part of the exchange and recognize that the issuance of the Preferred Shares will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgment that the issuance of the Preferred Shares is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Preferred Shares and the shares of GEE Common Stock upon conversion of the Preferred Shares, is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

3.24 Foreign Corrupt Practices. Neither the Company, nor to Company’s Knowledge, has any agent or other Person acting on behalf of the Company, has (a) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (d) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

3.25 OFAC. Neither Company, nor to Company’s Knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the same, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Preferred Shares, or lend, contribute or otherwise make available such proceeds to joint venture partner or other Person, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

3.26 Anti-Money Laundering. The operations of the Company have been conducted at all times in compliance with the money laundering requirements of all applicable governmental authorities and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental authority or any arbitrator involving Company with respect to the Money Laundering Laws is pending or, to Company’s Knowledge, threatened.

3.27 Registration on Form “S-3”. The Company is currently eligible to file a Form S-3 registration statement for some transactions, but not all transactions.

4. REPRESENTATIONS AND WARRANTIES OF EACH SCRIBE SHAREHOLDER.

Subject to the disclosures in the Scribe Disclosure Schedule, each Scribe Shareholder individually and not jointly hereby represents warrants and covenants with the Company as follows. For avoidance of doubt, these warranties and representations are made to the Company and the Company’s agents, representatives and Affiliates and other members of the selling group (if any) and their representatives and Affiliates, as third party beneficiaries hereto:

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4.1 Legal Power. Each Scribe Shareholder has the individual, trust, corporate or the limited liability company power, as applicable, and is authorized to enter into this Agreement and to carry out and perform such Scribe Shareholder’s obligations under the terms of this Agreement.

4.2 Due Execution. The execution and performance of the terms under this Agreement, have been duly authorized, executed and delivered by such Scribe Shareholder, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of such Scribe Shareholder.

4.3 Access to Information. Each Scribe Shareholder understands that an investment in the Preferred Shares involves a high degree of risk and long term or permanent illiquidity, including, risk of loss of their entire investment. Each Scribe Shareholder has been given full and complete access to the Company for the purpose of obtaining such information as such Scribe Shareholder or its qualified representative has reasonably requested in connection with the decision to acquire the Preferred Shares. Each Scribe Shareholder represents that such Scribe Shareholder and its investors have received and reviewed copies of the SEC Reports. Each Scribe Shareholder represents that such Scribe Shareholder has been afforded the opportunity to ask questions of the officers of the Company regarding its business prospects and the Preferred Shares, all as each Scribe Shareholder (or such Scribe Shareholder’s investor’s representatives) has deemed necessary to make an informed investment decision to purchase the Preferred Shares.

4.4 Restricted Securities.

(a) Each Scribe Shareholder has been advised that none of the Preferred Shares have been registered under the Securities Act or any other applicable securities laws and that the Preferred Shares are being offered and sold pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D, and that the Company’s reliance upon Section 4(a)(2) and/or Rule 506 of Regulation D is predicated in part on such Scribe Shareholder representations as contained herein, which are partially dependent on the information provided by Scribe Shareholders’ investors, if applicable. Each Scribe Shareholder acknowledges that the Preferred Shares will be issued as “restricted securities” as defined by Rule 144 promulgated pursuant to the Securities Act. None of the Preferred Shares may be resold in the absence of an effective registration thereof under the Securities Act and applicable state securities laws unless, in the opinion of counsel reasonably satisfactory to the Company, an applicable exemption from registration is available.

(b) Each Scribe Shareholder represents that such Scribe Shareholder is acquiring the Preferred Shares for such Scribe Shareholder’s own account, and not as nominee or agent, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws.

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(c) Each Scribe Shareholder understands and acknowledges that the certificates representing the Preferred Shares and, if issued, the shares of Common Stock resulting from the conversion of the Preferred Shares, will bear substantially the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (ii) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (iii) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.”

(d) Each Scribe Shareholder acknowledges that an investment in the Preferred Shares (and, if the Preferred Shares are converted, the shares of Common Stock that the Preferred Shares will convert to) and is not liquid and is transferable only under limited conditions. Each Scribe Shareholder acknowledges that such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Each Scribe Shareholder is aware of the provisions of Rule 144 promulgated under the Securities Act (“Rule 144”), which permits limited resale of restricted securities subject to the satisfaction of certain conditions and that Rule 144 is not now available and, in the future, may not become available for resale of any of the Preferred Shares or the shares of Common Stock resulting from the conversion thereof.

4.5 Scribe Shareholder Sophistication and Ability to Bear Risk of Loss. Scribe Shareholder acknowledges that Scribe Shareholder is an accredited investor as that term is defined in Regulation D of the Securities Exchange Act, and is able to protect its interests in connection with the acquisition of the Preferred Shares and can bear the economic risk of investment in such securities without producing a material adverse change in such Scribe Shareholder’s financial condition. Scribe Shareholder, either alone or with such Scribe Shareholder’s representative(s), otherwise has such knowledge and experience in financial or business matters that such Scribe Shareholder is capable of evaluating the merits and risks of the investment in the Preferred Shares.

4.6 Brokers’ Fees. Scribe Shareholder does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

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4.7 Purchases by Groups. Each Scribe Shareholder understands that it may be acquiring greater than five percent (5%) of the Company’s outstanding equity shares and, if so, such Scribe Shareholder will be required to file disclosure reports pursuant to Section 13 and Section 16 of the Rules of the 1934 Act. Notwithstanding the foregoing, it is understood that any fund or entity purchaser may result in more than one Person having beneficial ownership of the underlying securities. The Company shall cooperate with each Scribe Shareholder in providing any information necessary to prepare and file the foregoing reports.

4.8 No Advertising. No Scribe Shareholder has received any general solicitation or advertising regarding the offer of the Shares.

4.9 Public Statements. Each Scribe Shareholder agrees not to issue any public statement with respect to the Offering, such Scribe Shareholder’s investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company’s prior written consent, except such disclosures as may be required under applicable law.

4.10 INTENTIONALLY OMITTED.

4.11 Confidential. Each Scribe Shareholder acknowledges that the information made available to such Scribe Shareholder, other than the information contained in the SEC Reports, is confidential and non-public and agrees that all such information shall be kept in confidence by each Scribe Shareholder and neither used by the Scribe Shareholder for the Scribe Shareholder’s personal benefit (other than in connection with the Exchange) nor disclosed to any third party for any reason; provided, however, that (a) the Scribe Shareholder may disclose such information to its Affiliates and advisors who may have a need for such information in connection with providing advice to the Scribe Shareholder with respect to its investment in the Company so long as such Affiliates and advisors have an obligation of confidentiality, and (b) this obligation shall not apply to any such information that (i) is part of the public knowledge or literature and readily accessible at the date hereof, (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision), (iii) is being disclosed pursuant to a subpoena or court order or is otherwise required to be provided by law, or (iv) is received from third parties without an obligation of confidentiality (except third parties who disclose such information in violation of any confidentiality agreements or obligations, including, without limitation, any subscription or other similar agreement entered into with the Company).

4.12 Reliance. Each Scribe Shareholder understands that the Preferred Shares being offered and sold to Scribe Shareholder in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Scribe Shareholder’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Scribe Shareholder set forth herein in order to determine the availability of such exemptions and the eligibility of such Scribe Shareholder to acquire the Preferred Shares.

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4.13 Scribe Shares. Each Scribe Shareholder holds of record and owns beneficially the outstanding Scribe Shares adjacent to that Scribe Shareholder’s name on Schedule 4.13, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands, except as set forth on Schedule 4.13. No Scribe Shareholder is a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement) that could require such Scribe Shareholder or Scribe to sell, transfer, or otherwise dispose of any capital stock of Scribe. No Scribe Shareholder is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Scribe, other than the Scribe Shareholder Agreement (as defined below), which will be terminated at Closing.

4.14 NYSE MKT Listing. Each Scribe Shareholder understands that the Company has received notice of delisting from the NYSE MKT which stated, among other things, that the Company has equity less than $4 million and has sustained losses from continuing operations and/or net losses in three of its four most recent fiscal years and, in the opinion of NYSE MKT, it is questionable as to whether the Company will be able to continue operations and/or meet its obligations as they mature based on its current overall financial condition, pursuant to Sections 1003(a)(ii) and 1003(a)(iv) of the NYSE MKT’s Company Guide, respectively.

4.15 Subsidiaries. Scribe does not have any subsidiaries.

4.16 Organization, Qualification, and Corporate Power. Scribe is duly organized, validly existing, and in good standing under the laws of the State of Florida. Scribe is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where failure to qualify would have a Material Adverse Effect. Scribe has full corporate power and authority to carry on the Scribe Business and use the properties owned and used by it. The Disclosure Schedule also lists the directors and officers of Scribe.

4.17 Capitalization. The entire authorized capital stock of Scribe consists of 100,000 Shares of common stock, of which 1,000 shares are issued and outstanding. All of the Scribe Shares have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record as set forth in the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Scribe to issue, sell, or otherwise cause to become outstanding any of its capital stock except for the warrants issued to Derek Dewan for 150 shares of Scribe common stock, Alex Stuckey for 150 shares of Scribe common stock, and Mary Menze for 30 shares of Scribe common stock (collectively, the “Scribe Warrants” which Scribe Warrants are being exchanged with the Company for the GEE Warrants). There is no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Scribe or the Scribe Shares. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the Scribe Shares, other than the Scribe Shareholders Agreement, which is being terminated by the Scribe Shareholders effective at the Closing. The “Scribe Shareholders Agreement” means that certain Shareholders Agreement dated as of July 28, 2014 by and among the Scribe Shareholders.

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4.18 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Scribe is subject or any provision of the charter, by-laws or resolutions of Scribe or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Scribe is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any lien upon any of its assets), except as set forth in the “Scribe Disclosure Schedule”.

4.19 Financial Statements. GEE has been provided with copies of the following financial statements (collectively the ‘‘Scribe Financial Statements’’): (i) unaudited balance sheets and statements of income, as of and for the calendar year ended December 31 of 2013 (the ‘‘Scribe Most Recent Fiscal Year End’’) for Scribe and (ii) monthly unaudited financials (balance sheets and statements of income) for January through November of 2014 for Scribe. To Scribe Shareholder’s Knowledge, the Scribe Financial Statements (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (ii) fairly present, in all material respects, the financial position of Scribe as of the respective dates thereof and the results of operations of the Company for the periods covered thereby, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Prior to March 31, 2015, the Scribe Shareholders will deliver to the Company the following financial statements for Scribe: audited balance sheets and statements of income as of and for the calendar years ending December 31, 2013 and December 31, 2014.

4.20 Events Subsequent to Most Recent 2013 Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any Material Adverse Effect to Scribe or the Business except as set forth in the Scribe Disclosure Schedules.

4.21 Legal Compliance. To the Knowledge of Scribe Shareholder, Scribe has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and including the Foreign Corrupt Practices Act, 15 U.S.C. 78dd-1 et seq.) of federal, state, local, and non-U.S. governments (and all agencies thereof) affecting Scribe or the Business, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply, where the failure to comply would not have a Material Adverse Effect.

4.22 Tax Matters.

(a) Scribe has filed all federal income tax returns and all other tax returns that it is required to file. All such tax returns as so filed disclose all taxes required to be paid for the periods covered thereby. To Scribe Shareholder’s Knowledge, all taxes due and owing by Scribe (whether or not shown on any tax return) have been paid and Scribe has not deferred any taxes. Scribe is not currently the beneficiary of any extension of time within which to file any tax return. There are no liens for taxes (other than taxes not yet due and payable) upon any of the assets of Scribe.

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(b) Scribe is a validly existing S Corporation within the meaning of Code Sections 1361 and 1362 and is not and has not been subject to either the built-in gains tax under IRS Section 1374 or the passive income tax under IRS Section 1375.

4.23 Title to Tangible Assets. Scribe has good title to, or a valid leasehold interest in, the material tangible assets that Scribe uses regularly in the conduct of Scribe’s business.

4.24 Real Property.

(a) Scribe does not own any Owned Real Property.

(b) Schedule 4.24 sets forth the address of the parcel of Leased Real Property, and a true and complete list of all Leases for such parcel of Leased Real Property. Scribe has delivered to GEE or given GEE access to a true and complete copy of each material Lease document.

4.25 Intellectual Property. The Scribe Disclosure Schedule identifies each patent or registration that has been issued to Scribe with respect to any of its intellectual property, identifies each pending patent application or application for registration that Scribe has made with respect to any of its intellectual property, and identifies each material license, sublicense, agreement, covenant not to sue, or other permission that Scribe has granted to any third party with respect to any of its intellectual property.

4.26 Contracts. The Scribe Disclosure Schedule lists all written contracts and other written agreements to which Scribe is a party and the performance of which will involve consideration in excess of $325,000.00 annually and Scribe has made available to Buyer a correct and complete copy of each of those contracts or other agreements (as amended to date).

4.27 Powers of Attorney. To the Knowledge of Scribe Shareholder, there are no outstanding powers of attorney executed on behalf of Scribe.

4.28 Litigation. The Scribe Disclosure Schedule sets forth each instance in which Scribe (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or non-U.S. jurisdiction, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation would not have a Material Adverse Effect.

4.29 Employee Benefits.

(a) The Scribe Disclosure Schedule 4.29 lists each Employee Benefit Plan that Scribe maintains, to which Scribe contributes, or with respect to which Scribe has any liability.

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(i) To the Knowledge of Scribe Shareholder, each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all respects with the applicable requirements of ERISA and the Code, except where the failure to comply would not have a Material Adverse Effect.

(ii) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been made to each such Employee Benefit Plan that is an Employee Pension Benefit Plan. All premiums or other payments that are due have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

(iii) Each such Employee Benefit Plan that is intended to meet the requirements of a ‘‘qualified plan’’ under Code §401(a) has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code §401(a).

(b) Scribe does not maintain, sponsor or contribute to any Employee Pension Benefit Plan that is a ‘‘defined benefit plan’’ (as defined in ERISA §3(35)).

4.30 Environmental Matters.

(a) To the Knowledge of Scribe Shareholder, Scribe is in compliance with Environmental Requirements, except for such non-compliance as would not have a Material Adverse Effect.

(b) To the Knowledge of Scribe Shareholder, Scribe has not received any written notice, report, or other information regarding any actual or alleged material violation of Environmental Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise), including any investigatory, remedial, or corrective obligations, relating to Scribe or Scribe’s facilities arising under Environmental Requirements, the subject of which would have a Material Adverse Effect.

(c) This Section 4.30 (c) contains the sole and exclusive representations and warranties of each Scribe Shareholder with respect to any environmental matters, including without limitation any arising under any Environmental Requirements.

4.31 Certain Business Relationships with Scribe. Scribe Shareholder has not been involved in any material business arrangement or relationship with Scribe within the past 12 months other than employment agreements, the Scribe Warrants and the Scribe Shareholder Agreement. None of Scribe Shareholders owns any material asset, tangible or intangible, that is used in the business of Scribe.

4.32 Disclaimer of Other Representations and Warranties. Except as expressly set forth in this Section 4, Scribe Shareholder makes no representations or warranties, express or implied, at law or in equity, in respect of Scribe, or any of their respective assets, liabilities or operations, including with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed. GEE hereby acknowledges and agrees that, except to the extent specifically set forth in this section, GEE is purchasing the Scribe Shares on an ‘‘as-is, where-is’’ basis.

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5. COVENANTS OF COMPANY.

5.1 Certain Covenants of the Company. While any Preferred Shares are outstanding, the Company will:

(a) maintain adequate property and business insurance and directors and officers liability insurance of at least $5,000,000 aggregate;

(b) comply with all applicable laws, rules, and regulations;

(c) preserve, protect, and maintain its corporate existence; its rights, franchises, and privileges; maintain its NYSE listing and represents that it has and will maintain its ability to file Form S-3 or its equivalent, and keep and preserve all properties necessary or useful to the proper conduct of its business;

(d) submit all reports required under Section 1202(d)(1)(C) of the Internal Revenue Code and the regulations promulgated thereunder;

(e) cause all key employees to execute and deliver non-competition, non-solicitation, non-hire, non-disclosure, and assignment of inventions agreements for a term of their employment with the Company plus at least one (1) year in a form reasonably acceptable to the board of directors;

(f) not enter into related party transactions without the consent of a majority of disinterested directors;

(g) reimburse all reasonable out-of-pocket travel-related expenses of the directors nominated by the holders of the Preferred Shares;

(h) provide all information and materials, including, without limitation, all internal management documents, reports of operations, reports of adverse developments, copies of any management letters, communications with shareholders or directors, and press releases and registration statements, as well as access to all senior managers as reasonably requested by holders of the Preferred Shares. In addition, the Company will provide the holders of the Preferred Shares with unaudited monthly and quarterly and audited yearly financial statements, as well as an annual budget.

5.2 Payment for Legal Opinions and Removal of Legends. The Company shall cover all costs associated with removal of any securities act restrictive legends, including, without limitation, the cost of replacement certificates and opinion or letter of Company counsel to the transfer agent, as well as delivery costs, for all Preferred Shares issued in the Exchange and the shares of GEE Common Stock that the Preferred Shares may be converted into.

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5.3 Board Seat and Officer Positions. Derek Dewan will be elected to be a member of the Company’s Board of Directors at Closing. Additionally, at Closing (i) Derek Dewan will be appointed as Chief Executive Officer of the Company and Chairman of the Board of the Company, and Alex Stuckey will be appointed as President and Chief Operating Officer of the Company.

5.4 INTENTIONALLY OMITTED

5.5 Insider Information. The Company shall not provide to Scribe Shareholder or its managers or control persons any information that would be deemed confidential or “insider” information in accordance with Fair Disclosure, Regulation FD (17 CFR Parts 240,242, and 249). To the extent that the Company or its management provide Scribe Shareholder or its Affiliates with any non-public information, the Scribe Shareholder may advise the Company of its becoming aware of such information and, the Company shall make all appropriate filings and public disclosures as it deems are reasonably necessary from time to time in order to ensure that Scribe Shareholder does not have confidential information which is not otherwise disseminated to the public by the Company on Form 8-K, press release or other disclosure SEC Reports.

5.6 Filing of Reports. For so long as the Scribe Shareholders own fifty-one percent (51%) or more of the Preferred Shares (or shares of GEE Common Stock assuming conversion of the Preferred Shares) acquired hereby, the Company shall file on a timely basis, any and all SEC Reports or amendments thereto, as it is required to file in order to remain fully current with all of its reporting obligations under the Exchange Act so as to enable sales without resale limitations, pursuant to Rule 144, as amended (“Rule 144 Sales”). The Company shall pay for all opinions or similar letters to its transfer agent, as well as pay for all transfer agent costs, relating to the removal of the Rule 144 restrictive legend on share certificates representing the Preferred Shares or shares of GEE Common Stock resulting from the conversion of the Preferred Shares. For avoidance of doubt, all references herein to filings to be made on a “timely basis” shall include and mean, any extension periods permissible under Rule 12b-25 of the Exchange Act, provided that the Company has complied with such rule, but not beyond said extension date.

6. COVENANTS OF THE COMPANY AND SCRIBE SHAREHOLDER RELATING TO REGISTRATION.

6.1 Preferred Stock Certificate. The Company shall also at or before Closing pay to their stock transfer agent the cost of all Preferred Share certificates anticipated to be issued.

6.2 Registration Rights. For purposes of this Section 6.2, all references to the Scribe Shareholders shall be deemed to mean and include, the Scribe Shareholders, and their respective assigns as holders of the Preferred Shares or shares of GEE Common Stock issued upon conversion thereof (the “Registrable Securities”).

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(a) Registration. Beginning not sooner than one (1) year after the last Closing contemplated hereunder, if the holders of at least fifty-one percent (51%) of the Preferred Shares (including holders of equivalent shares of GEE Common Stock issued upon conversion thereof) approve, and if the Company has not previously nor is currently eligible to file a Form S-3 registration statement, nor have “piggyback” registration rights been available nor utilized, the holders of the Preferred Shares will have the right to demand, and upon such demand the Company shall file with the SEC, an “S-1” registration statement or its successor form or equivalent with an aggregate minimum gross offering price of at least $1,000,000, upon customary terms and conditions. The Company will not be obligated to file Form S-1 or its successor or equivalent registration form more often than once per fiscal year.

The Company shall provide to the holders of the Preferred Shares (including holders of equivalent shares of GEE Common Stock issued upon conversion thereof) unlimited “piggyback” registration rights on Company registrations subject to cutback at the underwriter’s discretion.

The holders of Preferred Shares (including holders of equivalent shares of GEE Common Stock issued upon conversion thereof) will also be entitled to file, and the Company shall provide, unlimited registrations on Form “S-3”, exercisable at any time the Company is eligible to use such form or its successor, with at least $1,000,000 in aggregate gross offering price upon initiation of the holder of at least fifty-one percent (51%) of the Preferred Shares (including holders of equivalent shares of GEE Common Stock issued upon conversion thereof) on customary terms and conditions. The Company will not be obligated to file more than one such registration statement during any six-month period.

The Company hereby agrees and covenants to use best efforts to obtain effectiveness of said registration statements (if any), and to maintain effectiveness of the same, continually for at least one (1) year following the effective date thereof.

(b) Registration Process. In connection with the registration of the Registrable Securities pursuant to Section 6.2(a), the Company shall:

(i) Prepare and file with the SEC the Registration Statement and such amendments (including post-effective amendments) to the Registration Statement and supplements to the prospectus included therein (a “Prospectus”) as the Company may deem necessary or appropriate and take all lawful action such that the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and that the Prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the period commencing on the effective date of the Registration Statement and ending on the date on which all of the Registrable Securities may be sold to the public without registration under the Securities Act in reliance on Rule 144 (the “Registration Period”) include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

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(ii) Comply with the provisions of the Securities Act with respect to the Registrable Securities covered by the Registration Statement until the earlier of (A) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by each Scribe Shareholder as set forth in the Prospectus forming part of the Registration Statement or (B) the date on which the Registration Statement is withdrawn;

(iii) Furnish to each Scribe Shareholder and its legal counsel identified to the Company (A) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement, each Prospectus, and each amendment or supplement thereto, and (B) such number of copies of the Prospectus and all amendments and supplements thereto and such other documents, as the Scribe Shareholder may reasonably request in order to facilitate the disposition of the Registrable Securities;

(iv) Register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions as the Scribe Shareholders reasonably request, prepare and file in such jurisdictions such amendments (including post effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, take all such other lawful actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and take all such other lawful actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (B) subject itself to general taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(v) As promptly as practicable after becoming aware of such event, notify each Scribe Shareholder of the occurrence of any event, as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to the Registration Statement and supplement to the Prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement and amendment to each Scribe Shareholder as such Scribe Shareholder may reasonably request;

(vi) As promptly as practicable after becoming aware of such event, notify each Scribe Shareholder (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any stop order or other suspension of the effectiveness of the Registration Statement and take all lawful action to effect the withdrawal, rescission or removal of such stop order or other suspension;

(vii) Take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Scribe Shareholder of its Registrable Securities in accordance with the intended methods therefor provided in the Prospectus which are customary under the circumstances; and

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(viii) Cooperate with the Scribe Shareholders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Registration Statement, which certificates shall, if required under the terms of this Agreement, be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any Scribe Shareholder may request and maintain a transfer agent for the Registrable Securities.

(c) Obligations and Acknowledgements of the Scribe Shareholders. In connection with the registration of the Registrable Securities, each Scribe Shareholder shall have the following obligations and hereby make the following acknowledgements:

(i) It shall be a condition precedent to the obligations of the Company to include the Registrable Securities in the Registration Statement that each Scribe Shareholder wishing to participate in the Registration Statement (A) shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and (B) shall execute such documents in connection with such registration as the Company may reasonably request. Prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Scribe Shareholder of the information the Company requires from such Scribe Shareholder (the “Requested Information”) if such Scribe Shareholder elects to have any of its Registrable Securities included in the Registration Statement. If a Scribe Shareholder notifies the Company and provides the Company the information required hereby prior to the time the Registration Statement is declared effective, the Company will file an amendment to the Registration Statement that includes the Registrable Securities of such Scribe Shareholder provided, however, that the Company shall not be required to file such amendment to the Registration Statement at any time less than five (5) business days prior to the effective date.

(ii) Each Scribe Shareholder agrees to cooperate with the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Scribe Shareholder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement;

(iii) Each Scribe Shareholder agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 6.2(b)(v) or 6.2(b)(vi), such Scribe Shareholder shall immediately discontinue its disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Scribe Shareholder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6.2(b)(v) and, if so directed by the Company, the Scribe Shareholder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Scribe Shareholder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice; and

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(iv) Each Scribe Shareholder acknowledges that it may be deemed to be a statutory underwriter within the meaning of the Securities Act with respect to the Registrable Securities being registered for resale by it, and if a Scribe Shareholder includes Registrable Securities for offer and sale within a Registration Statement such Scribe Shareholder hereby consents to the inclusion in such Registration Statement of a disclosure to such effect.

(d) Expenses of Registration. All expenses incurred in connection with registrations, filings or qualifications pursuant to this Section 6.2, including, without limitation, all registration, listing, and qualifications fees, printing and engraving fees, accounting fees, underwriting discounts and the fees and disbursements of legal counsel, shall be borne by the Company.

(e) Indemnification and Contribution.

(i) Indemnification by the Company. The Company shall indemnify and hold harmless each Scribe Shareholder and each underwriter, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each Person who controls such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act (each such Person being sometimes hereinafter referred to as an “Indemnified Person”) from and against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company hereby agrees to reimburse such Indemnified Person for all reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim as and when such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (A) an untrue statement or alleged untrue statement made in, or an omission or alleged omission from, such Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein or (B) in the case of the occurrence of an event of the type specified in Section 6.2(b)(v), the use by the Indemnified Person of an outdated or defective Prospectus after the Company has provided to such Indemnified Person an updated Prospectus correcting the untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage or liability.

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(ii) Indemnification by the Scribe Shareholders and Underwriters. Each Scribe Shareholder agrees, as a consequence of the inclusion of any of its Registrable Securities in a Registration Statement, and each underwriter, if any, which facilitates the disposition of Registrable Securities shall agree, severally and not jointly, as a consequence of facilitating such disposition of Registrable Securities to (A) indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as a director nominee of the Company), its officers who sign any Registration Statement and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the Prospectus), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Scribe Shareholder or underwriter expressly for use therein, and (B) reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Scribe Shareholder shall not be liable under this Section 6.2(e)(ii) for any amount in excess of the net proceeds paid to such Scribe Shareholder in respect of Registrable Securities sold by it.

(iii) Notice of Claims, etc. Promptly after receipt by a Person seeking indemnification pursuant to this Section 6.2(e) (an “Indemnified Party”) of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a “Claim”), the Indemnified Party promptly shall notify the Person against whom indemnification pursuant to this Section 6.2(e) is being sought (the “Indemnifying Party”) of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out of pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (A) the Indemnifying Party shall have agreed to pay such fees, costs and expenses, (B) the Indemnified Party shall reasonably have concluded that representation of the Indemnified Party by the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (C) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of

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such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in the preceding sentence, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of counsel for the Indemnified Party (together with appropriate local counsel). The Indemnified Party shall not, without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnifying Party from all liabilities with respect to such Claim or judgment or contain any admission of wrongdoing.

(iv) Contribution. If the indemnification provided for in this Section 6.2(e) is unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.2(e)(iv) were determined by pro rata allocation (even if the Scribe Shareholders or any underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6.2(e)(iv). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(v) Limitation on Scribe Shareholders’ and Underwriters’ Obligations. Notwithstanding any other provision of this Section 6.2(e), in no event shall (A) any Scribe Shareholder have any liability under this Section 6.2(e) for any amounts in excess of the dollar amount of the proceeds actually received by such Scribe Shareholder from the sale of Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are registered under the Securities Act and (B) any underwriter be required to undertake liability to any Person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to the Registration Statement.

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(vi) Other Liabilities. The obligations of the Company under this Section 6.2(e) shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 6.2(e) shall be in addition to any liability which such Indemnified Person may otherwise have to the Company. The remedies provided in this Section 6.2(e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to an Indemnified Party at law or in equity.

(f) Rule 144. With a view to making available to the Scribe Shareholders the benefits of Rule 144, the Company agrees to use its best efforts to:

(i) comply with the provisions of paragraph (c)(1) of Rule 144; and

(ii) file with the SEC in a timely manner all reports and other documents required to be filed by the Company pursuant to Section 13 or 15(d) under the 1934 Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any Scribe Shareholders, make available other information as required by, and so long as necessary to permit sales of, its Registrable Securities pursuant to Rule 144.

(g) Termination of Registration Rights. The registration rights granted in this Section 6.2 shall terminate with respect to a Registrable Security upon the date such security is first eligible to be resold without volume limitations pursuant to Rule 144 of the Securities Act.

7. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

7.1 Scribe Shareholders Pre-Closing Covenants.

(a) General. Each of the Scribe Shareholders will use his, her, or its reasonable best efforts to take all actions and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section 8 of this Agreement).

(b) Notices and Consents. Scribe Shareholders shall cause Scribe to give any notices to third parties, and shall cause Scribe to use its reasonable best efforts to obtain any third party consents, referred to in Section 4.16 of this Agreement above and the items set forth in Section 4.16 of the Scribe Disclosure Schedule.

(c) Operation of Business. Scribe Shareholders will not cause or permit Scribe to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.

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(d) Full Access. Each Scribe Shareholder will permit, and Scribe Shareholders will cause Scribe to permit, representatives of GEE (including legal counsel and accountants) to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Scribe, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to Scribe. GEE will treat and hold as such any Confidential Information it receives from any of Scribe Shareholders and Scribe in the course of the reviews contemplated by this Section 7.1(d), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to Scribe all tangible embodiments (and all copies) of the Confidential Information that are in its possession.

(e) Exclusivity. No Scribe Shareholder will (and Scribe Shareholders will not cause or permit Scribe to) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of Scribe (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that Scribe Shareholders, Scribe and its directors and officers will remain free to participate in any discussions or negotiations, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require.

7.2 GEE Pre-Closing Covenants.

(a) General. GEE will use its reasonable best efforts to take all actions and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section 7 of this Agreement). Without limiting the foregoing, GEE will file the requisite documents and use its reasonable best efforts to obtain the approvals from the NYSE MKT and SEC that are listed as closing conditions in Section 8 of this Agreement.

(b) Notices and Consents. GEE will give any notices to third parties, and will use its reasonable best efforts to obtain any third party consents, referred to in Section 3.5 of this Agreement above and the items set forth in Section 3.5 of the Company Disclosure Schedule.

(c) Operation of Business. GEE will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.

(d) Access. GEE will provide Derek Dewan and Alex Stuckey (the Scribe “Shareholders’ Representatives”) with access as reasonably requested by the Scribe Shareholders’ Representatives to the books, records, contracts and documents of GEE. The Scribe Shareholders’ Representatives, each of whom is signing this Agreement, agree that they will treat and hold as such any Confidential Information it receives from GEE in the course of the reviews contemplated by this Section 7.2(d), and will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to GEE all tangible embodiments (and all copies) of the Confidential Information that are in the Scribe Shareholders’ Representatives’ possession.

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(e) Exclusivity. GEE will not solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of GEE (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that GEE, its directors and officers will remain free to participate in any discussions or negotiations, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require.

7.3 Notice of Developments.

(i) Any Scribe Shareholder may elect at any time to notify GEE of any development causing a breach of any of the representations and warranties in Section 4 above. Unless GEE has the right to terminate this Agreement pursuant to Section 9.1 (ii) below by reason of the development and exercises that right within the period of 10 business days referred to in Section 9.1 (ii) below, the written notice pursuant to this Section 7.3 (i) will be deemed to have amended the Scribe Disclosure Schedule, to have qualified the representations and warranties contained in Section 4 above, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.

(ii) Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his, her, or its own representations and warranties in Section 3 or 4 above. No disclosure by any Party pursuant to this Section 7.3 (ii), however, shall be deemed to amend or supplement any Disclosure Schedule or to prevent or cure any misrepresentation or breach of warranty.

8. CONDITIONS

8.1 Conditions Precedent to the Obligation of the Company to Close and to Issue the Preferred Shares. The obligation hereunder of the Company to close and issue the Preferred Shares to the Scribe Shareholders at a Closing is subject to the satisfaction or waiver, at or before such Closing of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in their sole discretion.

(a) Accuracy of the Scribe Shareholder’s Representations and Warranties. The representations and warranties of each Scribe Shareholder shall be true and correct in all material respects as of the date when made and as of such Closing as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

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(b) Performance by the Scribe Shareholders. Each Scribe Shareholder shall have performed, satisfied, and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Scribe Shareholder at or prior to such Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Delivery of Scribe Shares. The Scribe Shares shall be delivered at the Closing in accordance with the terms hereof.

(e) Delivery of Scribe Warrants. The Scribe Warrants shall be delivered at the Closing to GEE in accordance with the terms hereof.

(f) Delivery of Transaction Documents. The Transaction Documents shall have been duly executed and delivered by the Scribe Shareholders to the Company.

(g) AMEX Approval. The Company shall have filed an additional listing application with the NYSE MKT for the GEE Common Stock underlying the Preferred Shares and the GEE Warrants, and shall have received the approval from the NYSE MKT for said listing.

(h) SEC Approval. The Company shall have filed either a preliminary proxy statement or preliminary information statement with the SEC, shall have received clearance from the SEC with respect to same, shall have filed a definitive proxy statement or definitive information statement, as the case may be, and any applicable waiting period thereafter under applicable law shall have run.

(i) Keltic Approval. Keltic Financial Partners II, LP shall have approved the acquisition of Scribe as set forth in this Agreement.

8.2 Conditions Precedent to the Obligation of the Scribe Shareholders to Close and to Exchange the Scribe Shares. The obligation hereunder of the Scribe Shareholders to close and exchange the Scribe Shares and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before such Closing, of each of the conditions set forth below.

(a) Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all material respects as of such Closing, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such Closing.

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(c) No Suspension, Etc. Trading in the GEE Common Stock of the Company shall not have been suspended by the SEC and the shares of GEE Common Stock of the Company shall be eligible for trading and listing on the NYSE MKT.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been initiated, against the Company, or any of the officers, directors or Affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f) Preferred Shares. At the Closing, the Company shall have delivered to the Scribe Shareholders the Preferred Shares along with all appropriate board resolutions or other necessary documentation in order to issue the Preferred Shares in such denominations as Scribe Shareholder may request. The Company shall also deliver this Agreement, duly executed by the Company.

(g) GEE Warrants. At the Closing, the Company shall have delivered to the holders of the Scribe Warrants the GEE Warrants along with all appropriate board resolutions and all necessary documentation as the holders of the Scribe Warrants may request. The registration rights with respect to the GEE Common Stock issued on exercise of the GEE Warrants shall be substantially the same as for the GEE Common Stock issued on the conversion of the Preferred Stock.

(h) Material Adverse Effect. No Material Adverse Effect shall have occurred since December 31, 2013, and shall be continuing as of such Closing.

9. TERMINATION.

9.1 Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

(i) GEE and Scribe Shareholders may terminate this Agreement by mutual written consent at any time prior to the Closing;

(ii) GEE may terminate this Agreement by giving written notice to Scribe Shareholders at any time prior to the Closing in the event (A) any of Scribe Shareholders has within the then previous 10 business days given GEE any notice pursuant to Section 7.3 (i) above and (B) the development that is the subject of the notice has had a Material Adverse Effect;

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(iii) GEE may terminate this Agreement by giving written notice to Scribe Shareholders at any time prior to the Closing (A) in the event any Scribe Shareholder has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, GEE has notified Scribe Shareholders of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before April 1, 2015, by reason of the failure of any condition precedent under Section 8.1 hereof (unless the failure results primarily from GEE itself breaching any representation, warranty, or covenant contained in this Agreement); and

(iv) Scribe Shareholders may terminate this Agreement by giving written notice to GEE at any time prior to the Closing (A) in the event GEE has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, any Scribe Shareholder has notified GEE of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before April 1, 2015, by reason of the failure of any condition precedent under Section 8.2 hereof (unless the failure results primarily from any Scribe Shareholder breaching any representation, warranty, or covenant contained in this Agreement).

9.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 9.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in this Agreement shall survive termination.

10. REMEDIES FOR BREACHES OF THIS AGREEMENT.

10.1 Survival of Representations and Warranties and Covenants.

(a) All of the representations and warranties of Scribe Shareholders contained in Section 4 above shall survive the Closing hereunder (unless GEE knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a survival period of six (6) months thereafter and then expire.

(b) All of the representations and warranties of GEE contained in Section 3 above shall survive the Closing and continue in full force and effect for a survival period of six (6) months thereafter and then expire.

(c) All of the covenants of the Parties shall survive the Closing and continue in full force and effect for a survival period equal to the applicable statute of limitations.

10.2 Indemnification Provisions for GEE’s Benefit.

(a) In the event any Scribe Shareholder breaches any of his, her, or its representations, warranties, and covenants contained herein (other than the covenants in Section 1.2 above and Section 6 above, and the representations and warranties in Sections 4.1 and 4.2 above), and, provided that GEE makes a written claim for indemnification against any Scribe Shareholder pursuant to the notice provisions of this Agreement within the survival period (if there is an applicable survival period pursuant to Section 10.1 above), then

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each Scribe Shareholder shall indemnify GEE from and against its Allocable Portion of any Adverse Consequences GEE shall suffer until the Adverse Consequences caused proximately by the breach (i) after GEE has suffered Adverse Consequences by reason of all such breaches in excess of a $200,000 aggregate deductible (the “Aggregate Deductible”, only after which point Scribe Shareholders will be obligated to indemnify GEE from and against further such Adverse Consequences) or thereafter (ii) until and only to the extent the Adverse Consequences GEE has suffered by reason of all such breaches reach a $1,000,000 aggregate ceiling (after which point Scribe Shareholders will have no obligation to indemnify GEE from and against further such Adverse Consequences).

(b) In the event any Scribe Shareholder breaches any of his, her, or its covenants in Section 1.2 above or any of his, her, or its representations and warranties in Sections 4.1 and 4.2 above, and provided that GEE makes a written claim for indemnification against such Scribe Shareholder pursuant to the notice provision of this Agreement within the survival period in Section 10.1 above, then such Scribe Shareholder shall indemnify GEE from and against the entirety of any Adverse Consequences GEE shall suffer through and after the date of the claim for indemnification caused proximately by such Scribe Shareholder’s breach.

10.3 Indemnification Provisions for Scribe Shareholders’ Benefit. In the event GEE breaches any of its representations, warranties, and covenants contained herein, and provided that any Scribe Shareholder makes a written claim for indemnification against GEE pursuant to the notice provisions of this Agreement within the survival period (if there is an applicable survival period pursuant to Section 10.1 above), then GEE shall indemnify each Scribe Shareholder from and against the entirety of any Adverse Consequences suffered caused proximately by the breach.

10.4 Matters Involving Third Parties.

(a) If any third party shall notify any Party (the “Protected Party”) with respect to any matter (a “Third-Party Claim”) which may give rise to a claim for indemnification against any other Party (the “Responsible Party”) under this Section 10, then the Protected Party shall promptly (and in any event within five (5) business days after receiving notice of the Third-Party Claim) notify each Indemnifying Party thereof in writing.

(b) Any Responsible Party will have the right at any time to assume and thereafter conduct the defense of the Third-Party Claim with counsel of his, her, or its choice reasonably satisfactory to the Protected Party; provided, however, that the Responsible Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Protected Party (not to be unreasonably withheld) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Protected Party.

(c) Unless and until a Responsible Party assumes the defense of the Third-Party Claim as provided in Section 10.4(b) above, however, the Protected Party may defend against the Third-Party Claim in any manner he, she, or it may reasonably deem appropriate.

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(d) In no event will the Protected Party consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of each of the Indemnifying Parties (not to be unreasonably withheld).

10.5 Determination of Adverse Consequences. All indemnification payments under this Section 10 shall be paid by the Responsible Party net of any Tax benefits and insurance coverage that may be available to the Protected Party. All indemnification payments under this Section 10 shall be deemed adjustments to the purchase price.

10.6 Exception for Section 6. Section 6 is not covered by this Section 10 (i.e. the covenants of the Company and Scribe Shareholders relating to registration).

10.7 Exclusive Remedy. GEE and Scribe Shareholders acknowledge and agree that the foregoing indemnification provisions in this Section 10 shall be the exclusive remedy of GEE and Scribe Shareholders with respect to Scribe, and the transactions contemplated by this Agreement.

11. MISCELLANEOUS.

11.1 Placement Agent’s Commissions; Sub-Agent’s Commissions. There are no placement agents, finders or other intermediaries in connection with the Exchange and neither the Company nor any Scribe Shareholder is paying or is required to pay any party a fee in connection with the Exchange.

11.2 Legal Fees. The Company shall be responsible for its legal fees and Scribe shall be responsible for the legal fees of the Scribe Shareholders.

11.3 Indemnification. Each Scribe Shareholder agrees to defend, indemnify and hold the Company harmless against any liability, costs or expenses arising as a result of any dissemination by such Scribe Shareholder of any of the Preferred Shares, or shares of GEE Common Stock issued upon conversion thereof, in violation of the Securities Act or applicable state securities law.

11.3 Governing Law. The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida. Each of the parties hereto and their assigns hereby consents to the exclusive jurisdiction and venue of the state or federal courts located in the County of Duval of the State of Florida with respect to any matter relating to this Agreement and performance of the parties’ obligations hereunder, the documents and instruments executed and delivered concurrently herewith or pursuant hereto and performance of the parties’ obligations thereunder and each of the parties hereto hereby consents to the personal jurisdiction of such courts and shall subject itself to such personal jurisdiction. Any action, suit or proceeding relating to such matters shall be commenced, pursued, defended and resolved only in such courts and any appropriate appellate court having jurisdiction to hear an appeal from any judgment entered in such courts. The parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Service of process in any action, suit or proceeding relating to such matters may be made and served within or outside the State of Florida by registered or certified mail to the parties and their representatives at their respective

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addresses specified in Section 9.7, provided that a reasonable time, not less than thirty (30) days, is allowed for response. Service of process may also be made in such other manner as may be permissible under the applicable court rules. THE PARTIES HERETO WAIVE TRIAL BY JURY.

11.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

11.5 Entire Agreement. This Agreement and the Schedules hereto, and the other documents delivered pursuant hereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

11.6 Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11.7 Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and a majority of the Scribe Shareholders, or, to the extent such amendment affects only one Scribe Shareholder, by the Company and such Scribe Shareholder. Any amendment or waiver effected in accordance with this Section 11.7 shall be binding upon each future holder of any security purchased under this Agreement (including securities into which such securities have been converted) and the Company.

11.8 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, or sent by facsimile and in each case with a confirming email (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested). If the notice or communication is sent to a Scribe Shareholder, it shall be sent at the address set forth in the signature page applicable to such Scribe Shareholder with a copy to Averitt & Alford, PA, 3010 South Third Street, Suite B, Jacksonville Beach, FL 32250, Attention Barry Averitt, Esq. If the notice or communication is sent to the Company, it shall be sent to the address set forth below:

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If to the Company:	General Employment Enterprises, Inc. 184 Shulman Blvd., Suite 420, Naperville, IL 60563 Email: andrew.norstrud@genp.com Attn: Andrew Norstrud, Chief Executive Officer

With a copy to:	Roetzel & Andress 350 East Las Olas Boulevard Las Olas Centre II, Suite 1150 Fort Lauderdale, FL 33303-30310 Email: cgage@ralaw.com Attention: Clint Gage, Esq.

11.9 Faxes, Electronic Mail and Counterparts. This Agreement may be executed in one or more counterparts. Delivery of an executed counterpart of the Agreement or any exhibit attached hereto by facsimile transmission or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

11.10 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

11.11 Further Assurances. At any time and from time to time after the Closing, upon reasonable request of the other, each party shall do, execute, acknowledge and deliver such further acts, assignments, transfers, conveyances and assurances as may be reasonably required for the more complete consummation of the transactions contemplated herein.

11.12 Legal Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys’ fees, including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

APPLICABLE ONLY IN THE EVENT ANY SHARES ARE SOLD TO FLORIDA RESIDENTS—FLORIDA LAW PROVIDES THAT WHEN SALES ARE MADE TO FIVE (5) OR MORE PERSONS IN FLORIDA, ANY SALE MADE IN FLORIDA IS VOIDABLE BY THE SCRIBE SHAREHOLDER WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH SCRIBE SHAREHOLDER TO THE COMPANY, AN AGENT OF THE COMPANY OR AN AUTHORIZED ESCROW AGENT

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OR WITHIN THREE (3) DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH SCRIBE SHAREHOLDER, WHICHEVER OCCURS LATER. PAYMENTS FOR TERMINATED SUBSCRIPTIONS VOIDED BY SCRIBE SHAREHOLDERS AS PROVIDED FOR IN THIS PARAGRAPH WILL BE PROMPTLY REFUNDED WITHOUT INTEREST. NOTICE SHOULD BE GIVEN TO THE COMPANY AT THE ADDRESS SPECIFIED HEREIN.

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“COMPANY OR GEE”

WITNESSES:	GENERAL EMPLOYMENT ENTERPRISES, INC.

By
President

“SCRIBE SHAREHOLDERS”

WITNESSES:

Mary Menze, individually

Address:

4378 Richmond Park Drive East
Jacksonville, FL 32224

WITNESSES:

Alex Stuckey, individually

Address:

13500 Sutton Park Drive South, Suite 204
Jacksonville, Florida 32224

WITNESSES:

Brittany M. Dewan, solely as Trustee of the
Derek E. Dewan Irrevocable Living Trust II
Dated the 27th of July, 2010

Address:

7003 Gaines Court
Jacksonville, Florida 32217

WITNESSES:

Allison Dewan, individually

Address:

13500 Sutton Park Drive South, Suite 204
Jacksonville, Florida 32224

WITNESSES:

Brittany M. Dewan, individually

Address:

7003 Gaines Court
Jacksonville, Florida 32217

“SCRIBE WARRANT HOLDERS”

WITNESSES:

Derek E. Dewan, individually

Address:

13500 Sutton Park Drive South, Suite 204
Jacksonville, Florida 32224

WITNESSES:

Mary Menze, individually

Address:

4378 Richmond Park Drive East
Jacksonville, FL 32224

WITNESSES:

Alex Stuckey, individually

Address:

13500 Sutton Park Drive South, Suite 204
Jacksonville, Florida 32224